------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   Form 8-K

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                    Date of Report (Date of earliest event
                           Reported): March 13, 2001


                            LEHMAN ABS CORPORATION
     ---------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)

            Delaware                    333-76627              13-3447441
-----------------------------------  ----------------     --------------------
  (State or Other Jurisdiction of      (Commission         (I.R.S. Employer
          Incorporation)               File Number)       Identification No.)

                         Three World Financial Center
                               200 Vesey Street
                           New York, New York 10022
       ----------------------------------------------------------------
                   (Address of Principal Executive Offices)
                                  (Zip Code)

       Registrant's telephone number, including area code (212) 526-7000
                                                          ----- --------

------------------------------------------------------------------------------

Item 5.       Other Events.
----          ------------

Filing of Pooling and Servicing Agreement and Contract Purchase Agreement.
-------------------------------------------------------------------------

     This Current Report on Form 8-K is being filed to file (1) a copy of the Pooling and Servicing Agreement dated as of February 1, 2001, among Origen Financial, Inc., as seller and servicer ("Origen"), Lehman ABS Corporation, as depositor ("LABS"), Vanderbilt Mortgage and Finance, Inc., as backup servicer, and LaSalle Bank National Association, as trustee (the "Pooling and Servicing Agreement"), in connection with the issuance Origen Manufactured Housing Contract Senior/Subordinate Asset-Backed Certificates, Series 2001-A (attached as Exhibit 4.1) and (2) a copy of the Contract Purchase Agreement dated as of February 1, 2001, among Origen, LABS and Bingham Financial Services Corp. (the "Contract Purchase Agreement"), in connection with the issuance of the Certificates (attached hereto as Exhibit 10.1).

Item 7.       Financial Statements, Pro Forma Financial
----          -----------------------------------------
              Information and Exhibits.
              ------------------------

(a)      Not applicable.

(b)      Not applicable.

(c)      Exhibits:

         4.1      Pooling and Servicing Agreement.

         10.1     Contract Purchase Agreement

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           LEHMAN ABS CORPORATION



                                           By: /s/ Samir A. Tabet
                                               -------------------------------
                                               Name:   Samir A. Tabet
                                               Title:  Senior Vice President



Dated:  March 27, 2001

                                 Exhibit Index
                                 -------------

Exhibit                                                               Page
-------                                                               ----


4.1   Pooling and Servicing Agreement..................................
10.1  Contract Purchase Agreement......................................

                 Exhibit 4.1: Pooling And Servicing Agreement
                 --------------------------------------------



                        POOLING AND SERVICING AGREEMENT

                                     among

                            LEHMAN ABS CORPORATION
                                 as Depositor

                            ORIGEN FINANCIAL, INC.
                            as Seller and Servicer

                     VANDERBILT MORTGAGE AND FINANCE, INC.
                              as Backup Servicer

                                      and

                       LASALLE BANK NATIONAL ASSOCIATION
                                  as Trustee


            Origen Manufactured Housing Contract Senior/Subordinate
                   Asset-Backed Certificates, Series 2001-A

                         Dated as of February 1, 2001


                               TABLE OF CONTENTS
                                                                                                           PAGE
                                                                                                           ----

                                                    ARTICLE I
                                                   DEFINITIONS

SECTION 1.01.    General.....................................................................................3
SECTION 1.02.    Specific Terms..............................................................................4
SECTION 1.03.    Calculations...............................................................................34

                                                   ARTICLE II
                                  ESTABLISHMENT OF TRUST; TRANSFER OF CONTRACTS

SECTION 2.01.    Closing....................................................................................34
SECTION 2.02.    Conditions to the Closing..................................................................35
SECTION 2.03.    Conveyance of the Subsequent Contracts.....................................................36
SECTION 2.04.    Acceptance by Trustee......................................................................38
SECTION 2.05.    REMIC Provisions...........................................................................39

                                                   ARTICLE III
                                         REPRESENTATIONS AND WARRANTIES

SECTION 3.01.    Representations and Warranties Regarding the Seller........................................41
SECTION 3.02.    Representations and Warranties Regarding Each Contract.....................................42
SECTION 3.03.    Reserved...................................................................................47
SECTION 3.04.    Representations and Warranties Regarding the Contracts in the Aggregate....................47
SECTION 3.05.    Representations and Warranties Regarding the Contract Files................................49
SECTION 3.06.    Repurchase of Contracts or Substitution  of Contracts for Breach of  Representations
                 and Warranties.............................................................................50
SECTION 3.07.    No Repurchase or Substitution Under Certain Circumstances..................................52

                                                   ARTICLE IV
                           PERFECTION OF TRANSFER AND PROTECTION OF SECURITY INTERESTS

SECTION 4.01.    Custody of Contracts.......................................................................52
SECTION 4.02.    Filings....................................................................................53
SECTION 4.03.    Name Change or Relocation..................................................................54
SECTION 4.04.    Chief Executive Office and Place of Incorporation..........................................54
SECTION 4.05.    Costs and Expenses.........................................................................54

                                                    ARTICLE V
                                             SERVICING OF CONTRACTS

SECTION 5.01.    Responsibility for Contract Administration.................................................54
SECTION 5.02.    Standard of Care...........................................................................55
SECTION 5.03.    Records....................................................................................55
SECTION 5.04.    Inspection; Computer Tape..................................................................55
SECTION 5.05.    Certificate Account........................................................................56
SECTION 5.06.    Enforcement................................................................................57
SECTION 5.07.    Trustee to Cooperate.......................................................................58
SECTION 5.08.    Costs and Expenses.........................................................................59
SECTION 5.09.    Maintenance of Insurance...................................................................59
SECTION 5.10.    Repossession...............................................................................60
SECTION 5.11.    Reserved...................................................................................61
SECTION 5.12.    Retitling; Security Interests..............................................................61
SECTION 5.13.    Covenants, Representations and Warranties of Servicer......................................62
SECTION 5.14.    Payment of Taxes...........................................................................64

                                                   ARTICLE VI
                                             REPORTS AND TAX MATTERS

SECTION 6.01.    Monthly Reports............................................................................64
SECTION 6.02.    Certificate of Servicing Officer...........................................................64
SECTION 6.03.    Other Data.................................................................................64
SECTION 6.04.    Annual Report of Accountants; Annual Statement of Compliance...............................65
SECTION 6.05.    Statements to Certificateholders...........................................................65
SECTION 6.06.    Payment of Taxes...........................................................................67
SECTION 6.07.    Reports to the Commission..................................................................68

                                                   ARTICLE VII
                                                SERVICE TRANSFER

SECTION 7.01.    Event of Termination.......................................................................69
SECTION 7.02.    Transfer...................................................................................70
SECTION 7.03.    Backup Servicer to Act, Appointment of Successor...........................................71
SECTION 7.04.    Notification to Certificateholders.........................................................72
SECTION 7.05.    Effect of Transfer.........................................................................72
SECTION 7.06.    Transfer of Certificate Account............................................................73

                                                  ARTICLE VIII
                                                    PAYMENTS

SECTION 8.01.    Monthly Payments...........................................................................73
SECTION 8.02.    Permitted Withdrawals from the Certificate Account.........................................74
SECTION 8.03.    Payments...................................................................................75
SECTION 8.04.    Monthly Advances...........................................................................78
SECTION 8.05.    The Servicer's  Purchase Option;  Auction Sale;  Additional  Principal  Distribution
                 Amount.....................................................................................79
SECTION 8.06.    Reserved...................................................................................81
SECTION 8.07.    Pre-Funding Account........................................................................81
SECTION 8.08.    The Distribution Account...................................................................82
SECTION 8.09.    Trustee Expense Reimbursement Account......................................................83

                                                   ARTICLE IX
                                                THE CERTIFICATES

SECTION 9.01.    The Certificates...........................................................................83
SECTION 9.02.    Registration of Transfer and Exchange of Certificates......................................84
SECTION 9.03.    No Charge; Disposition of Void Certificates................................................89
SECTION 9.04.    Mutilated, Destroyed, Lost or Stolen Certificates..........................................89
SECTION 9.05.    Persons Deemed Owners......................................................................90
SECTION 9.06.    Access to List of Certificateholders' Names and Addresses..................................90
SECTION 9.07.    Authenticating Agents......................................................................90

                                                    ARTICLE X
               INDEMNITIES; CERTAIN MATTERS RELATING TO THE SELLER, THE SERVICER AND THE DEPOSITOR

SECTION 10.01.   Seller's Indemnities.......................................................................90
SECTION 10.02.   Liabilities to Obligors....................................................................91
SECTION 10.03.   Tax Indemnification........................................................................91
SECTION 10.04.   Servicer's Indemnities.....................................................................91
SECTION 10.05.   Operation of Indemnities...................................................................92
SECTION 10.06.   Liability of the Seller, the Servicer, the Backup Servicer and the Depositor...............92
SECTION 10.07.   Merger or  Consolidation  of, or Assumption of the Obligations  of, the Seller,  the
                 Servicer, the Backup Servicer or the Depositor.............................................92
SECTION 10.08.   Limitation on Liability of Servicer, the Backup Servicer, Others. .........................92
SECTION 10.09.   Servicer and Backup Servicer Not to Resign.................................................93

                                                   ARTICLE XI
                                                   THE TRUSTEE

SECTION 11.01.   Duties of Trustee..........................................................................94
SECTION 11.02.   Certain Matters Affecting the Trustee......................................................95
SECTION 11.03.   Trustee Not Liable for Certificates or Contracts...........................................96
SECTION 11.04.   Rights of Certificateholders to Direct Trustee and to Waive Event of Termination...........97
SECTION 11.05.   Trustee's Fees and Expenses................................................................97
SECTION 11.06.   Eligibility Requirements for Trustee.......................................................98
SECTION 11.07.   Resignation or Removal of Trustee..........................................................99
SECTION 11.08.   Successor Trustee..........................................................................99
SECTION 11.09.   Merger or Consolidation of Trustee........................................................100
SECTION 11.10.   Tax Returns...............................................................................100
SECTION 11.11.   Obligor Claims............................................................................100
SECTION 11.12.   Appointment of Co-Trustee or Separate Trustee.............................................101
SECTION 11.13.   Agents of Trustee.........................................................................102

                                                   ARTICLE XII
                                                  MISCELLANEOUS

SECTION 12.01.   Servicer  and  Backup  Servicer  Not to  Assign  Duties  or  Resign;  Delegation  of
                 Servicing Functions.......................................................................102
SECTION 12.02.   Maintenance of Office or Agency...........................................................102
SECTION 12.03.   Termination...............................................................................102
SECTION 12.04.   Acts of Certificateholders................................................................104
SECTION 12.05.   Calculations..............................................................................105
SECTION 12.06.   Assignment or Delegation by Seller........................................................105
SECTION 12.07.   Amendment.................................................................................105
SECTION 12.08.   Notices...................................................................................107
SECTION 12.09.   Merger and Integration....................................................................109
SECTION 12.10.   Headings..................................................................................109
SECTION 12.11.   Governing Law.............................................................................109
SECTION 12.12.   Recordation of Agreement..................................................................109
SECTION 12.13.   Limitation on Rights of Certificateholders................................................109
SECTION 12.14.   Severability of Provisions................................................................110
SECTION 12.15.   Certificates Nonassessable and Fully Paid.................................................110
SECTION 12.16.   Third-Party Beneficiaries.................................................................110
SECTION 12.17.   Counterparts..............................................................................110
SECTION 12.18.   Effect of Headings and Table of Contents..................................................111

EXHIBIT A        FORM OF CLASS A CERTIFICATE...............................................................A-1
EXHIBIT B        FORM OF CLASS M-[1][2] CERTIFICATE........................................................B-1
EXHIBIT C-1      FORM OF CLASS B-1 CERTIFICATE...........................................................C-1-1
EXHIBIT C-2      FORM OF CLASS X CERTIFICATE.............................................................C-2-1
EXHIBIT C-3      FORM OF CLASS R CERTIFICATE.............................................................C-3-1
EXHIBIT D        FORM OF ASSIGNMENT........................................................................D-1
EXHIBIT E        FORM OF CERTIFICATE OF OFFICER............................................................E-1
EXHIBIT F        FORM OF OPINION OF COUNSEL................................................................F-1
EXHIBIT G        FORM OF TRUSTEE'S ACKNOWLEDGEMENT.........................................................G-1
EXHIBIT H        FORM OF CUSTODIAN'S ACKNOWLEDGMENT........................................................H-1
EXHIBIT I        FORM OF CERTIFICATE OF SERVICING OFFICER..................................................I-1
EXHIBIT J        FORM OF INVESTMENT LETTER.................................................................J-1
EXHIBIT K        FORM OF TRANSFEROR CERTIFICATE............................................................K-1
EXHIBIT L-1      FORM OF CERTIFICATE REGARDING REPURCHASED CONTRACTS.....................................L-1-1
EXHIBIT L-2      FORM OF CERTIFICATE REGARDING SUBSTITUTED CONTRACTS.....................................L-2-1
EXHIBIT M        FORM OF REPRESENTATION LETTER.............................................................M-1
EXHIBIT N        FORM OF MONTHLY REPORT....................................................................N-1
EXHIBIT O        FORM OF ADDITION NOTICE...................................................................O-1
EXHIBIT P        FORM OF SUBSEQUENT TRANSFER INSTRUMENT....................................................P-1
EXHIBIT Q        FORM OF OFFICER'S CERTIFICATE (SUBSEQUENT TRANSFER).......................................Q-1
EXHIBIT R        FORM OF LETTER WITH RESPECT TO 1934 ACT REPORTING REQUIREMENTS............................R-1
EXHIBIT S        FORM OF ERISA REPRESENTATION LETTER.......................................................S-1
EXHIBIT T        FORM OF RESIDUAL TRANSFER AFFIDAVIT.......................................................T-1
EXHIBIT U        INELIGIBLE FORECLOSURE CONTRACT SCHEDULE..................................................U-1


          AGREEMENT, dated as of February 1, 2001, among Lehman ABS Corporation, a corporation organized and existing under the laws of the State of Delaware, as Depositor, (the "Depositor"), Origen Financial, Inc. (formerly known as Dynex Financial, Inc.), a corporation organized and existing under the laws of the State of Virginia, as the seller and the servicer (in such capacities, the "Seller" and the "Servicer"), Vanderbilt Mortgage and Finance, Inc., as the backup servicer (the "Backup Servicer") and LaSalle Bank National Association, a national banking association, not in its individual capacity but solely as Trustee (the "Trustee").

                             PRELIMINARY STATEMENT

          The Depositor is the owner of the Trust that is hereby conveyed to the Trustee in return for the Certificates. The Trust (exclusive of the Pre-Funding Account) for federal income tax purposes will consist of two REMICs (the "Subsidiary REMIC" and the "Master REMIC"). The Certificates will represent the entire beneficial ownership interest in the Trust. The assets of the Trust (exclusive of the Pre-Funding Account) will constitute the assets of the Subsidiary REMIC and the Subsidiary REMIC will issue eleven uncertificated regular interests that will be held as the sole assets of the Master REMIC. The Class R-1 and Class R-2 Interests will be the residual interests in each of the Subsidiary REMIC and the Master REMIC, respectively. The Class A, Class M, Class B and Class X Certificates will represent the "regular interests" in the Master REMIC and the Class R Certificates will represent the single "residual interest" in each of the Subsidiary REMIC and the Master REMIC. All interests created hereby will be retired on or before the Latest Possible Maturity Date, which shall be the Distribution Date in April 2035.

          The Subsidiary REMIC will be evidenced by the Class 1-Accrual Interest (the "REMIC 1 Accrual Class"), and the Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class 1-A-6, Class 1-A-7, Class 1-M-1, Class 1-M-2, Class 1-B-1 Interests (the "REMIC 1 Accretion Directed Classes"), which will be uncertificated and non-transferable and are hereby designated as the "regular interests" in the Subsidiary REMIC. The REMIC 1 Accrual Class and each REMIC 1 Accretion Directed Class are each hereby designated regular interests in the Subsidiary REMIC for federal income tax purposes and will have the following designations, initial principal balances, pass-through rates, and Corresponding Classes of the Master REMIC Certificates ("Corresponding Classes"):


================================ ================================= ===================== =========================
       REMIC 1 Interests                 Initial Balance            Pass-Through Rate      Corresponding Class
-------------------------------- --------------------------------- --------------------- -------------------------
     Class 1-A-1 Interest         (1/2initial Corresponding Class     Weighted Average              A-1
                                       Certificate Balance)         Net Contract Rate
-------------------------------- --------------------------------- --------------------- -------------------------
     Class 1-A-2 Interest         (1/2initial Corresponding Class     Weighted Average              A-2
                                       Certificate Balance)         Net Contract Rate
-------------------------------- --------------------------------- --------------------- -------------------------
     Class 1-A-3 Interest         (1/2initial Corresponding Class     Weighted Average              A-3
                                       Certificate Balance)         Net Contract Rate
-------------------------------- --------------------------------- --------------------- -------------------------
     Class 1-A-4 Interest         (1/2initial Corresponding Class     Weighted Average              A-4
                                       Certificate Balance)         Net Contract Rate
-------------------------------- --------------------------------- --------------------- -------------------------
     Class 1-A-5 Interest         (1/2initial Corresponding Class     Weighted Average              A-5
                                       Certificate Balance)         Net Contract Rate
-------------------------------- --------------------------------- --------------------- -------------------------
     Class 1-A-6 Interest         (1/2initial Corresponding Class     Weighted Average              A-6
                                       Certificate Balance)         Net Contract Rate
-------------------------------- --------------------------------- --------------------- -------------------------
     Class 1-A-7 Interest         (1/2initial Corresponding Class     Weighted Average              A-7
                                       Certificate Balance)         Net Contract Rate
================================ ================================= ===================== =========================
     Class 1-M-1 Interest         (1/2initial Corresponding Class     Weighted Average              M-1
                                       Certificate Balance)         Net Contract Rate
================================ ================================= ===================== =========================
     Class 1-M-2 Interest         (1/2initial Corresponding Class     Weighted Average              M-2
                                       Certificate Balance)         Net Contract Rate
================================ ================================= ===================== =========================
     Class 1-B-1 Interest         (1/2initial Corresponding Class     Weighted Average              B-1
                                       Certificate Balance)         Net Contract Rate
================================ ================================= ===================== =========================
   Class 1 Accrual Interest          (1/2(the sum of the Pool         Weighted Average              N/A
                                    Principal Balance and the       Net Contract Rate
                                        Pre-Funded Amount)
                                       plus1/2Closing Date
                                  Overcollateralization Amount)
================================ ================================= ===================== =========================


          On each Distribution Date, 50% of the increase in the Overcollateralization Amount will be payable as a reduction of the principal balances of the REMIC 1 Accretion Directed Classes (each such Class will be reduced by an amount equal to 50% of any increase in the Overcollateralization Amount that is attributable to a reduction in the Class Principal Balance of its Corresponding Class) and will be accrued and added to the principal balance of the REMIC 1 Accrual Class. All payments of scheduled principal and prepayments of principal generated by the Contracts shall be allocated 50% to the REMIC 1 Accrual Class, and 50% to the REMIC 1 Accretion Directed Classes (principal payments shall be allocated among such REMIC 1 Accretion Directed Classes in an amount equal to 50% of the principal amounts allocated to their respective Corresponding Classes), until paid in full. Notwithstanding the above, principal payments that are attributable to an Overcollateralization Release Amount shall be allocated to the REMIC 1 Accrual Class (until paid in full) and payable to the Class X Certificates. Realized losses shall be applied such that after all distributions have been made on each Distribution Date (i) the principal balances of each of the REMIC 1 Accretion Directed Classes is equal to 50% of the Class Principal Balance of its respective Corresponding Class, and the REMIC 1 Accrual Class is equal to 50% of the aggregate principal balance of the Contracts plus 50% of the Overcollateralization Amount.

          The following table sets forth characteristics of the Certificates, each of which, except for the Class R Certificates, is hereby designated a "regular interest" in the Master REMIC, together with the minimum denominations and integral multiples in excess thereof in which such Classes shall be issuable (except that one Certificate of each Class of Certificates may be issued in a different amount and, in addition, one Class R Certificate representing the Tax Matters Person Certificate may be issued in a different amount):


================== ======================= ======================= ===================== ===========================
                   Initial Class           Pass-Through Rate       Minimum Denomination  Integral Multiples in
                   Certificate Balance                                                   Excess of Minimum
------------------ ----------------------- ----------------------- --------------------- ---------------------------
Class A-1                     $27,100,000          5.17%                    $1,000                   $1
------------------ ----------------------- ----------------------- --------------------- ---------------------------
Class A-2                      $6,700,000          5.49%                    $1,000                   $1
------------------ ----------------------- ----------------------- --------------------- ---------------------------
Class A-3                      $8,800,000          5.83%                    $1,000                   $1
------------------ ----------------------- ----------------------- --------------------- ---------------------------
Class A-4                     $29,550,000          6.44%                    $1,000                   $1
------------------ ----------------------- ----------------------- --------------------- ---------------------------
Class A-5                     $19,700,000         7.08%(1)                  $1,000                   $1
------------------ ----------------------- ----------------------- --------------------- ---------------------------
Class A-6                     $15,200,000       7.65%(1)(2)                 $1,000                   $1
------------------ ----------------------- ----------------------- --------------------- ---------------------------
Class A-7                     $20,000,000       6.66%(1)(2)                 $1,000                   $1
------------------ ----------------------- ----------------------- --------------------- ---------------------------
Class M-1                     $14,437,500         7.82%(1)                  $1,000                   $1
------------------ ----------------------- ----------------------- --------------------- ---------------------------
Class M-2                     $12,787,500         8.30%(1)                  $1,000                   $1
------------------ ----------------------- ----------------------- --------------------- ---------------------------
Class B-1                      $9,075,000         8.68%(1)                  $1,000                   $1
------------------ ----------------------- ----------------------- --------------------- ---------------------------
Class X                               (3)           (4)                        N/A                  N/A
------------------ ----------------------- ----------------------- --------------------- ---------------------------
Class R                                $0           N/A                        20%                  N/A
================== ======================= ======================= ===================== ===========================


(1) As to any Distribution Date, this rate shall equal the lesser of (x) the fixed rate per annum set forth above and (y) the Weighted Average Net Contract Rate.

(2) After the Optional Termination Date, the Pass-Through Rate on the Class A-6 Certificates shall increase to the lesser of (a) 8.15% per annum and (b) the Weighted Average Net Contract Rate. After the Optional Termination Date, the Pass-Through Rate on the Class A-7 Certificates will increase to the lesser of (a) 7.16% per annum and (b) the Weighted Average Net Contract Rate.

(3) On each Distribution Date, the Class X Certificates will have a notional balance equal to the Pool Principal Balance.

(4) As to any Distribution Date, the Pass-Through Rate for the Class X Certificates shall equal the excess of: (i) the Weighted Average Adjusted Net Contract Rate, less with respect to each of the first three Distribution Dates, 0.77% over (ii) the product of: (A) two and (B) the weighted average Pass-Through Rate of the REMIC 1 Regular Interests, where the REMIC 1 Accrual Class is subject to a cap equal to zero and each REMIC 1 Accretion Directed Class is subject to a cap equal to the Pass-Through Rate on its Corresponding Class.

          In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     SECTION 1.01. General.

          For the purpose of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the terms defined in this
Article include the plural as well as the singular, the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, and Section references refer to Sections of the Agreement.

     SECTION 1.02. Specific Terms.

          "Accrual Period": With respect to any Distribution Date and Class of Certificates, the period from the preceding Distribution Date (or the Closing Date for the first Distribution Date) through and including the day preceding the current Distribution Date.

          "Addition Notice" means, with respect to each transfer of Subsequent Contracts to the Trust pursuant to Section 2.03 of this Agreement, a notice, substantially in the form of Exhibit O, which shall be given not less than five Business Days prior to the related Subsequent Transfer Date, of the Seller's designation of Subsequent Contracts to be sold to the Trust and the aggregate Cut-off Date Principal Balances of such Subsequent Contracts.

          "Additional Contract" means a Contract identified in the List of Contracts that is not an Initial Contract or a Subsequent Contract.

          "Additional Principal Distribution Amount" means, as to any Distribution Date, the lesser of (1) the Distributable Excess Spread and (2) the Overcollateralization Deficiency Amount.

          "Additional Reimbursement Account Deposit Amount" means (1) with respect to any Distribution Date prior to the occurrence of a Trustee Expense Reimbursement Trigger Event, the excess of $60,000 over the amount on deposit in the Trustee Expense Reimbursement Account and (2) with respect to any Distribution Date on or after the occurrence of a Trustee Expense Reimbursement Trigger Event, the excess of $120,000 over the amount on deposit in the Trustee Expense Reimbursement Account, each being calculated after giving effect to the Required Trustee Reimbursement Account Deposit Amount for that Distribution Date.

          "Adjusted Amount Available" means, as to any Distribution Date, the sum of the Amount Available and any amount withdrawn from the Pre-Funding Account and deposited in the Distribution Account on such Distribution Date.

          "Adjusted Certificate Principal Balance" means, as of any Distribution Date, the sum of the Class A Principal Balance, the Class M-1 Adjusted Principal Balance, the Class M-2 Adjusted Principal Balance and the Class B-1 Adjusted Principal Balance as of that Distribution Date.

          "Advance Payment" means any payment by an Obligor in advance of the related Due Period in which it would be due under such Contract and which payment is not a Principal Prepayment.

          "Affiliate" of any specified Person means any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" or "controlled" have meanings correlative to the foregoing.

          "Agreement" means this Pooling and Servicing Agreement, as the same may be amended or supplemented from time to time.

          "Amount Available" means, as to any Distribution Date, an amount equal to

          (a)  the sum of

               (i) the amount on deposit in the Certificate Account as of the close of business on the last day of the related Due Period,

               (ii) any amounts required to be deposited in the Distribution Account on the Business Day immediately preceding such Distribution Date pursuant to Section 5.09, and

               (iii) the amount of any Monthly Advance for such Distribution Date, minus

          (b) amounts permitted to be withdrawn by the Servicer from he Certificate Account pursuant to clauses (b) - (f), inclusive, of
               Section 8.02 as of the close of business on the Business Day preceding such Distribution Date.

          "Applicants" has the meaning assigned in Section 9.06.

          "Appraised Value" means, with respect to any Manufactured Home, the value of such Manufactured Home as determined by a professional appraiser (who may be an employee of the Servicer).

          "Assumption Fee" means any assumption or other similar fee paid by the Obligor on a Contract.

          "Auction Date" has the meaning assigned in Section 8.05(e).

          "Authenticating Agent" means any authenticating agent appointed pursuant to Section 9.07.

          "Average Sixty-Day Delinquency Ratio" means the arithmetic average of the Sixty-Day Delinquency Ratios for such Distribution Date and for the two immediately preceding Distribution Dates.

          "Backup Servicer" means Vanderbilt Mortgage and Finance, Inc. its successors in interest or any successor servicer appointed as herein provided.

          "Backup Servicing Fee" means with respect to any Distribution Date, an amount equal to $5,000 per month for months 1 through 84 after the Closing Date, $4,000 per month for months 85 through 168 and $3,000 per month thereafter. The Backup Servicing Fee shall be payable by the Servicer pursuant to Section 8.03(a). Upon the occurrence of a Service Transfer as contemplated by Section 7.01, payment of the Backup Servicing Fee shall cease and the Backup Servicer, in its role as Servicer hereunder, shall be paid the Monthly Servicing Fee. In addition, the Backup Servicer shall be entitled to an initial commitment fee of $25,000.

          "Backup Servicing Fee Rate" means for any Distribution Date a per annum rate expressed as the product of 12 and a fraction the numerator of which is the Backup Servicing Fee for that Distribution Date and the denominator of which is the Pool Principal Balance as of the first day of the related Due Period.

          "Book-Entry Certificate" means any Certificate registered in the name of the Depository or its nominee ownership of which is reflected on the books of the Depository or on the books of a person maintaining an account with such Depository (directly or as an indirect participant in accordance with the rules of such Depository).

          "Business Day" means any day other than (a) a Saturday or a Sunday, or (b) a day on which banking institutions in the States of New York, Virginia, Michigan or the state in which the Corporate Trust Office is located are authorized or obligated by law, executive order or governmental decree to be closed.

          "Certificate Account" means the account established and maintained pursuant to Section 5.05.

          "Certificate Owner" means the person who is the beneficial owner of a Book-Entry Certificate.

          "Certificate Register" means the register maintained pursuant to
Section 9.02.

          "Certificate Registrar" or "Registrar" means the registrar appointed pursuant to Section 9.02.

          "Certificateholder" or "Holder" means the person in whose name a Certificate is registered on the Certificate Register, except that, solely for the purposes of giving any consent, waiver, request or demand pursuant to this Agreement, any Regular Certificate registered in the name of the Depositor, the Seller, the Servicer or any of their Affiliates shall be deemed not to be outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite Percentage Interest necessary to effect any such consent, request, waiver or demand has been obtained; provided, however, that, solely for the purpose of determining whether the Trustee is entitled to rely upon any such consent, waiver, request or demand, only Regular Certificates which the Trustee knows to be so owned shall be so disregarded.

          "Certificates" means the Class A, Class M, Class B, Class X and Class R Certificates, collectively.

          "Class A," "Class M," "Class B," or "Class X" means pertaining to each Class of Class A Certificates, Class M Certificates, Class B and/or Class X Certificates, as the case may be.

          "Class A Certificate" means any one of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-7 Certificates executed and delivered by the Trustee substantially in the form set forth in Exhibit A and evidencing an interest designated as a "regular interest" in the Master REMIC for purposes of the REMIC Provisions.

          "Class A Distribution Amount" means, as to any Distribution Date, the lesser of (a) the Adjusted Amount Available for such Distribution Date (less any amounts paid to the Trustee, the Servicer or the Backup Servicer pursuant to Section 8.03(a)(1) through (2)) and (b) the Class A Formula Distribution Amount for such Distribution Date; provided that after the Class A-6 Cross-Over Date the Class A Distribution Amount shall be zero.

          "Class A Formula Distribution Amount" means, as to any Distribution Date, an amount equal to the sum of (a) interest (calculated in the manner specified in Section 1.03) at (i) the Class A-1 Pass-Through Rate on the Class A-1 Principal Balance, (ii) the Class A-2 Pass-Through Rate on the Class A-2 Principal Balance, (iii) the Class A-3 Pass-Through Rate on the Class A-3 Principal Balance, (iv) the Class A-4 Pass-Through Rate on the Class A-4 Principal Balance, (v) the Class A-5 Pass-Through Rate on the Class A-5 Principal Balance, (vi) the Class A-6 Pass-Through Rate on the Class A-6 Principal Balance, and (vii) the Class A-7 Pass-Through Rate on the Class A-7 Principal Balance, in each case calculated immediately prior to such Distribution Date, (b) the aggregate Unpaid Class A Interest Shortfall, if any, (c) the Class A Percentage of the Formula Principal Distribution Amount,
(d) any Unpaid Class A Principal Shortfall and (e) any Additional Principal Distribution Amount to be distributed to the Class A Certificates pursuant to
Section 8.03(a)(12); provided, however, that the aggregate of all amounts distributed for all Distribution Dates pursuant to clauses (c), (d) and (e) shall not exceed the sum of the Original Class A-l Principal Balance, the Original Class A-2 Principal Balance, the Original Class A-3 Principal Balance, the Original Class A-4 Principal Balance, the Original Class A-5 Principal Balance, the Original Class A-6 Principal Balance and the Original Class A-7 Principal Balance.

          "Class A Interest Distribution Amount" means, as to each Class of Class A Certificates and any Distribution Date, the sum of the amounts specified in clause (a)(i), (a)(ii), (a)(iii), (a)(iv), (a)(v), (a)(vi) and
(a)(vii), as applicable, of the definition of the term "Class A Formula Distribution Amount" plus the Unpaid Class A Interest Shortfall, if any, with respect to such Class.

          "Class A Interest Shortfall" means, as to any Distribution Date and with respect to each Class of Class A Certificates, the amount, if any, by which the amount distributed to Holders of such Class of Class A Certificates on such Distribution Date pursuant to Section 8.03(a)(3) is less than the Class A Interest Distribution Amount for such Class.

          "Class A Percentage" means, as to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the Class A Principal Balance and the denominator of which is the sum of (a) the Class A Principal Balance, (b) if the Class M-1 Distribution Test is satisfied, the Class M-1 Principal Balance, otherwise zero, (c) if the Class M-2 Distribution Test is satisfied, the Class M-2 Principal Balance, otherwise zero, and (d) if the Class B Distribution Test is satisfied, the Class B Principal Balance, otherwise zero.

          "Class A Principal Balance" means, as to any Distribution Date, the sum of the Class Principal Balances of the Class A Certificates.

          "Class A Principal Deficiency Amount" means, as to any Distribution Date, the amount, if any, by which the Pool Principal Balance plus any Pre-Funded Amount is less than the Class A Principal Balance.

          "Class A Principal Shortfall" means, as to any Distribution Date, the amount, if any, by which the amount distributed to Holders of Class A Certificates on such Distribution Date pursuant to Sections 8.03(a)(8)(i) and
(iii) is less than the Class A Percentage of the Formula Principal Distribution Amount for such Distribution Date.

          "Class A-1 Pass-Through Rate" means 5.17% per annum.

          "Class A-1/A-6 Pro Rata Percentage" means the fraction, expressed as a percentage, the numerator of which is the sum of the Class Principal Balances on the Closing Date of each of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates and Class A-6 Certificates and the denominator of which is the Class A Principal Balance on the Closing Date.

          "Class A-2 Pass-Through Rate" means 5.49% per annum.

          "Class A-3 Pass-Through Rate" means 5.83% per annum.

          "Class A-4 Pass-Through Rate" means 6.44% per annum.

          "Class A-5 Pass-Through Rate" means the lesser of (a) 7.08% per annum and (b) the Weighted Average Net Contract Rate.

          "Class A-6 Cross-Over Date" means the Distribution Date on which the Class A-6 Principal Balance (after giving effect to the distributions of principal on the Class A-6 Certificates on such Distribution Date) is reduced to zero.

          "Class A-6 Pass-Through Rate" means on every Distribution Date on or prior to the Optional Termination Date, the lesser of (a) 7.65% per annum and
(b) the Weighted Average Net Contract Rate. On every Distribution Date after the Optional Termination Date, the lesser of (a) 8.15% per annum and (b) the Weighted Average Net Contract Rate.

          "Class A-7 Pass-Through Rate" means on every Distribution Date on or prior to the Optional Termination Date, the lesser of (a) 6.66% per annum and
(b) the Weighted Average Net Contract Rate. On every Distribution Date after the Optional Termination Date, the lesser of (a) 7.16% per annum and (b) the Weighted Average Net Contract Rate.

          "Class A-7 Pro Rata Percentage" means the fraction, expressed as a percentage, the numerator of which is the Class Principal Balance on the Closing Date of the Class A-7 Certificates and the denominator of which is the Class A Principal Balance on the Closing Date.

          "Class B Certificate" means any one of the Class B-1 Certificates.

          "Class B Distribution Test" means, to be considered "satisfied" for any Distribution Date, that (i) such Distribution Date occurs in or after April 2005; (ii) the Pool Performance Test is satisfied and (iii) the fraction, expressed as a percentage, the numerator of which is the sum of the Class B Principal Balance and the Overcollateralization Amount as of such Distribution Date and the denominator of which is the Pool Principal Balance as of the immediately preceding Distribution Date, is equal to or greater than 17.500%.

          "Class B Percentage" means:

          (i) as to any Distribution Date on which the Class B Distribution Test is not satisfied and the Class A Principal Balance, the Class M-1 Principal Balance and the Class M-2 Principal Balance have not been reduced to zero, 0%, and

          (ii) as to any other Distribution Date, a fraction, expressed as a percentage, the numerator of which is the Class B Principal Balance and the denominator of which is the sum of (a) the Class A Principal Balance, (b) the Class M-1 Principal Balance,
                (c) the Class M-2 Principal Balance and (d) the Class B Principal Balance.

          "Class B-1 Adjusted Principal Balance" means, as of any Distribution Date, the Class B-1 Principal Balance as of that Distribution Date minus the Class B-1 Liquidation Loss Amount (if any) as of the prior Distribution Date.

          "Class B-1 Certificate" means any one of the Class B-1 Certificates executed and delivered by the Trustee substantially in the form set forth in Exhibit C-1 hereto and evidencing an interest designated as a "regular interest" in the Master REMIC for purposes of the REMIC Provisions.

          "Class B-1 Cross-Over Date" means the Distribution Date on which the Class B-1 Principal Balance (after giving effect to the distributions of principal on the Class B-1 Certificates on such Distribution Date) is reduced to zero.

          "Class B-1 Distribution Amount" means, as to any Distribution Date, the lesser of (a) the Adjusted Amount Available less the sum of (i) any amounts paid to the Trustee, the Backup Servicer or the Servicer pursuant to
Section 8.03(a)(1) through (2), (ii) the Class A Distribution Amount, (iii) the Class M-1 Distribution Amount, and (iv) the Class M-2 Distribution Amount and (b) the Class B-1 Formula Distribution Amount for such Distribution Date; provided that after the Class B-1 Cross-Over Date the Class B-1 Distribution Amount shall be zero.

          "Class B-1 Formula Distribution Amount" means, as to any Distribution Date, an amount equal to the sum of (a) interest (calculated in the manner specified in Section 1.03) at the Class B-1 Pass-Through Rate on the Class B-1 Adjusted Principal Balance as of such Distribution Date, (b) any Unpaid Class B-1 Interest Shortfall, (c) the Class B Percentage of the Formula Principal Distribution Amount, (d) any Unpaid Class B-1 Principal Shortfall,
(e) any Additional Principal Distribution Amount to be distributed to the Class B-1 Certificates pursuant to Section 8.03(a)(13), (f) any Class B-1 Liquidation Loss Interest Amount, and (g) any Unpaid Class B-1 Liquidation Loss Interest Shortfall; provided, however, that on the Class M-2 Cross-Over Date, the balance of any amounts that would have been distributable on such date pursuant to clauses (c), (d) and (e) of the term "Class M-2 Formula Distribution Amount" (assuming a sufficient Amount Available) but for the operation of the second proviso to such term shall instead be included in clause (c), (d) or (e) of this definition, as applicable; provided, further, that the aggregate of all amounts distributed pursuant to clauses (c), (d) and
(e) of this definition shall not exceed the Original Class B-1 Principal
Balance.

          "Class B-1 Interest Deficiency Amount" means, as to the Class B-1 Certificates and any Distribution Date, the difference, if any, between (i) the sum of the amounts described in clauses (a), (b), (f) and (g) of the definition of the term "Class B-1 Formula Distribution Amount" and (ii) the amount available for distribution to the Class B-1 Certificateholders pursuant to Section 8.03(a)(6)(i) and (ii) and Section 8.03(a)(11)(iii) and (iv) on such Distribution Date.

          "Class B-1 Interest Distribution Amount" means, as to any Distribution Date, the amount specified in clause (a) of the definition of "Class B-1 Formula Distribution Amount" plus the Unpaid Class B-1 Interest Shortfall, if any.

          "Class B-1 Interest Shortfall" means, as to any Distribution Date, the difference, if any, between (A) the sum of (i) the amount distributed to Holders of the Class B-1 Certificates on such Distribution Date pursuant to Sections 8.03(a)(6)(i) and (ii), and (ii) any amount distributed to the Holders of the Class B-1 Certificates pursuant to Section 8.03(d) on such Distribution Date, and (B) the Class B-1 Interest Distribution Amount for such Distribution Date.

          "Class B-1 Liquidation Loss Amount" means, as of any Distribution Date, the lesser of (x) the amount, if any, by which the sum of the Class A Principal Balance, the Class M-1 Principal Balance, the Class M-2 Principal Balance and the Class B-1 Principal Balance for such Distribution Date exceeds the sum of the Pre-Funded Amount plus the Pool Principal Balance for such Distribution Date (after giving effect to all distributions of principal on the Class A, Class M-1, Class M-2 and Class B-1 Certificates on such Distribution Date) and (y) the Class B-1 Principal Balance (after giving effect to all distributions of principal on the Class B-1 Certificates on such Distribution Date).

          "Class B-1 Liquidation Loss Interest Amount" means, as to any Distribution Date, an amount equal to interest (calculated in the manner specified in Section 1.03) at the Class B-1 Pass-Through Rate on the Class B-1 Liquidation Loss Amount (if any) for the immediately preceding Distribution Date.

          "Class B-1 Liquidation Loss Interest Shortfall" means, as to any Distribution Date, the amount, if any, by which the amount distributed to Holders of the Class B-1 Certificates on such Distribution Date pursuant to
Section 8.03(a)(11)(iii) is less than the Class B-1 Liquidation Loss Interest Amount for such Distribution Date.

          "Class B-1 Pass-Through Rate" means the lesser of (a) 8.68% per annum and (b) the Weighted Average Net Contract Rate.

          "Class B-1 Principal Balance" means, as to any Distribution Date, the Original Class B-1 Principal Balance less all amounts previously distributed to Holders of Class B-1 Certificates on account of principal.

          "Class B-1 Principal Shortfall" means, as to any Distribution Date, the amount, if any, by which the amount distributed to Holders of Class B-1 Certificates on such Distribution Date pursuant to Section 8.03(a)(11)(ii) is less than the amount described in clause (c) of the definition of the term "Class B-1 Formula Distribution Amount."

          "Class M Certificate" means any one of the Class M-1 or M-2 Certificates executed and delivered by the Trustee.

          "Class M-1 Adjusted Principal Balance" means, as to any Distribution Date, the Class M-1 Principal Balance as of that Distribution Date minus the Class M-1 Liquidation Loss Amount (if any) as of the prior Distribution Date.

          "Class M-1 Certificate" means any one of the Class M-1 Certificates executed and delivered by the Trustee substantially in the form set forth in Exhibit B and evidencing an interest designated as a "regular interest" in the Trust for the purposes of the REMIC Provisions.

          "Class M-1 Cross-Over Date" means the Distribution Date on which the Class M-1 Principal Balance (after giving effect to the distributions of principal on the Class M-1 Certificates on such Distribution Date) is reduced to zero.

          "Class M-1 Distribution Amount" means, as to any Distribution Date, the lesser of (a) the Adjusted Amount Available less the sum of (i) any amounts paid to the Trustee, the Backup Servicer and the Servicer pursuant to
Section 8.03(a)(1) through (2) and (ii) the Class A Distribution Amount and
(b) the Class M-1 Formula Distribution Amount for such Distribution Date; provided that after the Class M-1 Cross-Over Date the Class M-1 Distribution Amount shall be zero.

          "Class M-1 Distribution Test" means, to be considered "satisfied" for any Distribution Date, that (i) such Distribution Date occurs in or after April 2005; (ii) the Pool Performance Test is satisfied; and (iii) the fraction, expressed as a percentage, the numerator of which is the sum of the Class M-1 Principal Balance, the Class M-2 Principal Balance, the Class B Principal Balance and the Overcollateralization Amount as of such Distribution Date and the denominator of which is the Pool Principal Balance as of the immediately preceding Distribution Date, is equal to or greater than 46.3750%.

          "Class M-1 Formula Distribution Amount" means, as to any Distribution Date, an amount equal to the sum of (a) interest (calculated in the manner specified in Section 1.03) at the Class M-1 Pass-Through Rate on the Class M-1 Adjusted Principal Balance as of such Distribution Date, (b) the aggregate Unpaid Class M-1 Interest Shortfall, if any, (c) the Class M-1 Percentage of the Formula Principal Distribution Amount, (d) any Unpaid Class M-1 Principal Shortfall, (e) any Additional Principal Distribution Amount to be distributed to the Class M-1 Certificates pursuant to Section 8.03(a)(13),
(f) any Class M-1 Liquidation Loss Interest Amount, and (g) any Unpaid Class M-1 Liquidation Loss Interest Shortfall; provided, however, that on the Class A-6 Cross-Over Date, the balance of any amounts that would have been distributable on such date pursuant to clauses (c), (d) and (e) of the term "Class A Formula Distribution Amount" (assuming a sufficient Amount Available) but for the operation of the proviso to such term shall instead be included in clause (c), (d) or (e) of this definition, as applicable; provided, further, that the aggregate of all amounts distributed for all Distribution Dates pursuant to clauses (c), (d) and (e) shall not exceed the Original Class M-1 Principal Balance.

          "Class M-1 Interest Deficiency Amount" means, as to the Class M-1 Certificates and any Distribution Date, the difference, if any, between (i) the sum of the amounts described in clauses (a), (b), (f) and (g) of the definition of the term "Class M-1 Formula Distribution Amount" and (ii) the amount available for distribution to the Class M-1 Certificateholders pursuant to Section 8.03(a)(4)(i) and (ii) and Section 8.03(a)(9)(iii) and (iv) on such Distribution Date.

          "Class M-1 Interest Distribution Amount" means, as to any Distribution Date, the amount specified in clause (a) of the definition of the term "Class M-1 Formula Distribution Amount" plus the Unpaid Class M-1 Interest Shortfall, if any.

          "Class M-1 Interest Shortfall" means, as to any Distribution Date, the difference, if any, between (A) the sum of (i) the amount distributed to Holders of the Class M-1 Certificates on such Distribution Date pursuant to
Section 8.03(a)(4)(i) and (ii), and (ii) any amount distributed to the Holders of the Class M-1 Certificates pursuant to Section 8.03(c) on such Distribution Date, and (B) the Class M-1 Interest Distribution Amount for such Distribution Date.

          "Class M-1 Liquidation Loss Amount" means, as to any Distribution Date, the lesser of (x) the amount, if any, by which the sum of the Class A Principal Balance and the Class M-1 Principal Balance for such Distribution Date exceeds the sum of the Pre-Funded Amount plus the Pool Principal Balance for such Distribution Date (after giving effect to all distributions of principal on the Class A and Class M-1 Certificates on such Distribution Date) and (y) the Class M-1 Principal Balance (after giving effect to all distributions of principal on the Class M-1 Certificates on such Distribution
Date).

          "Class M-1 Liquidation Loss Interest Amount" means, as to any Distribution Date, an amount equal to interest (calculated in the manner specified in Section 1.03) at the Class M-1 Pass-Through Rate on the Class M-1 Liquidation Loss Amount (if any) for the immediately preceding Distribution Date.

          "Class M-1 Liquidation Loss Interest Shortfall" means, as to any Distribution Date, the amount, if any, by which the amount distributed to Holders of the Class M-1 Certificates on such Distribution Date pursuant to
Section 8.03(a)(9)(iii) is less than the Class M-1 Liquidation Loss Interest Amount for such Distribution Date.

          "Class M-1 Pass-Through Rate" means the lesser of (a) 7.82% per annum and (b) the Weighted Average Net Contract Rate.

          "Class M-1 Percentage" means:

          (i) as to any Distribution Date prior to the Class A-6 Cross-Over Date and on which the Class M-1 Distribution Test is not satisfied, 0%, and

          (ii) as to any Distribution Date after the Class A-6 Cross-Over Date or on which the Class M-1 Distribution Test is satisfied, a fraction, expressed as a percentage, the numerator of which is the Class M-1 Principal Balance and the denominator of which is the sum of (a) the Class A Principal Balance, (b) the Class M-1 Principal Balance, (c) if the Class M-2 Distribution Test is satisfied, the Class M-2 Principal Balance, otherwise zero, and
               (d) if the Class B Distribution Test is satisfied, the Class B Principal Balance, otherwise zero.

          "Class M-1 Principal Balance" means, as to any Distribution Date, the Original Class M-1 Principal Balance less all amounts previously distributed to Holders of Class M-1 Certificates on account of principal.

          "Class M-1 Principal Shortfall" means, as to any Distribution Date, the amount, if any, by which the amount distributed to Holders of Class M-1 Certificates on such Distribution Date pursuant to Sections 8.03(a)(9)(ii) is less than the Class M-1 Percentage of the Formula Principal Distribution Amount for such Distribution Date.

          "Class M-2 Adjusted Principal Balance" means, as to any Distribution Date, the Class M-2 Principal Balance as of that Distribution Date minus the Class M-2 Liquidation Loss Amount (if any) as of the prior Distribution Date.

          "Class M-2 Certificate" means any one of the Class M-2 Certificates executed and delivered by the Trustee substantially in the form set forth in Exhibit B and evidencing an interest designated as a "regular interest" in the Trust for the purposes of the REMIC Provisions.

          "Class M-2 Cross-Over Date" means the Distribution Date on which the Class M-2 Principal Balance (after giving effect to the distributions of principal on the Class M-2 Certificates on such Distribution Date) is reduced to zero.

          "Class M-2 Distribution Amount" means, as to any Distribution Date, the lesser of (a) the Adjusted Amount Available less the sum of (i) any amounts paid to the Trustee, the Backup Servicer and the Servicer pursuant to
Section 8.03(a)(1) through (2), (ii) the Class A Distribution Amount, and
(iii) the Class M-1 Distribution Amount and (b) the Class M-2 Formula Distribution Amount for such Distribution Date; provided that after the Class M-2 Cross-Over Date the Class M-2 Distribution Amount shall be zero.

          "Class M-2 Distribution Test" means, to be considered "satisfied" for any Distribution Date, that (i) such Distribution Date occurs in or after April 2005; (ii) the Pool Performance Test is satisfied and (iii) the fraction, expressed as a percentage, the numerator of which is the sum of the Class M-2 Principal Balance, the Class B Principal Balance and the Overcollateralization Amount as of such Distribution Date and the denominator of which is the Pool Principal Balance as of the immediately preceding Distribution Date, is equal to or greater than 31.0625%.

          "Class M-2 Formula Distribution Amount" means, as to any Distribution Date, an amount equal to the sum of (a) interest (calculated in the manner specified in Section 1.03) at the Class M-2 Pass-Through Rate on the Class M-2 Adjusted Principal Balance as of such Distribution Date, (b) the aggregate Unpaid Class M-2 Interest Shortfall, if any, (c) the Class M-2 Percentage of the Formula Principal Distribution Amount, (d) any Unpaid Class M-2 Principal Shortfall, (e) any Additional Principal Distribution Amount to be distributed to the Class M-2 Certificates pursuant to Section 8.03(a)(13),
(f) any Class M-2 Liquidation Loss Interest Amount, and (g) any Unpaid Class M-2 Liquidation Loss Interest Shortfall; provided, however, that on the Class M-1 Cross-Over Date, the balance of any amounts that would have been distributable on such date pursuant to clauses (c), (d) and (e) of the term "Class M-1 Formula Distribution Amount" (assuming a sufficient Amount Available) but for the operation of the proviso to such term shall instead be included in clause (c), (d) or (e) of this definition, as applicable; provided, further, that the aggregate of all amounts distributed for all Distribution Dates pursuant to clauses (c), (d) and (e) shall not exceed the Original Class M-2 Principal Balance.

          "Class M-2 Interest Deficiency Amount" means, as to the Class M-2 Certificates and any Distribution Date, the difference, if any, between (i) the sum of the amounts described in clauses (a), (b), (f) and (g) of the definition of the term "Class M-2 Formula Distribution Amount" and (ii) the amount available for distribution to the Class M-2 Certificateholders pursuant to Section 8.03(a)(5)(i) and (ii) and Section 8.03(a)(10)(iii) and (iv) on such Distribution Date.

          "Class M-2 Interest Distribution Amount" means, as to any Distribution Date, the amount specified in clause (a) of the definition of the term "Class M-2 Formula Distribution Amount" plus the Unpaid Class M-2 Interest Shortfall, if any.

          "Class M-2 Interest Shortfall" means, as to any Distribution Date, the difference, if any, between (A) the sum of (i) the amount distributed to Holders of the Class M-2 Certificates on such Distribution Date pursuant to
Section 8.03(a)(5)(i) and (ii), and (ii) any amount distributed to the Holders of the Class M-2 Certificates pursuant to Section 8.03(c) on such Distribution Date, and (B) the Class M-2 Interest Distribution Amount for such Distribution Date.

          "Class M-2 Liquidation Loss Amount" means, as to any Distribution Date, the lesser of (x) the amount, if any, by which the sum of the Class A Principal Balance, the Class M-1 Principal Balance and the Class M-2 Principal Balance for such Distribution Date exceeds the sum of the Pre-Funded Amount plus the Pool Principal Balance for such Distribution Date (after giving effect to all distributions of principal on the Class A, Class M-1 and Class M-2 Certificates on such Distribution Date) and (y) the Class M-2 Principal Balance (after giving effect to all distributions of principal on the Class M-2 Certificates on such Distribution Date).

          "Class M-2 Liquidation Loss Interest Amount" means, as to any Distribution Date, an amount equal to interest (calculated in the manner specified in Section 1.03) at the Class M-2 Pass-Through Rate on the Class M-2 Liquidation Loss Amount (if any) for the immediately preceding Distribution Date.

          "Class M-2 Liquidation Loss Interest Shortfall" means, as to any Distribution Date, the amount, if any, by which the amount distributed to Holders of the Class M-2 Certificates on such Distribution Date pursuant to
Section 8.03(a)(10)(iii) is less than the Class M-2 Liquidation Loss Interest Amount for such Distribution Date.

          "Class M-2 Pass-Through Rate" means the lesser of (a) 8.30% per annum and (b) the Weighted Average Net Contract Rate.

          "Class M-2 Percentage" means:

          (i) as to any Distribution Date prior to the Class M-1 Cross-Over Date and on which the Class M-2 Distribution Test is not satisfied, 0%, and

          (ii) as to any Distribution Date after the Class M-1 Cross-Over Date or on which the Class M-2 Distribution Test is satisfied, a fraction, expressed as a percentage, the numerator of which is the Class M-2 Principal Balance and the denominator of which is the sum of (a) the Class A Principal Balance, (b) the Class M-1 Principal Balance, (c) the Class M-2 Principal Balance, and (d) if the Class B Distribution Test is satisfied, the Class B Principal Balance, otherwise zero.

          "Class M-2 Principal Balance" means, as to any Distribution Date, the Original Class M-2 Principal Balance less all amounts previously distributed to Holders of Class M-2 Certificates on account of principal.

          "Class M-2 Principal Shortfall" means, as to any Distribution Date, the amount, if any, by which the amount distributed to Holders of Class M-2 Certificates on such Distribution Date pursuant to Section 8.03(a)(10)(ii) is less than the Class M-2 Percentage of the Formula Principal Distribution Amount for such Distribution Date.

          "Class Principal Balance" means, as to any Distribution Date and each Class of Certificates, the Original Principal Balance of such Class less all amounts previously distributed to Holders of such Class of Certificates on account of principal.

          "Class R Certificate" means any one of the Class R Certificates executed and delivered by the Trustee substantially in the form of Exhibit C-3 and evidencing the "residual interest" in each of the Subsidiary REMIC and the Master REMIC.

          "Class X Certificate" means any one of the Class X Certificates executed and delivered by the Trustee substantially in the form set forth in Exhibit C-2 and evidencing an interest designated as a "regular interest" in the Trust for the purposes of the REMIC provisions.

          "Class X Distribution Amount" means the sum of (a) the product of the notional balance of the Class X Certificates and its Pass-Through Rate as provided in the Preliminary Statement and, (b) the amount, if any, of any Overcollateralization Release Amount for such Distribution Date.

          "Closing Date" means March 27, 2001.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Collateral Security" means, with respect to any Contract, (i) the security interests granted by or on behalf of the related Obligor with respect thereto, including a first priority perfected security interest in the related Manufactured Home, (ii) all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Contract, whether pursuant to the agreement giving rise to such Contract or otherwise, together with all financing statements signed by the Obligor describing any collateral securing such Contract, (iii) all guarantees, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Contract whether pursuant to the agreement giving rise to such Contract or otherwise, and (iv) all records in respect of such Contract.

          "Computer Tape" means the computer tape generated by the Seller which provides information relating to the Contracts and which was used by the Seller in selecting the Contracts, and includes the master file and the history file.

          "Contract File" means, as to each Contract, other than a Land-and-Home Contract, (a) the fully executed original copy of the Contract and security agreement (if separate), and all modifications thereto, executed by the Obligor evidencing indebtedness in connection with the purchase of a Manufactured Home, assigned in blank by the Seller (which may be by blanket assignment), (b) the assignment of the Contract to the Seller, (c) the originals of all assumptions, modifications, consolidation or extension agreements, if any, signed by the Obligor, with evidence of recording thereon, if applicable, or copies thereof with a certification that such copy represents a true and correct copy of the original and that such original has been submitted for recordation, if applicable, in the appropriate governmental recording office of the jurisdiction in which the Manufactured Home is located, (d) either (i) the original title document for the related Manufactured Home or (ii) a duplicate certified by the appropriate governmental authority which issued the original thereof or the application for such title document, (e) evidence of one or more of the following types of perfection of the security interest in the related Manufactured Home granted by such Contract, as appropriate: (i) notation of such security interest on the title document, (ii) an original or copy of the UCC-1 financing statements, certified as true and correct by the Seller and all necessary UCC-3 continuation statements with evidence of filing thereon or copies thereof certified by the Seller to have been sent for filing, and UCC-3 assignments executed by the Seller in blank, which UCC-3 assignments shall be in form and substance acceptable for filing, or (iii) such other evidence of perfection of a security interest in a manufactured housing unit as is customarily relied upon in the jurisdiction in which the related Manufactured Home is located, (f) an original notarized Obligor's power of attorney for each Contract, signed by the Obligor, (g) insurance certificates or other evidence of the issuance of insurance, (h) the original of any guarantee executed in connection with the promissory note or Contract, if any, (i) the loan transfer agreement, if any, and (j) evidence of any other collateral security, including with respect to a Land-in-Lieu Contract, the mortgage or deed of trust, if any.

          "Contract Rate" means, with respect to any particular Contract, the rate of interest specified in that Contract and computed either on a "simple interest" basis or a precomputed basis, as specified in the related Contract.

          "Contracts" means the manufactured housing installment sales contracts and installment loan agreements, including any Land-and-Home Contracts, described in the List of Contracts and constituting part of the corpus of the Trust, which Contracts are to be assigned and conveyed by the Seller to the Depositor and by the Depositor to the Trust, and includes, without limitation, all related security interests and any and all rights to receive payments which are due pursuant thereto after the applicable Cut-off Date, but excluding any rights to receive payments which are due pursuant thereto on or before the applicable Cut-off Date.

          "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of the execution of this Agreement is located at the address set forth in Section 12.08.

          "Current Realized Loss Ratio" means, as to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the aggregate Realized Losses for such Distribution Date and each of the two immediately preceding Distribution Dates, multiplied by four, and the denominator of which is the arithmetic average of the Pool Principal Balance as of the third preceding Distribution Date and the Pool Principal Balance as of such Distribution Date.

          "Cumulative Realized Losses" means, as to any Distribution Date, the sum of the Realized Losses for that Distribution Date and each preceding Distribution Date since the Cut-off Date.

          "Cumulative Realized Losses Test" means, to be considered "satisfied" for any Distribution Date:

          (i) if such Distribution Date occurs between April 2005 and March 2006 (inclusive), that the Cumulative Realized Losses as of such Distribution Date are less than or equal to 6.50% of the sum of the Cut-off Date Pool Principal Balance and the Original Pre-Funded Amount;

          (ii) if such Distribution Date occurs between April 2006 and March 2007 (inclusive), that the Cumulative Realized Losses as of such Distribution Date are less than or equal to 8.50% of the sum of the Cut-off Date Pool Principal Balance and the Original Pre-Funded Amount;

          (iii) if such Distribution Date occurs between April 2007 and March 2008 (inclusive), that the Cumulative Realized Losses as of such Distribution Date are less than or equal to 10.50% of the sum of the Cut-off Date Pool Principal Balance and the Original Pre-Funded Amount; and

          (iv) if such Distribution Date occurs on or after April 2008, that the Cumulative Realized Losses as of such Distribution Date are less than or equal to 12.50% of the sum of the Cut-off Date Pool Principal Balance and the Original Pre-Funded Amount.

          "Cumulative Realized Loss Ratio" means, for any Distribution Date, the fraction, expressed as a percentage, the numerator of which is the Cumulative Realized Losses as of such Distribution Date and the denominator of which is the sum of the Cut-off Date Pool Principal Balance and the Original Pre-Funded Amount.

          "Custodian" means at any time the Trustee or a financial institution organized under the laws of the United States or any State, which is subject to supervision and examination by Federal or State authorities and which is not the Seller or an Affiliate of the Seller, that is acting at such time as Custodian of the Contract Files and the Land-and-Home Contract Files pursuant to Section 4.01.

          "Cut-off Date" means with respect to the Initial Contracts, January 31, 2001, and for the Additional Contracts, March 2, 2001 and for the Subsequent Contracts, the date specified as such in the related Subsequent Transfer Instrument.

          "Cut-off Date Pool Principal Balance" means the aggregate of the Cut-off Date Principal Balances of the Contracts.

          "Cut-off Date Principal Balance" means, as to any Contract, the unpaid principal balance thereof at the Cut-off Date, or Subsequent Cut-off Date if a Subsequent Contract, after giving effect to all installments of principal actually received by the Servicer during or prior to the related Due Period.

          "Defaulted Contract" means a Contract with respect to which the Servicer commenced repossession or foreclosure procedures, made a sale of such Contract to a third party for repossession, foreclosure or other enforcement, or as to which there was a payment delinquent 180 or more days (excluding any Contract deemed delinquent solely because the Obligor's required monthly payment was reduced as a result of bankruptcy or similar proceedings).

          "Depositor" means Lehman ABS Corporation, a Delaware corporation.

          "Depository" means the initial Depository, The Depository Trust Company, the nominee of which is CEDE & CO., and any permitted successor depository. The Depository shall at all times be a "clearing corporation" as defined in the Uniform Commercial Code of the State of New York.

          "Depository Participant" means a broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

          "Determination Date" means the fourth Business Day preceding each Distribution Date during the term of this Agreement.

          "Distributable Excess Spread" means, with respect to any Distribution Date, the Amount Available remaining after payment of the amounts described in clauses (1) through (11) of Section 8.03(a).

          "Distribution Account" means the account established and maintained pursuant to Section 8.08.

          "Distribution Date" means the fifteenth day of each month during the term of this Agreement, or if such day is not a Business Day, the next succeeding Business Day, commencing April 2001.

          "Due Date" means, as to any Contract, the date of the month on which the scheduled monthly payment for such Contract is due.

          "Due Period" means with respect to any Distribution Date other than the Distribution Date in April 2001, the calendar month preceding such Distribution Date, and with respect to the Distribution Date in April 2001, the period from and including the related Cut-off Date for the related Contract to and including March 31, 2001.

          "Electronic Ledger" means the electronic master record of installment sale contracts of the Seller.

          "Eligible Account" means, at any time, an account which is any of the following: (i) an account maintained with an Eligible Institution; (ii) a trust account (which shall be a "segregated trust account") maintained with the corporate trust department of a federal or state chartered depository institution or trust company with trust powers and acting in its fiduciary capacity for the benefit of the Trustee hereunder, which depository institution or trust company shall have capital and surplus (or, if such depository institution or trust company is a subsidiary of a bank holding company system, the bank holding company shall have capital and surplus) of not less than $50,000,000 and the securities of such depository institution or trust company (or, if such depository institution or trust company is a subsidiary of a bank holding company system and such depository institution's or trust company's securities are not rated, the securities of the bank holding company) shall have a credit rating from each of Moody's (if rated by Moody's) and Fitch (if rated by Fitch) in one of its generic credit rating categories which signifies investment grade; or (iii) an account that will not cause Fitch and Moody's to downgrade or withdraw their then-current ratings assigned to the Certificates, as confirmed in writing by Fitch and Moody's.

          "Eligible Institution" means any depository institution (which may be the Trustee or an Affiliate of the Trustee) organized under the laws of the United States or any State, the deposits of which are insured to the full extent permitted by law by the Bank Insurance Fund (currently administered by the Federal Deposit Insurance Corporation), which is subject to supervision and examination by federal or state authorities and whose short-term deposits have been rated P-1 by Moody's (if rated by Moody's) and F-1+ by Fitch (if rated by Fitch), or whose unsecured long-term debt has been rated in one of the two highest rating categories by Moody's and Fitch (if rated by Fitch) in the case of unsecured long-term debt.

          "Eligible Investments" are any of the following:

          (i) direct obligations of, and obligations fully guaranteed by, the United States of America, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America and which are noncallable;

          (ii) (A) demand and time deposits in, certificates of deposit of, bankers' acceptances issued by, or federal funds sold by any depository institution or trust company (including the Trustee or any Affiliate of the Trustee, acting in its commercial capacity) incorporated under the laws of the United States of America or any State thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, the commercial paper or other short-term deposits of such depository institution or trust company (or, in the case of a depository institution which is the principal subsidiary of a holding company, the commercial paper or other short-term debt obligations of such holding company) are rated at least P-1 by Moody's and at least F-1 by Fitch (if rated by Fitch) and (B) any other demand or time deposit or certificate of deposit which is fully insured by the Federal Deposit Insurance Corporation;

          (iii) shares of an investment company registered under the Investment Company Act of 1940, whose shares are registered under the Securities Act of 1933 and have the highest credit rating then available from Moody's and Fitch (if rated by Fitch) and whose only investments are in securities described in clauses (i), (ii) above and (iv) below;

          (iv) repurchase obligations with respect to (A) any security described in clause (i) above or (B) any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii)(A) above;

          (v) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any State thereof which have a credit rating of at least Aa2 from Moody's and in one of the two highest rating categories from Fitch (if rated by Fitch) at the time of such investment; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the corpus of the Trust to exceed 10% of amounts held in the Certificate Account;

          (vi) commercial paper having a rating of at least P-1 from Moody's (if rated by Moody's) at the time of such investment or pledge as a security; and

          (vii) other obligations or securities that are acceptable to both Moody's and Fitch as an Eligible Investment hereunder and will not reduce the rating assigned to any Class of Certificates by either Moody's or Fitch below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by either Moody's or Fitch, as evidenced in writing;

          (viii) the Dreyfus Cash Management Fund Investor Shares Fund (the "Fund") so long as the Fund is rated "Aaa" by the Rating Agencies or, if not rated by the Rating Agencies, otherwise acceptable to the Rating Agencies, as applicable, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates);

          (ix) any other demand, money market or time deposit, demand obligation or any other obligation, security or investment, provided that such obligation is rated by any Rating Agency in its highest short-term unsecured debt ratings category and the Rating Agency has confirmed in writing to the Servicer or Trustee, as applicable, that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates;

provided that any such investment must constitute a "cash flow investment" within the meaning of the REMIC Provisions.

          Notwithstanding the foregoing, securities that represent the right to receive payments only of interest due on underlying obligations shall not be included as Eligible Investments, whether or not such securities otherwise fall within (i) through (ix) above.

          "Eligible Servicer" means Origen Financial, Inc., Vanderbilt Mortgage and Finance, Inc. or any Person qualified to act as Servicer of the Contracts under applicable federal and state laws and regulations, which Person services not less than an aggregate of $50,000,000 in outstanding principal amount of manufactured housing conditional sales contracts and installment loan agreements.

          "Eligible Substitute Contract" means, as to any Replaced Contract for which such Eligible Substitute Contract is being substituted pursuant to
Section 3.06(b), a Contract that (a) as of the date of its substitution, satisfies all of the representations and warranties (which, except when expressly stated to be as of origination, shall be deemed to be determined as of the date of its substitution rather than as of the Cut-off Date or the Closing Date) in Sections 3.02 and 3.03 and does not cause any of the representations and warranties in Section 3.04, after giving effect to such substitution, to be incorrect, (b) after giving effect to the scheduled payment due in the month of such substitution, has a Principal Balance that is not greater than the Principal Balance of such Replaced Contract, (c) has a Contract Rate that is at least equal to the Contract Rate of such Replaced Contract, (d) has a remaining term to scheduled maturity that is not greater than the remaining term to scheduled maturity of the Replaced Contract, (e) is not an Ineligible Foreclosure Property Contract, and (f) is a Land-and-Home Contract if the Replaced Contract is a Land-and-Home Contract and is otherwise secured by a Manufactured Home that is similar in type and value to the collateral serving the Replaced Contract. If more than one Contract is being substituted pursuant to Section 3.06(b) for more than one Replaced Contract on a particular date, then the conditions specified above shall be applied to the Contracts being substituted, in the aggregate, and the Replaced Contracts, in the aggregate.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA-Qualifying Underwriting" means a best efforts or firm commitment underwriting or private placement that meets the requirements of an Underwriter's Exemption.

          "ERISA-Restricted Certificate" means the Class X Certificates, the Class R Certificates and any certificate that does not satisfy the applicable rating requirement of the Underwriter's Exemption.

          "Errors and Omissions Protection Policy" means the employee errors and omissions policy maintained by the Servicer or any similar replacement policy covering errors and omissions by the Servicer's employees, and meeting the requirements of Section 5.09, all as such policy relates to Contracts comprising a portion of the corpus of the Trust.

          "Event of Termination" has the meaning assigned in Section 7.01.

          "Excess Contract Payment" means with respect to any Contract, any portion of a payment of principal and interest on such Contract, that (a) is in excess of the Scheduled Payment (or is an integral multiple thereof and has not been identified by the Obligor as a Principal Prepayment), (b) is not a Principal Prepayment and (c) is not part of the Liquidation Proceeds of such Contract or the Repurchase Price of such Contract paid pursuant to Section 3.06.

          "Fidelity Bond" means the fidelity bond maintained by the Servicer or any similar replacement bond, meeting the requirements of Section 5.09, as such bond relates to Contracts comprising a portion of the corpus of the Trust.

          "Final Distribution Date" means the Distribution Date on which the final distribution in respect of the Certificates will be made pursuant to
Section 12.03.

          "Fitch" means Fitch, Inc., or any successor thereto; provided that if Fitch does not then have a rating outstanding on any of the Class A, Class M-1, Class M-2 or Class B Certificates, then references herein to "Fitch" shall be deemed to refer to the NRSRO then rating any Class of the Certificates (or, if more than one such NRSRO is then rating any Class of the Certificates, to such NRSRO as may be designated by the Servicer), and references herein to ratings by or requirements of Fitch shall be deemed to have the equivalent meanings with respect to ratings by or requirements of such NRSRO.

          "Formula Principal Distribution Amount" means, as of any Distribution Date, the sum of:

          (i) all scheduled payments of principal due and received on each outstanding Contract during the related Due Period; plus

          (ii) all Partial Principal Prepayments applied and all Principal Prepayments in Full received during the related Due Period; plus

          (iii) the aggregate Principal Balance of all Contracts that became Liquidated Contracts during the related Due Period plus the amount of any reduction in principal balance of any Contract during the related Due Period pursuant to bankruptcy proceedings involving the related Obligor; plus

          (iv) the aggregate Principal Balance of all Contracts repurchased during the month preceding the related Due Period pursuant to
                 Section 3.06.

          "Hazard Insurance Policy" means, with respect to each Contract, the policy of fire and extended coverage insurance required to be maintained for the related Manufactured Home, as provided in Section 5.09, and which, as provided in said Section 5.09, may be a blanket mortgage impairment policy maintained by the Servicer in accordance with the terms and conditions of said
Section 5.09.

          "Independent" means, when used with respect to any specified Person, any Person who (i) is in fact independent of the Servicer and the Seller, (ii) does not have any direct financial interest or any material indirect financial interest in the Servicer, the Seller or in an Affiliate of either and (iii) is not connected with the Servicer or the Seller as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions. Whenever it is provided herein that any Independent Person's opinion or certificate shall be furnished to the Trustee, such opinion or certificate shall state that the signatory has read this definition and is Independent within the meaning set forth herein.

          "Ineligible Foreclosure Property Contract" means any Contract listed on the Ineligible Foreclosure Property Contract Schedule as of the Closing Date and for which there is no written agreement modifying such Obligor's obligation to make payments under the Contract.

          "Ineligible Foreclosure Property Contract Schedule" means a schedule, attached hereto as Exhibit U of Ineligible Foreclosure Property Contracts to be prepared by Origen Financial, Inc. within 15 days of the Closing Date.

          "Initial Contracts" means certain Contracts identified in the List of Contracts delivered pursuant to Section 2.02(a), all of which were originated on or before January 31, 2001, and which have an aggregate principal balance as of the Cut-off Date of approximately $98,093,067.29.

          "Insurance Proceeds" means proceeds paid by any insurer pursuant to any insurance policy or contract.

          "Land-and-Home Contract" means a Contract that is secured by a Mortgage on real estate on which the related Manufactured Home is situated, and which Manufactured Home is considered or classified as part of the real estate under the laws of the jurisdiction in which it is located.

          "Land-and-Home Contract File" means, as to each Land-and-Home Contract, (a) the fully executed original copy of the Land-and-Home Contract and security agreement (if separate), and all modifications thereto, executed by the Obligor evidencing indebtedness in connection with the purchase of a Manufactured Home, assigned in blank by the Seller; (b) the original related Mortgage with evidence of recording thereon (or, if the original Mortgage has not yet been returned by the applicable recording office, a copy thereof, certified by such recording office, which will be replaced by the original Mortgage when it is so returned) and any title policy, commitment or other title document for the related Manufactured Home; (c) the assignment of the Land-and-Home Contract and the related Mortgage from the originator to the Seller; (d) an endorsement of such Land-and-Home Contract by the Seller to the Trustee or in blank; (e) an assignment of the related Mortgage to the Trustee or in blank; and (f) the originals of all assumptions, modifications, consolidation or extension agreements, if any, signed by the Obligor, with evidence of recording thereon, if applicable, or copies thereof with a certification that such copy represents a true and correct copy of the original and that such original has been submitted for recordation in the appropriate governmental recording office of the jurisdiction in which the Manufactured Home is located.

          "Land-in-Lieu Contract" means a Contract that is secured by (i) a security interest in a Manufactured Home and (ii) a mortgage or deed of trust on real estate on which such Manufactured Home is situated, but such Manufactured Home is not considered or classified as part of the real estate under the laws of the jurisdiction in which it is located.

          "Liquidated Contract" means any defaulted Contract as to which the Servicer has determined that all amounts which it expects to recover from or on account of such Contract have been recovered; provided that any defaulted Contract in respect of which the related Manufactured Home and, in the case of Land-and-Home Contracts, Mortgaged Property, have been realized upon and disposed of and the proceeds of such disposition have been received shall be deemed to be a Liquidated Contract.

          "Liquidation Expenses" means out-of-pocket expenses (exclusive of any overhead expenses) which are incurred by the Servicer in connection with the liquidation of any defaulted Contract and any unreimbursed Monthly Advances with respect thereto, on or prior to the date on which the related Manufactured Home and, in the case of Land-and-Home Contracts, Mortgaged Property, are disposed of, including, without limitation, legal fees and bankruptcy expenses, and any related and unreimbursed expenditures for property taxes, property preservation or restoration of the property to marketable condition.

          "Liquidation Proceeds" means cash (including Insurance Proceeds) received in connection with the liquidation of defaulted Contracts, whether through repossession, foreclosure sale or otherwise, including any rental income realized from the repossessed Manufactured Home.

          "List of Contracts" means the lists identifying each Contract constituting part of the corpus of the Trust, and which lists are either delivered pursuant to Section 2.02(a) of this Agreement or attached to a Subsequent Transfer Instrument as Exhibit A, as such lists may be amended from time to time pursuant to Section 3.06(b) to add Eligible Substitute Contracts and delete Replaced Contracts. Each List of Contracts shall set forth as to each Contract identified on it (i) the Cut-off Date Principal Balance, (ii) the amount of monthly payments due from the Obligor, (iii) the Contract Rate and (iv) the maturity date.

          "Loan-to-Value Ratio" means, (a) with respect to retail contracts sourced through dealers or brokers, land home contracts sourced through dealers and correspondents, direct private sales and bulk purchases, a fraction, the numerator of which is the principal balance of the contract (total amount financed), and the denominator of which is the sum of the down payment (the sum of cash, trade-in and land value) plus the principal balance of the contract (amount financed), and (b) with respect to refinancings and private sales sourced through brokers and correspondents, a fraction, the numerator of which is the principal balance of the contract (amount financed) and the denominator of which is the value of the manufactured home (determined either through an appraisal or by reference to NADA Mobile/Manufactured Housing Appraisal Guide).

          "Manufactured Home" means a unit of manufactured housing, including all accessions thereto, securing the indebtedness of the Obligor under the related Contract.

          "Master REMIC" has the definition set forth in the Preliminary Statement.

          "Maturity Date" means, as to any Certificate, other than a Class R Certificate, the latest possible maturity date for purposes of complying with the REMIC Provisions governing "regular interests."

          "Monthly Advance" means, as to any Distribution Date, with respect to any Scheduled Payment due during the related Due Period and not received by the related Determination Date, an amount equal to (i) for simple interest Contracts, 30 days interest on the outstanding principal balance on the related Due Date and (ii) for actuarial Contracts, the interest portion of such Scheduled Payment, exclusive of any portion thereof that the Servicer has determined would be a Nonrecoverable Advance if an advance in respect to such amount were made.

          "Monthly Report" has the meaning assigned in Section 6.01.

          "Monthly Servicing Fee" means, as of any Distribution Date, one-twelfth of the product of 1.00% and the Pool Principal Balance for the immediately preceding Distribution Date (or, with respect to the first Distribution Date, the Cut-off Date Pool Principal Balance as of the Closing
Date).

          "Moody's" means Moody's Investors Service, Inc., or any successor thereto; provided that, if Moody's provided a rating on any of the Certificates, as required by Section 2.02, and does not as of any subsequent date have a rating outstanding on any of the Class A, Class M-1, Class M-2 or Class B Certificates, then references herein to "Moody's" shall be deemed to refer to the NRSRO then rating any Class of the Certificates (or, if more than one such NRSRO is then rating any Class of the Certificates, to such NRSRO as may be designated by the Servicer), and references herein to ratings by or requirements of Moody's shall be deemed to have the equivalent meanings with respect to ratings by or requirements of such NRSRO.

          "Mortgage" means the mortgage, deed of trust, security deed or similar evidence of lien, creating a first lien on an estate in fee simple in the real property securing a Land-and-Home Contract.

          "Mortgaged Property" means the property subject to the lien of a Mortgage.

          "Net Liquidation Loss" means, as to a Liquidated Contract, the amount, if any, by which (a) the outstanding principal balance of such Liquidated Contract plus accrued and unpaid interest thereon to the date on which such Liquidated Contract became a Liquidated Contract exceeds (b) the Net Liquidation Proceeds for such Liquidated Contract.

          "Net Liquidation Proceeds" means, as to a Liquidated Contract, all Liquidation Proceeds received on or prior to the last day of the month in which such Contract became a Liquidated Contract, net of Liquidation Expenses.

          "Nonrecoverable Advance" means (A) any advance made or proposed to be made pursuant to Section 8.04 which the Servicer believes, in its good faith judgment, is not, or if made would not be, ultimately recoverable from late payments, Liquidation Proceeds or otherwise or (B) any advance made by the Servicer pursuant to Sections 5.06, 5.09, 5.10 or 5.14 of this Agreement which are not recovered by the Servicer from Liquidation Proceeds on the related Contract. In determining whether an advance is or will be nonrecoverable, the Servicer need not take into account that it might receive any amounts in a deficiency judgment. The determination by the Servicer that any advance is, or if made would constitute, a Nonrecoverable Advance, shall be evidenced by a certificate of a Servicing Officer of the Servicer delivered to the Trustee stating the reasons for such determination.

          "NRSRO" means any nationally recognized statistical rating organization.

          "Obligor" means each Person who is indebted under a Contract.

          "Officer's Certificate" means a certificate signed by the Chairman of the Board, President, Treasurer, Assistant Treasurer, Secretary, any Assistant Secretary, or any Vice President of the Seller and delivered to the Trustee.

          "Opinion of Counsel" means a written opinion of counsel, who may, except as expressly provided herein, be salaried counsel for the Seller, acceptable to the Trustee and the Seller, provided that any opinion of counsel relating to the qualification of the Subsidiary REMIC or the Master REMIC as a REMIC or compliance with the REMIC Provisions must be an opinion of Independent counsel.

          "Optional Termination Date" means the first Distribution Date on which the Pool Principal Balance is equal to or less than 10% of the sum of the Cut-off Date Pool Principal Balance and the Original Pre-Funded Amount.

          "Original Class A Principal Balance" means the Original Principal Balance of the Class A Certificates.

          "Original Pre-Funded Amount" means $24,855,389.63 (the excess of the aggregate Class Principal Balance of the Certificates on the Closing Date over the Cut-Off Date Pool Principal Balance).

          "Original Principal Balance" means as to each Class of Regular Certificates, the amount set forth with respect to such Class in Section 2.05(b).

          "Outstanding" means with respect to any Contract as to the time of reference thereto, a Contract that has not been fully prepaid, has not become a Liquidated Contract and has not been purchased pursuant to Section 3.06 prior to the time of reference.

          "Outstanding Amount Advanced" means as to any Distribution Date, the aggregate of all Monthly Advances made by the Servicer out of its own funds pursuant to Section 8.04 less the aggregate of all amounts actually received by the Servicer prior to such Distribution Date in reimbursement for any Monthly Advances.

          "Overcollateralization Amount" means, as of any Distribution Date, the excess, if any, of the sum of the Pool Principal Balance and the Pre-Funded Amount, if any, at the end of the related Due Period over the aggregate Class Principal Balance of the Certificates for such Distribution Date after giving effect to distributions pursuant to Section 8.03(a)(1) through (11) on such Distribution Date. For purposes of the Electronic File only, the term Overcollateralization Amount shall be the excess, if any, of the sum of the Pool Principal Balance and the Pre-Funded Amount, if any, at the end of the related Due Period over the aggregate Class Principal Balance of the Certificates for such Distribution Date after giving effect to distributions to Certificateholders on such Distribution Date

          "Overcollateralization Deficiency Amount" means, with respect to any Distribution Date, the amount by which the Targeted Overcollateralization Amount exceeds the Overcollateralization Amount, in each case, for such Distribution Date.

          "Ownership Interest" means as to any Certificate or security interest in such Certificate, any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

          "Partial Principal Prepayment" means (a) any Principal Prepayment other than a Principal Prepayment in Full and (b) any cash amount deposited in the Certificate Account pursuant to the provision in Section 3.06(a) or pursuant to Section 3.06(b).

          "Pass-Through Rate" means with respect to each Class of Certificates, the rate set forth for such Class in Section 2.05(b).

          "Paying Agent" has the meaning assigned in Section 8.01(c).

          "Percentage Interest" means, as to any Certificate, the percentage interest evidenced thereby in distributions made on the related Class, such percentage interest being equal to, in the case of the Class A, Class M-1, Class M-2, and Class B Certificates, the percentage (carried to eight places) obtained from dividing the denomination of such Certificate by the Original Principal Balance of the related Class; and in the case of the Class R and Class X Certificates, the percentage specified on the face of such Certificate. The aggregate Percentage Interests for each Class of Certificates shall equal 100%, respectively.

          "Permitted Transferee" means any Person other than (i) the United States, any State or any political subdivision thereof or any agency or instrumentality of any of the foregoing, (ii) a foreign government, international organization or any agency or instrumentality of either of the foregoing, (iii) an organization which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by section 511 of the Code on unrelated business taxable income) (except certain farmers' cooperatives described in Code section 521) on any excess inclusions (as defined in Section 860E(c)(1)) with respect to any Class R Certificate, (iv) rural electric and telephone cooperatives described in Code section 1381(a)(2)(C), (v) a Person that is not a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia, or an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust, (vi) an "electing large partnership" within the meaning of Section 775 of the Code, and (vii) any other Person so designated by the Trustee based on an Opinion of Counsel to the effect that any transfer to such Person may cause the Trust to fail to qualify as a REMIC at any time the Certificates are outstanding. The terms "United States", "State" and "international organization" shall have the meanings set forth in Code section 7701 or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof if all of its activities are subject to tax and, with the exception of the Freddie Mac, a majority of its board of directors is not selected by such governmental unit.

          "Person" any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Pool Factor" means, at any time, the percentage derived from a fraction, the numerator of which is the aggregate Principal Balance of each Class of Certificates at such time and the denominator of which is the sum of the Cut-off Date Pool Principal Balance and the Original Pre-Funded Amount, less the initial Overcollateralization Amount.

          "Pool Performance Test" means, to be considered "satisfied" for any Distribution Date, that (i) the Average Sixty-Day Delinquency Ratio for such Distribution Date is less than or equal to 5.00%; and (ii) the Cumulative Realized Losses Test for such Distribution Date is satisfied; and (iii) the Current Realized Loss Ratio for such Distribution Date is less than or equal to 3.50%.

          "Pool Principal Balance" means, as of any Distribution Date, the aggregate Principal Balance of all Contracts that were outstanding during the related Due Period.

          "Post-Funding Distribution Date" means the first Distribution Date after the last day of the Pre-Funding Period.

          "Pre-Funded Amount" means with respect to any date of determination, the amount then on deposit in the Pre-Funding Account, after giving effect to any sale of Subsequent Contracts to the Trust on such date, excluding any investment earnings.

          "Pre-Funding Account" means the account so designated, established and maintained pursuant to Section 8.07.

          "Pre-Funding Period" means the period beginning on the Closing Date and ending on the earliest of (a) the date on which the amount on deposit in the Pre-Funding Account is less than $10,000 or (b) the date on which an Event of Termination occurs or (c) June 25, 2001.

          "Pre-Funding Subaccount" means the subaccount, if any, so designated, established and maintained pursuant to Section 8.07.

          "Principal Balance" means, as to any Contract and any Distribution Date, or the Cut-off Date or the Subsequent Cut-off Date, as applicable, the related Cut-off Date Principal Balance, minus all collections credited against the Principal Balance of such Contract. For purposes of this definition, a Liquidated Contract shall be deemed to have a Principal Balance equal to the Principal Balance of the related Contract immediately prior to the final recovery of related Liquidation Proceeds and a Principal Balance of zero thereafter.

          "Principal Prepayment" means a payment or other recovery of principal which is received in advance of its Due Date and applied upon receipt (or, in the case of a Partial Principal Prepayment, upon the next scheduled payment date on such Contract) to reduce the outstanding principal amount due on such Contract prior to the date or dates on which such principal amount is due.

          "Principal Prepayment in Full" means any Principal Prepayment of the entire principal balance of a Contract.

          "Rating Agencies" means Moody's and Fitch.

          "Realized Losses" means, as to any Distribution Date, the aggregate Net Liquidation Losses of all Contracts that became Liquidated Contracts during the immediately preceding month.

          "Record Date" means the Business Day immediately preceding the related Distribution Date; provided, however, that for any Class of Certificates not held through the Depository, the Record Date will be the last Business Day of the month immediately preceding the related Distribution Date.

          "Regular Certificate" means a Class A, Class M, Class B or Class X Certificate.

          "REMIC" means a "real estate mortgage investment conduit" as defined in Section 860D of the Code.

          "REMIC 1" as defined in the Preliminary Statement.

          "REMIC 2" as defined in the Preliminary Statement.

          "REMIC Change of Law" means any proposed, temporary or final regulation, revenue ruling, revenue procedure or other official announcement or interpretation relating to REMICs and the REMIC Provisions issued after the Closing Date.

          "REMIC Provisions" means the provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time, as well as provisions of applicable state laws.

          "Replaced Contract" has the meaning assigned in Section 3.06(b).

          "Repurchase Price" means, with respect to a Contract to be repurchased pursuant to Section 3.06, an amount equal to (a) the remaining principal amount outstanding on such Contract, plus (b) interest at the Contract Rate on such Contract from the end of the Due Period with respect to which the Obligor last made a payment through the end of the immediately preceding Due Period.

          "Required Reimbursement Account Deposit Amount" means the lesser of
(1) $10,000 and (2) (a) with respect to any Distribution Date prior to the occurrence of a Trustee Expense Reimbursement Trigger Event, the excess of $60,000 over the amount on deposit in the Trustee Expense Reimbursement Account and (b) with respect to any Distribution Date on or after the occurrence of a Trustee Expense Reimbursement Trigger Event, the excess of $120,000 over the amount on deposit in the Trustee Expense Reimbursement Account.

          "Responsible Officer" means, with respect to the Trustee, the chairman and any vice chairman of the board of directors, the president, the chairman and vice chairman of any executive committee of the board of directors, every vice president, assistant vice president, the secretary, every assistant secretary, cashier or any assistant cashier, controller or assistant controller, the treasurer, every assistant treasurer, every trust officer, assistant trust officer and every other officer or assistant officer of the Trustee customarily performing functions similar to those performed by persons who at the time shall be such officers, respectively, or to whom a corporate trust matter is referred because of knowledge of, familiarity with, and authority to act with respect to a particular matter.

          "Scheduled Payment" means, as to any Due Period and each Contract, the scheduled monthly payment of principal and/or interest required to be made by an Obligor on the related Contract.

          "Servicer" means Origen Financial, Inc. until any Service Transfer hereunder and thereafter means the new servicer appointed pursuant to Article VII.

          "Service Transfer" has the meaning assigned in Section 7.02.

          "Servicing Officer" means any officer of the Servicer involved in, or responsible for, the administration and servicing of Contracts whose name appears on a list of servicing officers appearing in an Officer's Certificate furnished to the Trustee by the Servicer, as the same may be amended from time to time.

          "Sixty-Day Delinquency Ratio" means, as to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the aggregate of the outstanding balances of all Contracts that were delinquent 60 days or more as of the end of the related Due Period (including Contracts in respect of which the related Manufactured Homes have been repossessed but are still in inventory), and the denominator of which is the Pool Principal Balance as of such Distribution Date.

          "Subsequent Contract" means a Contract sold by the Seller to the Trust pursuant to Section 2.03, such Contract being identified on Exhibit A attached to a Subsequent Transfer Instrument.

          "Subsequent Cut-off Date" means, with respect to a Subsequent Contract, day specified as such in the related Subsequent Transfer Instrument.

          "Subsequent Transfer Date" means, with respect to each Subsequent Transfer Instrument, the date on which the related Subsequent Contracts are sold to the Trust.

          "Subsequent Transfer Instrument" means each Subsequent Transfer Instrument dated as of a Subsequent Transfer Date executed by the Seller substantially in the form of Exhibit P, by which the Seller sells Subsequent Contracts to the Trust.

          "Subsidiary REMIC" has the meaning set forth in the Preliminary Statement.

          "Targeted Overcollateralization Amount" means, with respect to any Distribution Date, the product of (a) 4.50% and (b) the sum of the Cut-off Date Pool Principal Balance and the Original Pre-Funded Amount.

          "Tax Matters Person" means the person designated as "tax matters person" in the manner provided under Treasury regulation Section 1.860F-4(d) and temporary Treasury regulation Section 301.6231(a)(7)1T. Initially, the Tax Matters Person shall be the Class R Certificateholder.

          "Tax Matters Person Certificate" means the Class R Certificate with a Denomination of .00001%.

          "Transfer Agreement" means that certain Contract Purchase Agreement between the Depositor, as purchaser, and the Seller, as seller, dated as of February 1, 2001.

          "Trust" means the trust created by this Agreement, known as Origen Manufactured Housing Contract Senior/Subordinate Asset Backed Certificates Trust, Series 2001-A, the corpus of which consists of (a) all the rights, benefits, and obligations arising from and in connection with each Contract and any related Mortgage, (b) all rights under any Hazard Insurance Policy relating to a Manufactured Home securing a Contract for the benefit of the creditor of such Contract and proceeds from the Errors and Omissions Protection Policy and any blanket hazard policy to the extent such proceeds relate to any Manufactured Home, (c) all rights of the Depositor under the Transfer Agreement, (d) all remittances, deposits and payments made into the Certificate Account and the Distribution Account and amounts in the Certificate Account and the Distribution Account, (e) all proceeds in any way derived from any of the foregoing items, (f) all documents contained in the Contract Files or the Land-and-Home Contract Files and (g) the Pre-Funding Account.

          "Trustee Expense Reimbursement Account" means the account established pursuant to Section 8.09 hereof.

          "Trustee Expense Reimbursement Account Trigger Event" shall have occurred upon the first incurrence by the Trustee of any expense, including amounts for which it is entitled to reimbursement, for its services under this Agreement that are not covered by the Trustee Fee.

          "Trustee Fee" means an amount payable monthly from payments on the Contracts allocable to interest which will accrue at the Trustee Fee Rate, calculated on the basis of a 360-day year consisting of twelve 30-day months, and computed on the basis of the same principal amount for the same period as any related interest payment on the Contracts is computed.

          "Trustee Fee Rate" means 0.018% per annum.

          "Undelivered Contract" means as of any date of determination an Initial or Additional Contract identified, on the exception report attached to the Acknowledgment delivered by the Trustee under Section 2.04, as a Land-and-Home Contract as to which the Trustee did not receive the related Land-and-Home Contract File as of the Closing Date and has not received the related Land-and-Home Contract File and remitted payment to the Seller pursuant to Section 8.07(d).

          "Undelivered Contract Subaccount" means the subaccount so designated and established and maintained pursuant to Section 8.07.

          "Underwriter" means Lehman Brothers Inc.

          "Underwriter's Exemption" means Prohibited Transaction Exemption 2000-58, 65 Fed. Reg. 67765 (2000), as amended (or any successor thereto), or any substantially similar administrative exemption granted by the U.S. Department of Labor.

          "Underwriting Agreement" means the Underwriting Agreement, dated March 20, 2001, between the Depositor and the Underwriter.

          "Unpaid Class A Interest Shortfall" means, as to each class of Class A Certificates and any Distribution Date, the amount, if any, of the Class A Interest Shortfall applicable to such Class for the prior Distribution Date, plus accrued interest (to the extent payment thereof is legally permissible) at the related Pass-Through Rate on the amount thereof from such prior Distribution Date to such current Distribution Date (calculated in the manner specified in Section 1.03).

          "Unpaid Class A Principal Shortfall" means, as to each Class of Class A Certificates and any Distribution Date, the amount, if any, by which the aggregate of the Class A Principal Shortfalls for prior Distribution Dates is in excess of the amounts distributed on prior Distribution Dates to Holders of Class A Certificates pursuant to Section 8.03(a)(8)(ii).

          "Unpaid Class B-1 Interest Shortfall" means, as to any Distribution Date, the amount, if any, of the Class B-1 Interest Shortfall for the prior Distribution Date, plus accrued interest (to the extent payment thereof is legally permissible) at the Class B-1 Pass-Through Rate on the amount thereof from such prior Distribution Date to such current Distribution Date (calculated in the manner specified in Section 1.03).

          "Unpaid Class B-1 Liquidation Loss Interest Shortfall" means, as to any Distribution Date, the sum of (i) the amount, if any, of the remainder of
(x) the Class B-1 Liquidation Loss Interest Amount, if any, for the immediately prior Distribution Date, plus (y) the Unpaid Class B-1 Liquidation Loss Interest Shortfall determined as of such immediately prior Distribution Date, minus (z) all amounts distributed to the Holders of the Class B-1 Certificates on account of any Unpaid Class B-1 Liquidation Loss Interest Shortfall pursuant to Section 8.03(a)(11)(iv) on such immediately prior Distribution Date, plus (ii) accrued interest (to the extent payment thereof is legally permissible) at the Class B-1 Pass-Through Rate on the amount specified in clause (i) from such prior Distribution Date to such current Distribution Date (calculated in the manner specified in Section 1.03).

          "Unpaid Class B-1 Principal Shortfall" means, as to any Distribution Date, the amount, if any, by which the aggregate of the Class B-1 Principal Shortfalls for prior Distribution Dates is in excess of the amounts distributed on prior Distribution Dates to Holders of Class B-1 Certificates pursuant to Section 8.03(a)(11)(i).

          "Unpaid Class M-1 Interest Shortfall" means, as to any Distribution Date, the amount, if any, of the Class M-1 Interest Shortfall for the prior Distribution Date, plus accrued interest (to the extent payment thereof is legally permissible) at the Class M-1 Pass-Through Rate on the amount thereof from such prior Distribution Date to such current Distribution Date (calculated in the manner specified in Section 1.03).

          "Unpaid Class M-1 Liquidation Loss Interest Shortfall" means, as to any Distribution Date, the sum of (i) the amount, if any, of the remainder of
(x) the Class M-1 Liquidation Loss Interest Amount, if any, for the immediately prior Distribution Date, plus (y) the Unpaid Class M-1 Liquidation Loss Interest Shortfall determined as of such immediately prior Distribution Date, minus (z) all amounts distributed to the Holders of the Class M-1 Certificates on account of any Unpaid Class M-1 Liquidation Loss Interest Shortfall pursuant to Section 8.03(a)(9)(iv) on such immediately prior Distribution Date, plus (ii) accrued interest (to the extent payment thereof is legally permissible) at the Class M-1 Pass-Through Rate on the amount specified in clause (i) from such prior Distribution Date to such current Distribution Date (calculated in the manner specified in Section 1.03).

          "Unpaid Class M-1 Principal Shortfall" means, as to any Distribution Date, the amount, if any, by which the aggregate of the Class M-1 Principal Shortfalls for prior Distribution Dates is in excess of the amounts distributed on prior Distribution Dates to Holders of Class M-1 Certificates pursuant to Section 8.03(a)(9)(i).

          "Unpaid Class M-2 Interest Shortfall" means, as to any Distribution Date, the amount, if any, of the Class M-2 Interest Shortfall for the prior Distribution Date, plus accrued interest (to the extent payment thereof is legally permissible) at the Class M-2 Pass-Through Rate on the amount thereof from such prior Distribution Date to such current Distribution Date (calculated in the manner specified in Section 1.03).

          "Unpaid Class M-2 Liquidation Loss Interest Shortfall" means, as to any Distribution Date, the sum of (i) the amount, if any, of the remainder of
(x) the Class M-2 Liquidation Loss Interest Amount, if any, for the immediately prior Distribution Date, plus (y) the Unpaid Class M-2 Liquidation Loss Interest Shortfall determined as of such immediately prior Distribution Date, minus (z) all amounts distributed to the Holders of the Class M-2 Certificates on account of any Unpaid Class M-2 Liquidation Loss Interest Shortfall pursuant to Section 8.03(a)(10)(iv) on such immediately prior Distribution Date, plus (ii) accrued interest (to the extent payment thereof is legally permissible) at the Class M-2 Pass-Through Rate on the amount specified in clause (i) from such prior Distribution Date to such current Distribution Date (calculated in the manner specified in Section 1.03).

          "Unpaid Class M-2 Principal Shortfall" means, as to any Distribution Date, the amount, if any, by which the aggregate of the Class M-2 Principal Shortfalls for prior Distribution Dates is in excess of the amounts distributed on prior Distribution Dates to Holders of Class M-2 Certificates pursuant to Section 8.03(a)(10)(i).

          "Weighted Average Net Contract Rate" means, as to any Distribution Date, the weighted average (determined by Principal Balance) of the Contract Rates of all Contracts that were outstanding on the first day of the prior related Due Period net of the sum of the rate at which the Monthly Servicing Fee is calculated, the Trustee Fee Rate and the Backup Servicing Fee Rate.

     SECTION 1.03. Calculations.

          All calculations of the amount of interest accrued on the Certificates with respect to any Distribution Date (other than with respect to the first Distribution Date) shall be during the related Accrual Period calculated on the basis of a 360-day year of twelve 30-day months. For the first Distribution Date, the calculations of interest accrued on the Certificates shall be calculated on the basis of the actual number of days elapsed during the first Accrual Period and a 360-day year.

                                  ARTICLE II

                 ESTABLISHMENT OF TRUST; TRANSFER OF CONTRACTS

     SECTION 2.01. Closing.

          (a) There is hereby created, by the Depositor as settlor, a separate trust which shall be known as Origen Manufactured Housing Contract Senior/Subordinate Asset-Backed Certificate Trust, Series 2001-A. By the execution and delivery of this Agreement, the Depositor has agreed that it will elect or will cause an election to be made to treat the pool of assets comprising each of the Subsidiary REMIC and the Master REMIC, excluding the Pre-Funding Account, as a REMIC. The Trust shall be administered pursuant to the provisions of this Agreement for the benefit of the Certificateholders.

          (b) The Depositor hereby transfers, assigns, delivers, sells, sets over and otherwise conveys to the Trustee or the Custodian on behalf of the Trust, (1) all the right, title and interest of the Depositor in and to the Contracts, including, without limitation, all right, title and interest in and to the Collateral Security, all rights to receive payments on or with respect to the Contracts and all rights of the Depositor under the Transfer Agreement,
(2) all rights under every Hazard Insurance Policy relating to a Manufactured Home securing a Contract for the benefit of the creditor of such Contract, (3) the proceeds from the Errors and Omissions Protection Policy and all rights under any blanket hazard insurance policy to the extent they relate to the Manufactured Homes, (4) all documents contained in the Contract Files and the Land-and-Home Contract Files, subject to the exceptions set forth on Schedule A to Exhibit H of this Agreement, (5) amounts on deposit in the Pre-Funding Account and (6) all proceeds and products in any way derived from any of the foregoing.

          (c) Reserved.

          (d) Although the parties intend that the conveyance of the Depositor's right, title and interest in and to the Contracts and the Collateral Security pursuant to this Agreement and each Subsequent Transfer Instrument shall constitute a purchase and sale and not a pledge of security for loans from the Certificateholders, it is the intent of this Agreement that if such conveyances are deemed to be a pledge of security for loans from the Certificateholders or any other Persons (the "Secured Obligations"), the parties intend that the rights and obligations of the parties to the Secured Obligations shall be established pursuant to the terms of this Agreement. The parties also intend and agree that the Depositor shall be deemed to have granted to the Trustee, and the Depositor does hereby grant to the Trustee, a perfected first-priority security interest in the items designated in Section 2.01(b)(1) through 2.01(b)(6) above and in each Subsequent Transfer Instrument, and all proceeds thereof, to secure the Secured Obligations, and that this Agreement shall constitute a security agreement under applicable law. If the trust created by this Agreement terminates prior to the satisfaction of the claims of any Person under any Certificates or the Secured Obligations, the security interest created hereby shall continue in full force and effect and the Trustee shall be deemed to be the collateral agent for the benefit of such Person.

     SECTION 2.02. Conditions to the Closing.

          On or before the Closing Date, unless a condition is waived by the Depositor and the Underwriter, the Seller shall deliver or cause to be delivered the following documents to the Trustee:

                         (1) The List of Contracts identifying all Initial and
                    Additional Contracts.

                         (2) A certificate of an officer of the Seller
                    substantially in the form of Exhibit E hereto.

                         (3) An Opinion of Counsel for the Seller.

                         (4) A letter acceptable to the Underwriter from
                    Deloitte & Touche or another nationally recognized accounting firm, stating that such firm has reviewed the Initial Contracts on a statistical sampling basis and setting forth the results of such review.

                         (5) Copies of resolutions of the board of directors
                    of the Seller or of the executive committee of the board of directors of the Seller approving the execution, delivery and performance of this Agreement, the creation of the Trust and the transactions contemplated hereunder, certified in each case by the secretary or an assistant secretary of the Seller.

                         (6) Officially certified recent evidence of due
                    incorporation and good standing of the Seller under the laws of the State of Virginia.

                         (7) Copies of UCC-1 financing statements, executed by
                    the Seller as debtor, naming the Depositor as secured party and listing the Contracts as collateral, to be filed with the Secretary of State of Virginia.

                         (8) The Land-and-Home Contract File for each Initial
                    and Additional Contract that is a Land-and-Home Contract.

                         (9) An executed copy of the Assignment of the Seller
                    substantially in the form of Exhibit D hereto.

                         (10) An Officer's Certificate listing the Servicer's
                    Servicing Officers.

                         (11) Evidence of deposit in the Certificate Account
                    of all funds received with respect to the Initial and Additional Contracts after the Cut-off Date and prior to the Closing Date, together with an Officer's Certificate to the effect that such amount is correct.

                         (12) [Reserved].

                         (13) A letter from Moody's confirming that it has
                    assigned the Class A Certificates a rating of Aaa, the Class M-1 Certificates a rating of "Aa2", the Class M-2 Certificates a rating of "A2," the Class B-1 Certificates a rating of "Baa2".

                         (14) A letter from Fitch confirming that it has
                    assigned the Class A Certificates a rating of AAA, the Class M-1 Certificates a rating of "AA," the Class M-2 Certificates a rating of "A", the Class B-1 Certificates a rating of "BBB".

                         (15) An executed copy of the Transfer Agreement.

                         (16) Any other documents or certificates that the
                    Trustee or the Depositor may reasonably request.

     SECTION 2.03. Conveyance of the Subsequent Contracts.

          (a) Subject to the conditions set forth in paragraph (b) below, in consideration of the Trustee's delivery on the related Subsequent Transfer Dates to or upon the order of the Seller of all or a portion of the balance of funds in the Pre-Funding Account, the Seller shall on any Subsequent Transfer Date sell, transfer, assign, set over and convey to the Trust by execution and delivery of a Subsequent Transfer Instrument, all the right, title and interest of the Seller in and to the Subsequent Contracts identified on the List of Contracts attached to the Subsequent Transfer Instrument, including all rights to receive payments on or with respect to the Subsequent Contracts due after the related Subsequent Cut-off Date, and all items with respect to such Subsequent Contracts in the related Contract Files and Land-and-Home Contract Files. The transfer to the Trustee by the Seller of the Subsequent Contracts shall be absolute and is intended by the Seller, the Trustee and the Certificateholders to constitute and to be treated as a sale of the Subsequent Contracts by the Seller to the Trust.

          The purchase price paid by the Trustee shall be one hundred percent (100%) of the aggregate Cut-off Date Principal Balances of such Subsequent Contracts. The purchase price of Subsequent Contracts shall be paid solely with amounts in the Pre-Funding Account. This Agreement shall constitute a fixed price contract in accordance with Section 860G(a)(3)(A)(ii) of the Code.

          (b) The Seller shall transfer the Subsequent Contracts to the Trustee, and the Trustee shall release funds from the Pre-Funding Account, only upon the satisfaction of each of the following conditions on or prior to the related Subsequent Transfer Date:

          (i) the Seller shall have provided the Trustee with an Addition Notice at least five Business Days prior to the Subsequent Transfer Date and shall have provided any information reasonably requested by the Trustee with respect to the Subsequent Contracts;

          (ii) the Seller shall have delivered the related Contract File and Land-and-Home Contract File for each Subsequent Land-and-Home Contract to the Custodian at least two Business Days prior to the Subsequent Transfer Date;

          (iii) the Seller shall have delivered to the Trustee a duly executed Subsequent Transfer Instrument substantially in the form of Exhibit P, which shall include a List of Contracts identifying the related Subsequent Contracts;

          (iv) as of each Subsequent Transfer Date, as evidenced by delivery of the Subsequent Transfer Instrument, the Seller shall not be insolvent nor shall it have been made insolvent by such transfer nor shall it be aware of any pending insolvency;

          (v) such sale and transfer shall not result in a material adverse tax consequence to the Trust (including the Master REMIC and the Subsidiary REMIC) or the Certificateholders;

          (vi) the Pre-Funding Period shall not have ended;

          (vii) the Seller shall have delivered to the Trustee an Officer's Certificate, substantially in the form attached hereto as Exhibit Q, confirming the satisfaction of each condition precedent and the representations specified in this Section 2.03 and in Sections 3.01 and 3.03; and

          (viii) the Seller shall have delivered to the Trustee Opinions of Counsel addressed to Fitch, Moody's and the Trustee with respect to the transfer of the Subsequent Contracts substantially in the form of the Opinions of Counsel delivered to the Trustee on the Closing Date regarding certain bankruptcy, corporate and tax matters, unless such matters are covered in the opinions delivered on the Closing Date.

          (ix) the Seller shall have delivered to the Trustee a copy of the executed Subsequent Transfer Instrument between the Seller and the Trustee, substantially in the form of Exhibit A to the Transfer Agreement and dated as of the Subsequent Transfer Date.

          (c) Before the last day of the Pre-Funding Period, the Seller shall deliver to the Trustee a letter from Deloitte & Touche or another nationally recognized accounting firm retained by the Seller (with copies provided to the Rating Agencies, the Underwriter and the Depositor) that is in form, substance and methodology the same as that delivered under Section 2.02(5) of this Agreement, except that it shall address the Subsequent Contracts and their conformity in all material respects to the characteristics described in
Section 3.04(3) of this Agreement.

     SECTION 2.04. Acceptance by Trustee.

          (a) On the Closing Date and each Subsequent Transfer Date, if the conditions set forth in Sections 2.01, 2.02 and 2.03, respectively, have been satisfied, the Trustee shall deliver a certificate to the Depositor substantially in the form of Exhibit G hereto acknowledging conveyance of the Contracts, identified on the applicable List of Contracts and the related Contract Files and Land-and-Home Contract Files to the Trustee, subject to the Custodian's review below, and declaring that the Trustee, directly or through the Custodian, will hold all Contracts that have been delivered in trust, upon the terms herein set forth, for the use and benefit of all Certificateholders and on the Closing Date the Trustee shall issue upon the order of the Depositor Certificates representing ownership of a beneficial interest in 100% of the Trust.

          (b)

          (i) On or prior to the Closing Date, the Trustee will review each Contract File to ascertain that the documents delivered pursuant to
     Section 2.01 appear on their face to contain the requisite signatures by or on behalf of the respective parties thereto, and shall deliver to the Depositor (with a complete copy thereof to the Servicer) the acknowledgement and certification in the form attached hereto as Exhibit H, subject to any exceptions noted in an exceptions schedule attached thereto, to the effect that, as to each Contract set forth on the List of
     Contracts: (A) all of the following documents are in its possession or have been delivered for recording or filing: (I) all documents specified in clauses (a), (b), (d), (f) and (g) of the definition of "Contract File" and (II) documents specified in clauses (c), (e), (h), (i) and (j) of the definition of "Contract File" for those Contracts which the Seller or Depositor has notified the Trustee or the Custodian, with respect to clause (c), as having an assumption, modification, consolidation or extension agreement, with respect to clause (e), which type of perfection of security interest in the related Manufactured Home granted by the Contract should be in the Contract File, with respect to clause (h), as having a guarantee executed in connection with the promissory note, with respect to clause (i), as having a loan transfer agreement, and with respect to clause (j), identifying any other collateral security and (B) such documents have been reviewed by it and appear to relate to such Contract.

          (ii) On or prior to the Closing Date, the Trustee will review each Land-and-Home Contract File to ascertain that the documents delivered pursuant to Section 2.01 appear on their face to contain the requisite signatures by or on behalf of the respective parties thereto, and shall deliver to the Depositor (with a complete copy thereof to the Servicer) the acknowledgement and certification in the form attached hereto as Exhibit H, subject to any exceptions noted in an exceptions schedule attached thereto, to the effect that, as to each Land-and-Home Contract set forth on the List of Contracts: (A) all of the following documents are in its possession or have been delivered for recording or filing: (I) all documents specified in clauses (a), (b), (c), (d) and (e) of the definition of "Land-and-Home Contract File" and (II) documents specified in clause (f) of the definition of "Land-and-Home Contract File" for those Contracts which the Seller or Depositor has notified the Trustee or the Custodian as having an assumption, modification, consolidation or extension agreement and (B) such documents have been reviewed by it and appear to relate to such Contract.

          (iii) With respect to Sections 2.04(b)(i) and (ii) above, the Trustee will update the exceptions set forth on Schedule A of Exhibit H hereto every 90 days until the 2nd anniversary of the Closing Date and distribute such updated schedules to the Depositor, Servicer and Seller. In performing the review set forth in Sections 2.04(b)(i) and (ii) above, the Trustee shall make sure that the documents are executed and endorsed, but shall be under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that the same are valid, binding, legally effective, properly endorsed, genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded or are in recordable form or that they are other than what they purport to be on their face. The Trustee shall have no responsibility for verifying the genuineness or the legal effectiveness of or authority for any signatures of or on behalf of any party or endorser.

          (c) If, in its review of the Contract Files and the Land-and-Home Contract Files as described in Exhibit G, the Trustee or its Custodian discovers a breach of the representations or warranties set forth in Sections 2.02(14), 3.02, 3.03, 3.04 or 3.05, the Seller shall promptly cure such breach or repurchase or replace such Contract pursuant to Section 3.06.

     SECTION 2.05. REMIC Provisions.

          The Preliminary Statement sets forth the designations and "latest possible maturity date" for federal income tax purposes of all interests created hereby. The "Startup Day" for purposes of the REMIC Provisions shall be the Closing Date. The "tax matters person" with respect to each REMIC created hereunder shall be the Class R Certificateholder and the Class R Certificateholder shall hold the Tax Matters Person Certificate. The Trustee shall act as agent for the Tax Matters Person. The Trust's fiscal year shall be the calendar year and, for the purposes of Section 860C of the Code, the taxable income of each REMIC created hereunder shall be computed under an accrual method of accounting.

          It is intended that the assets with respect to which any REMIC election is to be made, as set forth in the Preliminary Statement, shall constitute, and that the conduct of matters relating to such assets shall be such as to qualify such assets as, a "real estate mortgage investment conduit" as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Trustee covenants and agrees that it shall act as agent (and the Trustee is hereby appointed to act as agent) on behalf of each REMIC created hereunder and that in such capacity it shall: (a) prepare and file, or cause to be prepared and filed, in a timely manner, U.S. Real Estate Mortgage Investment Conduit Income Tax Returns (Forms 1066 or any successor form adopted by the Internal Revenue Service) and prepare and file or cause to be prepared and filed with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to each REMIC created hereunder, containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish or cause to be furnished to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby; (b) within thirty days of the Closing Date, furnish or cause to be furnished to the Internal Revenue Service, on Forms 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such Form, and update such information at the time or times in the manner required by the Code; (c) make or cause to be made elections that such assets be treated as a REMIC on the federal tax return for its first taxable year (and, if necessary, under applicable state law); (d) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions, including without limitation, the calculation of any original issue discount using the prepayment assumption described in the Prospectus Supplement; (e) provide information necessary for the computation of tax imposed on the transfer of a Class R Certificate to a Person that is not a Permitted Transferee, or an agent (including a broker, nominee or other middleman) of a non-Permitted Transferee, or a pass-through entity in which a non-Permitted Transferee is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax); (f) to the extent that they are under its control, conduct matters relating to such assets at all times that any Certificates are outstanding so as to maintain the REMIC status of each REMIC created hereunder under the REMIC Provisions; (g) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of either of the REMICs created hereunder; (h) pay, from the sources specified in the last paragraph of this Section 2.05, the amount of any federal or state tax, including prohibited transaction taxes as described below, imposed on each REMIC created hereunder prior to its termination when and as the same shall be due and payable (but such obligation shall not prevent the Trustee or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Trustee from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings); (i) ensure that federal, state or local income tax or information returns shall be signed by the Trustee or such other person as may be required to sign such returns by the Code or state or local laws, regulations or rules; (j) maintain records relating to each REMIC created hereunder, including, but not limited to, the income, expenses, assets and liabilities thereof and the fair market value and adjusted basis of the assets determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information; and (k) as and when necessary and appropriate, represent at the expense of the Trust each REMIC created hereunder in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of each REMIC created hereunder, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of each REMIC created hereunder, and otherwise act on behalf of each REMIC created hereunder in relation to any tax matter or controversy involving it.

          In order to enable the Trustee to perform its duties as set forth herein, the Seller shall provide, or cause to be provided, to the Trustee within ten (10) days after the Closing Date all information or data that the Trustee requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of the Certificates and the Loans. Thereafter, the Seller shall provide to the Trustee promptly upon written request therefor, any such additional information or data that the Trustee may, from time to time, reasonably request in order to enable the Trustee to perform its duties as set forth herein. The Seller hereby indemnifies the Trustee for any losses, liabilities, damages, claims or expenses of the Trustee arising from any errors or miscalculations of the Trustee that result from any failure of the Seller to provide, or to cause to be provided, accurate information or data to the Trustee on a timely basis.

          In the event that any tax is imposed on "prohibited transactions" of any REMIC created hereunder as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of any REMIC created hereunder as defined in Section 860G(c) of the Code, on any contribution to any REMIC created hereunder after the Startup Day pursuant to Section 860G(d) of the Code, or any other tax is imposed, such tax shall be paid from the Trust or as otherwise provided for herein, provided that such tax shall be paid by (i) the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Agreement, (ii) the Servicer, or if such tax arises out of or results from a breach by the Servicer or Seller of any of their obligations under this Agreement, (iii) the Seller, if any tax arises out of or results from the Seller's obligation to repurchase a Contract pursuant to Section 3.06.

                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES

     SECTION 3.01. Representations and Warranties Regarding the Seller.

          (a) Reserved

          (b) The Seller represents and warrants, effective on the Closing Date and each Subsequent Transfer Date, that:

                         (1) Organization and Good Standing. The Seller is a
                    corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the corporate power to own its assets and to transact the business in which it is currently engaged. The Seller is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or condition (financial or other) of the Seller.

                         (2) Authorization; Binding Obligations. The Seller
                    has the power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated under this Agreement, and cause the Trust to make, execute, deliver and perform its obligations under this Agreement and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of the Seller enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies.

                         (3) No Consent Required. The Seller is not required
                    to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement.

                         (4) No Violations. The execution, delivery and
                    performance of this Agreement by the Seller will not violate any provision of any existing law or regulation or any order or decree of any court or the Articles of Incorporation or Bylaws of the Seller, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Seller is a party or by which the Seller may be bound.

                         (5) Litigation. No litigation or administrative
                    proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Seller threatened, against the Seller or any of its properties or with respect to this Agreement or the Certificates which, if adversely determined, would in the opinion of the Seller have a material adverse effect on the transactions contemplated by this Agreement.

                         (6) Licensing. The Seller is duly registered as a
                    finance company in each state in which Contracts were originated, to the extent such registration is required by applicable law.

    SECTION 3.02. Representations and Warranties Regarding Each Contract.

         The Seller represents and warrants, as of the Closing Date with respect to each Initial and Additional Contract, and as of the applicable Subsequent Transfer Date with respect to each Subsequent Contract identified on the List of Contracts attached to the related Subsequent Transfer
Instrument:

                         (1) List of Contracts. The information set forth in
                    the applicable List of Contracts is true and correct as of its date.

                         (2) Payments. As of the Cut-off Date, the most recent
                    scheduled payment was made by or on behalf of the Obligor (without any advance from the Seller or any Person acting at the request of the Seller) or was not past due for more than 59 days (in the case of an Initial or Additional Contract) or 30 days (in the case of a Subsequent Contract).

                         (3) No Waivers. The terms of the Contract have not
                    been waived, altered or modified in any respect, except by instruments or documents identified in the Contract File or Land-and-Home Contract File, as applicable.

                         (4) Binding Obligation. The Contract is the legal,
                    valid and binding obligation of the Obligor thereunder and is enforceable in accordance with its terms, except as such enforceability may be limited by laws affecting the enforcement of creditors' rights generally.

                         (5) No Defenses. The Contract is not subject to any
                    right of rescission, setoff, counterclaim or defense, including the defense of usury, and the operation of any of the terms of the Contract or the exercise of any right thereunder will not render the Contract unenforceable in whole or in part or subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and no such right of rescission, setoff, counterclaim or defense has been asserted with respect thereto.

                         (6) Insurance Coverage. The Manufactured Home
                    securing the Contract is covered by a Hazard Insurance Policy in the amount required by Section 5.09. With respect to any Contract, the Seller has obtained: (a) a statement from the Obligor's insurance agent that the Manufactured Home was, at the time of origination of the Contract, not in a federally designated special flood hazard area; or (b) evidence that, at the time of origination, flood insurance was in effect, which coverage is at least equal to that required by Section 5.09 or such lesser coverage as may be available under the federal flood insurance program. All premiums due as of the Closing Date on such insurance have been paid in full.

                         (7) Origination. The Contract was originated by a
                    manufactured housing dealer and purchased by the Seller or originated or acquired by the Seller directly, in the regular course of its business.

                         (8) Lawful Assignment. The Contract was not
                    originated in and is not subject to the laws of any jurisdiction whose laws would make the transfer of the Contract pursuant to this Agreement or pursuant to transfers of Certificates, or the ownership of the Contract by the Trust, unlawful or render the Contract unenforceable.

                         (9) Compliance with Law. At the date of origination
                    of the Contract, all requirements of any federal and state laws, rules and regulations applicable to the Contract, including, without limitation, usury, truth in lending and equal credit opportunity laws, have been complied with, and the Seller shall for at least the period of this Agreement, maintain in its possession, available for the Trustee's inspection, and shall deliver to the Trustee upon demand, evidence of compliance with all such requirements. Such compliance is not affected by the Trust's ownership of the Contract.

                         (10) Contract in Force. The Contract has not been
                    satisfied or subordinated in whole or in part or rescinded, and the Manufactured Home securing the Contract has not been released from the lien of the Contract in whole or in part.

                         (11) Valid Security Interest. Each Contract (other
                    than the Land-and-Home Contracts) creates a valid and enforceable perfected first priority security interest in favor of the Seller in the Manufactured Home covered thereby as security for payment of the Cut-off Date Principal Balance of such Contract. The Seller has assigned all of its right, title and interest in such Contract, including the security interest in the Manufactured Home covered thereby, to the Depositor, and the Depositor has assigned all of its right, title and interest in such Contract, including the security interest in the Manufactured Home covered thereby, to the Trustee. The Trustee has and will have a valid and perfected and enforceable first priority security interest in such Contract and Manufactured Home.

               Each Mortgage is a valid first lien in favor of the Seller on real property securing the amount owed by the Obligor under the related Land-and-Home Contract subject only to (a) the lien of current real property taxes and assessments, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally in the area wherein the property subject to the Mortgage is located or specifically reflected in the appraisal obtained in connection with the origination of the related Land-and-Home Contract obtained by the Seller and (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage. As of the Closing Date, with respect to each Initial and Additional Contract , and as of the Subsequent Transfer Date, the Seller will have assigned all of its right, title and interest in such Land-and-Home Contract and related Mortgage, including the security interest in the Manufactured Home covered thereby, to the Depositor who has assigned it to the Trustee. The Trustee has and will have a valid and perfected and enforceable first priority security interest in the related Mortgaged Property subject to the exceptions set forth above.

                         (12) Capacity of Parties. The signature(s) of the
                    Obligor(s) on the Contract are genuine and all parties to the Contract had full legal capacity to execute the Contract.

                         (13) Good Title. In the case of a Contract purchased
                    from a manufactured housing dealer, the Seller purchased the Contract for fair value and took possession thereof in the ordinary course of its business, without knowledge that the Contract was subject to a security interest. Immediately prior to the transfer of the Contract by the Seller to the Depositor under the terms of the Transfer Agreement, the Seller had good and marketable title thereto free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest and was the sole owner thereof with full right to transfer the Contract to the Seller. With respect to any Contract bearing a stamp indicating that such Contract has been sold to another party, such other party's interest in such Contract has been released.

                         (14) No Defaults. As of the Cut-off Date or
                    Subsequent Cut-off Date, as applicable, there was no default, breach, violation or event permitting acceleration existing under the Contract and no event which, with notice and the expiration of any grace or cure period, would constitute such a default, breach, violation or event permitting acceleration under such Contract (except payment delinquencies permitted by clause (2) above). The Seller has not waived any such default, breach, violation or event permitting acceleration except payment delinquencies permitted by clause (2) above. As of the Closing Date or the Subsequent Transfer Date, as applicable, the related Manufactured Home is, to the best of the Seller's knowledge, free of damage and in good repair. No Manufactured Home has suffered damage that is not covered by a Hazard Insurance Policy, including, but not limited to, hurricanes, earthquakes, floods, tornadoes, straight-line winds, sinkholes, mudslides, volcanic eruptions and other natural disasters.

                         (15) No Liens. As of the Closing Date or the
                    Subsequent Transfer Date, as applicable, there are no liens or claims which have been filed for work, labor or materials affecting the Manufactured Home or any related Mortgaged Property securing the Contract which are or may be liens prior to, or equal or coordinate with, the lien of the Contract.

                         (16) Equal Installments. Each Contract with a fixed
                    Contract Rate provides for level monthly payments which, if paid on each Due Date, fully amortize the loan over its term.

                         (17) Enforceability. The Contract contains customary
                    and enforceable provisions so as to render the rights and remedies of the holder thereof adequate for the realization against the collateral of the benefits of the security provided thereby.

                         (18) One Original. There is only one original
                    executed Contract (other than the original executed copy retained by the Obligor), which Contract has been delivered to the Trustee or the Custodian on or before the Closing Date or the Subsequent Transfer Date, as applicable

                         (19) Loan-to-Value Ratio. At the time of their
                    origination all of the Contracts had Loan-to-Value Ratios not greater than 100%.

                         (20) Primary Resident. At the time of origination of
                    the Contract the Obligor was the primary resident of the related Manufactured Home. In the case of the "Buy For" program, the Obligor has purchased the Manufactured Home for the primary resident. The "Buy For" program loans represent 129 Initial Contracts and 4.14% of the Cut-off Date Principal Balance of the Initial Contracts as of the Cut-off Date.

                         (21) Not Real Estate. With respect to each Contract
                    other than a Land-and-Home Contract, the related Manufactured Home is not generally considered or classified as part of the real estate on which it is located under the laws of the jurisdiction in which it is located.

                         (22) Notation of Security Interest. With respect to
                    each Contract other than a Land-and-Home Contract, if the related Manufactured Home is located in a state in which notation of a security interest on the title document is required or permitted to perfect such security interest, the title document shows, or if a new or replacement title document with respect to such Manufactured Home is being applied for such title document will be issued within 180 days and will show, the Seller or its assignee as the holder of a first priority security interest in such Manufactured Home; if the related Manufactured Home is located in a state in which the filing of a financing statement under the UCC is required to perfect a security interest in manufactured housing, such filings or recordings have been duly made and show the Seller or its assignee as secured party. If the related Manufactured Home secures a Land-and-Home Contract, such Manufactured Home is subject to a Mortgage properly filed in the appropriate public recording office or such Mortgage will be properly filed in the appropriate public recording office within 180 days, naming the Seller as mortgagee. In either case, the Trustee has the same rights as the secured party of record would have (if such secured party were still the owner of the Contract) against all Persons (including the Seller and any trustee in bankruptcy of the Seller) claiming an interest in such Manufactured Home.

                         (23) Secondary Mortgage Market Enhancement Act. The
                    related Manufactured Home is a "manufactured home" within the meaning of 42 United States Code, Section 5402(6). Each manufactured housing dealer from whom the Seller purchased such Contract, if any, was then approved by the Seller in accordance with the requirements of the Secretary of Housing and Urban Development set forth in 24 CFR Section 201.27. At the origination of each Contract, the Seller was approved for insurance by the Secretary of Housing and Urban Development pursuant to Section 2 of the National Housing Act.

                         (24) Qualified Mortgage. The Contract represents a
                    "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code. The Seller represents and warrants that, either as of the date of origination or the Closing Date, the fair market value of the property securing each Contract was not less than 80% of the "adjusted issue price" (within the meaning of the REMIC Provisions) of such Contract.

                         (25) Simple Interest and Actuarial Contracts. No more
                    than 97.65% of the Initial Contracts are "simple interest" manufactured housing installment loan agreements or manufactured housing installment sales contracts and the remaining Initial Contracts are actuarial manufactured housing installment loan agreements or manufactured housing installment sales contracts.

                         (26) Land-and-Home Contracts: No Contract other than
                    a Land-and-Home Contract is secured, or intended to be secured, in whole or in part by the lien of a mortgage or deed of trust creating a first lien on an estate in fee simple in the real property.

                         (27) Financing of Real Property: No Contract other
                    than a Land-and-Home Contract has financed any amount in respect of real property.

    SECTION 3.03.  Reserved.

    SECTION 3.04. Representations and Warranties Regarding the Contracts in the Aggregate.

          The Seller represents and warrants, as of the Closing Date with respect to the Initial and Additional Contracts, and as of each Subsequent Transfer Date with respect to the related Subsequent Contracts, that:

                         (1) Amounts. The aggregate principal amounts payable
                    by Obligors under the Contracts as of the Cut-off Date equal the Cut-off Date Pool Principal Balance. The aggregate principal amounts payable by Obligors under the Initial Contracts as of the Cut-off Date equal $97,660,826.22. The aggregate principal amounts payable by Obligors under the Initial and Additional Contracts as of the Cut-off Date equal $140,144,610.37.

                         (2) Characteristics of Initial and Additional
                    Contracts. The Initial and Additional Contracts have the following characteristics as of the Cut-off Date:

(A) the Obligors on not more than 25% of the Initial and Additional Contracts by Cut-off Date Pool Principal Balance are located in any one state, the Obligors on not more than 0.75% of the Contracts by Cut-off Date Pool Principal Balance are located in an area with the same zip code and the Obligors on not more than 0.25% of the Contracts by Cut-off Date Pool Principal Balance are located in California in an area with the same zip code;

(B) no Initial or Additional Contract has a remaining maturity of fewer than 24 months or more than 360 months;

(C) the final scheduled payment date on the Initial or Additional Contract with the latest maturity is in May 2031;

(D) 88.88% of the Initial and Additional Contracts by Cut-off Date Pool Principal Balance is attributable to loans for purchases of new Manufactured Homes and approximately 11.12% is attributable to loans for purchases of used Manufactured Homes;

(E) 3.84% of the Initial and Additional Contracts by Cut-off Date Pool Principal Balance is attributable to Land-and-Home Contracts;

(F) the Weighted Average Net Contract Rate of the Initial and Additional Contracts as of the Cut-off Date is 11.78% per annum;

(G) 71.46% of the Initial and Additional Contracts by Cut-off Date Pool Principal Balance is attributable to loans for the purchase of multi-section Manufactured Homes;

(H) the weighted average (by Cut-off Date Pool Principal Balance) loan to value ratio of the Initial and Additional Contracts is 87.95%;

(I)  no Initial or Additional Contract was originated before February 1997;
     and

(J) 31.44% of the Initial and Additional Contracts by Cut-off Date Pool Principal Balance are secured by Manufactured Homes located in a mobile home park.

                         (3) Characteristics of All Contracts. The Contracts
                    have the following characteristics as of the end of the Pre-Funding Period:

(A) the Weighted Average Net Contract Rate is not less than 11.72%, and not more than 1% of the Cut-off Date Pool Principal Balance is attributable to Contracts with a Contract Rate of less than 8%;

(B) the weighted average (by Cut-off Date Pool Principal Balance) Loan-to-Value Ratio of the Contracts is not more than 88.25%;

(C) not less than 88% of the Cut-off Date Pool Principal Balance is attributable to loans for purchases of new Manufactured Homes;

(D) not more than 29% of the Cut-off Date Pool Principal Balance is attributable to loans for the purchase of single-section Manufactured Homes, and not less than 71% of the Cut-off Date Pool Principal Balance is attributable to loans for the purchase of multi-section Manufactured Homes;

(E) not less than 1% of the Cut-off Date Pool Principal Balance is attributable to Land-and-Home Contracts;

(F) not more than 34% of the Cut-off Date Pool Principal Balance is attributable to loans secured by Manufactured Homes located in parks;

(G) the final scheduled payment date on the Contract with the latest maturity will not be later than the end of February 2032;

(H)  the weighted average FICO score of the obligors is not less than 675;

(I) the number of refinancings relating to repossessions is not greater than 4%; and

(J) no more than 25% of the Contracts will be secured by Manufactured Homes located in the State of Texas.

                         (4) Computer Tape. The Computer Tape made available
                    by the Seller was complete and accurate as of its date and includes a description of the same Contracts that are described in the List of Contracts.

                         (5) Marking Records. By the Closing Date or
                    Subsequent Transfer Date, as applicable, the Seller has caused the portions of the Electronic Ledger relating to the Contracts to be clearly and unambiguously marked to indicate that such Contracts constitute part of the Trust and are owned by the Trust in accordance with the terms of the trust created hereunder.

                         (6) No Adverse Selection. No adverse selection
                    procedures have been employed in selecting the Contracts.

     SECTION 3.05. Representations and Warranties Regarding the Contract Files.

          The Seller has represented and warranted to the Depositor in the Transfer Agreement, which representations and warranties the Seller hereby assigns to the Trustee for the benefit of the Certificateholders, as of the Closing Date with respect to the Initial and Additional Contracts, and as of each Subsequent Transfer Date with respect to the related Subsequent Contracts, that:

                         (1) Bulk Transfer Laws. The transfer, assignment and
                    conveyance of the Contracts and the Contract Files and Land-and-Home Contract Files by the Seller pursuant to the Transfer Agreement is not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

     SECTION 3.06. Repurchase of Contracts or Substitution of Contracts for Breach of Representations and Warranties.

          (a) The Seller shall repurchase a Contract, at its Repurchase Price, not later than the last day of the month prior to the month that is 90 days after the day on which the Seller, the Servicer or the Trustee first discovers a breach of a representation or warranty of the Seller set forth in Sections 2.02(14), 3.02, 3.03, 3.04 or 3.05 of this Agreement that materially adversely affects the Trust's or the Certificateholders' interest in such Contract and which breach has not been cured; provided, however, that (i) in the event that a party other than the Seller first becomes aware of such breach, such discovering party shall notify the Seller in writing within five Business Days of the date of such discovery and (ii) with respect to any Contract incorrectly described on the List of Contracts with respect to unpaid principal balance, which the Seller would otherwise be required to repurchase pursuant to this Section, the Seller may, in lieu of repurchasing such Contract, deliver to the Servicer for deposit in the Certificate Account no later than the first Determination Date that is 90 or more days from the date of such discovery cash in an amount sufficient to cure such deficiency or discrepancy. Any such cash so deposited shall be distributed to Certificateholders on the immediately following Distribution Date as a collection of principal on such Contract. Notwithstanding any other provision of this Agreement, the obligation of the Seller under this Section shall not terminate upon a Service Transfer pursuant to Article VII. Notwithstanding the foregoing, the Seller shall repurchase any Land-and-Home Contract, at such Contract's Repurchase Price, or substitute for it an Eligible Substitute Contract as described in Section 3.06(b), if the Seller has failed to deliver the related Land-and-Home Contract File to the Trustee within 30 days of the Closing Date. Each of the parties to this Agreement acknowledge that the provisions of this Section 3.06 are an obligation solely of the Seller and not of any other party to this Agreement.

          (b) On or prior to the date that is the second anniversary of the Closing Date, the Seller, at its election, may substitute one or more Eligible Substitute Contracts for any Contracts that it is obligated to repurchase pursuant to Section 3.06(a) (such Contracts being referred to as the "Replaced Contracts") upon satisfaction of the following conditions:

          (i) the Seller shall have conveyed to the Trustee the Contracts to be substituted for the Replaced Contracts and the Contract Files related to such Contracts and the Seller shall have marked the Electronic Ledger indicating that such Contracts constitute part of the Trust;

          (ii) the Contracts to be substituted for the Replaced Contracts are Eligible Substitute Contracts and the Seller delivers an Officers' Certificate, substantially in the form of Exhibit L-2 hereto, to the Trustee certifying that such Contracts are Eligible Substitute Contracts;

          (iii) the Seller shall have delivered to the Trustee evidence of filing of a UCC-1 financing statement executed by the Seller as debtor, naming the Trustee as secured party filed in the State of Virginia, listing such Contracts as collateral, or shall have delivered to the Depositor or the Trustee, as the case may be, an amended List of Contracts;

          (iv) in respect of Eligible Substitute Contracts that are Land-and-Home Contracts:

          (x) the Seller shall have delivered to the Depositor, the related Land-and-Home Contract Files; and

          (y) the Seller shall have delivered to the Trustee an Opinion of Counsel satisfactory to the Trustee to the effect that the Trustee holds a perfected first priority lien in the real estate securing such Eligible Substitute Contracts, or evidence of recordation of the assignment to the Trustee on behalf of the Trust of each Mortgage securing such Eligible Contracts;

          (v) the Seller shall have delivered to the Trustee an Opinion of Counsel to the effect that the substitution of such Contracts for such Replaced Contracts will not cause the Subsidiary REMIC or Master REMIC to fail to qualify as a REMIC at any time under then applicable REMIC Provisions or cause any "prohibited transaction" that will result in the imposition of a tax under such REMIC Provisions; and

          (vi) if the aggregate Principal Balance of such Replaced Contracts is greater than the aggregate Principal Balance of the Contracts being substituted, the Seller shall have delivered to the Servicer for deposit in the Certificate Account the amount of such excess and shall have included in the Officers' Certificate required by clause (ii) above a certification that such deposit has been made.

          Upon satisfaction of such conditions, the Trustee shall add such Contracts to, and delete such Replaced Contracts from, the List of Contracts. Such substitution shall be effected prior to the first Determination Date that occurs more than 90 days after the Seller becomes aware, or receives written notice from the Trustee, of the breach referred to in Section 3.06(a). Promptly after any substitution of a Contract, the Seller shall give written notice of such substitution to Fitch and Moody's.

          (c) Upon receipt by the Trust by deposit in the Certificate Account of the Repurchase Price under subsection (a) above, or the delivery of an Eligible Substitute Contract pursuant to subsection (b) above, and upon receipt of a certificate of a Servicing Officer in the form attached hereto as Exhibit L-1 or L-2, the Trustee shall convey and assign to the Seller all of the Trust's right, title and interest in the repurchased Contract or Replaced Contract without recourse, representation or warranty, except as to the absence of liens, charges or encumbrances created by or arising as a result of actions of the Trustee.

          (d) The Seller shall defend and indemnify the Trustee and the Certificateholders against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, arising out of any claims which may be asserted against or incurred by any of them as a result of any third-party action arising out of any breach of any representation and warranty.

     SECTION 3.07. No Repurchase or Substitution Under Certain Circumstances.

          Notwithstanding any provision of this Agreement to the contrary, no repurchase or substitution pursuant to Section 3.06 shall be made unless the Seller obtains for the Trustee an Opinion of Counsel addressed to the Trustee that any such repurchase or substitution would not, under the REMIC Provisions, (i) cause the Subsidiary REMIC or the Master REMIC to fail to qualify as a REMIC while any regular interest in the Subsidiary REMIC or the Master REMIC, respectively, is outstanding, (ii) result in a tax on prohibited transactions within the meaning of Section 860F(a)(2) of the Code or (iii) constitute a contribution after the startup day subject to tax under Section 860G(d) of the Code. The Servicer shall attempt to obtain such Opinion of Counsel. In the case of a repurchase or deposit pursuant to Section 3.06(a), the Seller shall, notwithstanding the absence of such opinion as to the imposition of any tax as the result of such purchase or deposit, repurchase such Contract or make such deposit and shall guarantee the payment of such tax by paying to the Trustee the amount of such tax not later than five Business Days before such tax shall be due and payable to the extent that amounts previously paid over to and then held by the Trustee pursuant to Section 6.06 hereof are insufficient to pay such tax and all other taxes chargeable under
Section 6.06. Pursuant to Section 6.06, the Trustee is hereby directed to withhold, and shall withhold, an amount sufficient to pay such tax and any other taxes imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or imposed on "contributions after start up date" under Section 860G(d) of the Code from amounts otherwise distributable to Class R Certificateholders. The Servicer shall give notice to the Trustee at the time of such repurchase of the amounts due from the Seller pursuant to the guarantee of the Seller described above and notice as to who should receive such payment.

          The Trustee shall have no obligation to pay any such amounts pursuant to this Section other than from moneys provided to it by the Seller or from moneys held in the funds and accounts created under this Agreement. The Trustee shall be deemed conclusively to have complied with this Section if it follows the directions of the Seller.

          In the event any tax that is guaranteed by the Seller pursuant to this Section 3.07 is refunded to the Trust or otherwise is determined not to be payable, the Seller shall be repaid the amount of such refund or that portion of any guarantee payment made by the Seller that is not applied to the payment of such tax.

                                  ARTICLE IV

          PERFECTION OF TRANSFER AND PROTECTION OF SECURITY INTERESTS

     SECTION 4.01. Custody of Contracts.

          (a) The Custodian on behalf of the Trustee shall maintain custody of the Contract Files for the benefit of the Certificateholders. The Trustee shall maintain custody of the Land-and-Home Contract Files. In the event that the Trustee is no longer acting as Custodian of the Land-and-Home Contract Files, upon execution and delivery of an agreement between the Trustee and the Person assuming the duties of the Trustee hereunder as Custodian with respect to the Land-and-Home Contract Files, the replacement Custodian shall concurrently execute an acknowledgment of receipt of the Land-and-Home Contract Files substantially in the form of Exhibit H hereto.

          (b) The Custodian on behalf of the Trustee agrees to maintain the related Contract Files at its office where they are currently maintained, or at such other offices of the Custodian in the State of Illinois as shall from time to time be identified to the Trustee by written notice. The Custodian may temporarily move individual Contract Files or any portion thereof without notice as necessary to conduct collection and other servicing activities in accordance with its customary practices and procedures.

          (c) As custodian, the Trustee shall have and perform the following powers and duties:

          (i) hold the Contract Files on behalf of the Certificateholders, maintain accurate records pertaining to each Contract to enable it to comply with the terms and conditions of this Agreement, maintain a current inventory thereof and conduct annual physical inspections of Contract Files held by it under this Agreement;

          (ii) implement policies and procedures, in writing and signed by an Officer of the Custodian on behalf of the Trustee, with respect to persons authorized to have access to the Contract Files on the Custodian's premises and the receipting for Contract Files taken from their storage area by an employee of the Custodian for purposes of servicing or any other purposes; and

          (iii) attend to all details in connection with maintaining custody of the Contract Files on behalf of the Certificateholders.

          (d) In performing its duties under this Section, the Trustee agrees to act with reasonable care, using that degree of skill and care that it exercises with respect to similar contracts or files for which it performs custodial duties. In acting as custodian of the Contract Files, the Trustee agrees further not to assert any beneficial ownership interests in the Contracts or the Contract Files.

     SECTION 4.02. Filings.

          Within 7 days following the Closing Date, the Seller shall cause the UCC-1 financing statement referred to in Section 2.02(7) to be filed. The Trustee shall cause to be filed all necessary continuation statements of the UCC-1 financing statement to be filed by the Depositor with the Depositor as Debtor and the Trustee as Secured Party. From time to time the initial Servicer shall take and cause to be taken such actions and execute such documents as are necessary to perfect and protect the Certificateholders' interest in the Contracts and their proceeds and the Manufactured Homes against all other persons, including, without limitation, the filing of financing statements, amendments thereto and continuation statements, the execution of transfer instruments and the making of notations on or taking possession of all records or documents of title. The initial Servicer will maintain the Trustee's first priority perfected security interest in each Manufactured Home and a first lien on each Mortgaged Property so long as the related Contract is property of the Trust.

     SECTION 4.03. Name Change or Relocation.

          (a) During the term of this Agreement, the Seller shall not change its name, identity or structure or relocate its chief executive office or its place of incorporation without first giving notice thereof to the Trustee and the Servicer. In addition, following any such change in the name, identity, structure or location of the chief executive office or its place of incorporation of the Seller, the Seller shall give written notice of any such change to Fitch and Moody's, except with the planned name change to Origen Financial, Inc. for which notice is hereby given.

          (b) If any change in the Seller's name, identity or structure or the relocation of its chief executive office or its place of incorporation would make any financing or continuation statement or notice of lien filed under this Agreement seriously misleading within the meaning of applicable provisions of the UCC or any title statute or would cause any such financing or continuation statement or notice of lien to become unperfected (whether immediately or with lapse of time), the Seller, no later than five days after the effective date of such change, shall file, or cause to be filed, such amendments or financing statements as may be required to preserve, perfect and protect the Certificateholders' interest in the Contracts and proceeds thereof and in the Manufactured Homes.

     SECTION 4.04. Chief Executive Office and Place of Incorporation.

          During the term of this Agreement, the Seller will maintain its chief executive office and its place of incorporation in one of the States of the United States.

     SECTION 4.05. Costs and Expenses.

          The initial Servicer agrees to pay all reasonable costs and disbursements in connection with the perfection and the maintenance of perfection, as against all third parties, of the Certificateholders' right, title and interest in and to the Contracts (including, without limitation, the security interests in the Manufactured Homes granted thereby).

                                   ARTICLE V

                            SERVICING OF CONTRACTS

     SECTION 5.01. Responsibility for Contract Administration.

          The Servicer will have the sole obligation to manage, administer, service and make collections on the Contracts and perform or cause to be performed all contractual and customary undertakings of the holder of the Contracts to the Obligor. At the written request of the Servicer, accompanied by the form of power of attorney or other documents being requested, the Trustee shall furnish to the Servicer any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder, and the Trustee shall not be held responsible for any acts by the Servicer in its uses of any such powers of attorney or other document. The Servicer shall indemnify the Trustee for any reasonable costs, liabilities and expenses (including reasonable attorneys' fees) incurred by the Trustee in connection with the intentional or negligent misuse of such power of attorney by the Servicer, as applicable. Notwithstanding anything contained herein to the contrary, the Servicer shall not without the Trustee's written consent (i) initiate any action, suit or proceeding solely under the Trustee's name without indicating the Servicer's representative capacity or (ii) knowingly cause the Trustee to be registered to do business in any state, provided, however, that the preceding clause (i) shall not apply to the initiation of actions relating to Contracts that the Servicer is servicing pursuant to its respective duties herein. The limitations of the preceding clause shall not be construed to limit any duty or obligation imposed on the Trustee under any other provision of this Agreement. Origen Financial, Inc. is hereby appointed the Servicer until such time as any Service Transfer shall be effected under Article VII.

     SECTION 5.02. Standard of Care.

          In managing, administering, servicing and making collections on the Contracts pursuant to this Agreement, the Servicer will exercise that degree of skill and care consistent with the highest degree of skill and care that the Servicer exercises with respect to similar contracts serviced by the Servicer; provided, however, that (i) such degree of skill and care shall be at least as favorable as the degree of skill and care generally applied by servicers of manufactured housing installment sales contracts for institutional investors and (ii) notwithstanding the foregoing, the Servicer shall not release or waive the right to collect the unpaid balance on any Contract.

     SECTION 5.03. Records.

          The Servicer shall, during the period it is servicer hereunder, maintain such books of account and other records as will enable the Trustee to determine the status of each Contract.

     SECTION 5.04. Inspection; Computer Tape.

          (a) At all times during the term hereof, the Servicer shall afford the Trustee and its authorized agents reasonable access during normal business hours to the Servicer's records, which have not previously been provided to the Trust, relating to the Contracts and will cause its personnel to assist in any examination of such records by the Trustee or its authorized agents. The examination referred to in this Section will be conducted in a manner which does not unreasonably interfere with the Servicer's normal operations or customer or employee relations. Without otherwise limiting the scope of the examination the Trustee may make, the Trustee may, using generally accepted audit procedures, verify the status of each Contract and review the Electronic Ledger and records relating thereto for conformity to Monthly Reports prepared pursuant to Article VI and compliance with the standards represented to exist as to each Contract in this Agreement.

          (b) At all times during the term hereof, the Servicer shall keep available a copy of the List of Contracts at its principal executive office for inspection by Certificateholders.

          (c) On or before the fourth Business Day prior to each Distribution Date, the Servicer will determine the amount available to be remitted to the Distribution Account for the applicable Distribution Date and will provide to the Trustee and the Backup Servicer an electronic file (the "Electronic File") setting forth such amount and any other information necessary for the Trustee to perform the calculations required hereunder and prepare the Monthly Report. The Trustee will be entitled to rely on information supplied by the Servicer without independent verification.

     SECTION 5.05. Certificate Account.

          (a) On or before the Closing Date, the Servicer shall establish the Certificate Account on behalf of the Trust, which must be an Eligible Account and notify the Trustee and the Backup Servicer of the location of the Certificate Account. The Certificate Account shall be entitled "Origen Financial for the benefit of LaSalle Bank National Association as Trustee for the benefit of holders of Origen Manufactured Housing Contract Asset-Backed Certificates, Series 2001-A." The Servicer shall pay into the Certificate Account as promptly as practicable (not later than the second Business Day) following receipt thereof:

          (i) all payments received after the Cut-Off Date on account of principal on the Contracts and all Principal Prepayments collected after the Cut-Off Date;

          (ii) all payments received or advanced after the Cut-Off Date on account of interest on the Contracts;

          (iii) all Net Liquidation Proceeds;

          (iv) all Insurance Proceeds unless to be used to directly offset the cost of repairing the related property;

          (v) any amounts payable in connection with the repurchase of any Contract pursuant to Section 3.06; and

          (vi) any other amount required to be deposited in the Certificate Account pursuant to this Agreement;

provided, however, that with respect to each Due Period, the Servicer shall be permitted to retain the Monthly Servicing Fee for such Due Period from payments in respect of interest on the Contracts in accordance with Section
8.02 hereof; provided, further, however, that with respect to each Due Period, the Servicer shall be permitted to retain any unreimbursed Monthly Advances from payments from the Obligors, from Liquidation Proceeds and from Insurance Proceeds in accordance with Sections 8.02 or 8.04 hereof. The foregoing requirements respecting deposits to the Certificate Account are exclusive, it being understood that, without limiting the generality of the foregoing, the Servicer need not deposit in the Certificate Account amounts representing late payment fees, assumption fees, extension fees or escrow deposits payable by Obligors, which amounts shall be property of the Servicer. All amounts paid into the Certificate Account under this Agreement shall be held in trust for the Trustee and the Certificateholders until payment or withdrawal of any such amounts is authorized under this Agreement.

          If the Servicer so directs, the institution maintaining the Certificate Account shall, in the name of the Trustee in its capacity as such, invest the amounts in the Certificate Account in Eligible Investments that mature not later than one Business Day prior to the next succeeding Distribution Date. All income and gain from such investments shall be payable to the Servicer. An amount equal to any net loss on such investments shall be deposited in the Certificate Account by the Servicer out of its own funds immediately as realized. The Trustee shall in no way be liable for losses on amounts invested in accordance with the provisions hereof. Funds in the Certificate Account not so invested must be insured to the extent permitted by law by the Federal Deposit Insurance Corporation.

          (b) If at any time the Servicer receives notice (from Fitch, Moody's or the Trustee or otherwise) that the Certificate Account has ceased to be an Eligible Account, the Servicer must, as soon as practicable but in no event later than 5 Business Days of the Servicer's receipt of such notice, transfer the Certificate Account and all funds and Eligible Investments therein to an Eligible Account. Following any such transfer, the Servicer must notify each of Fitch, Moody's and the Trustee of the location of the Certificate Account.

     SECTION 5.06. Enforcement.

          (a) The Servicer shall, consistent with customary servicing procedures and the terms of this Agreement, act with respect to the Contracts in such manner as, in the Servicer's reasonable judgment, will maximize the receipt of principal and interest on such Contracts and Liquidation Proceeds with respect to Liquidated Contracts.

          (b) The Servicer may sue to enforce, initiate a replevin action, or collect upon Contracts, in its own name, if possible, or as agent for the Trust.

          (c) The Servicer shall exercise any rights of recourse against third persons that exist with respect to any Contract in accordance with the Servicer's usual practice. In exercising recourse rights, the Servicer is authorized on the Trustee's behalf to reassign the Contract or to resell the related Manufactured Home to the person against whom recourse exists at the price set forth in the document creating the recourse.

          (d) The Servicer may grant to the Obligor on any Contract any rebate, refund or adjustment out of the Certificate Account that the Servicer in good faith believes is required because of prepayment in full of the Contract. The Servicer will not permit any rescission or cancellation of any Contract, except as required by applicable law or regulation or upon the order of any court or other governmental authority asserting jurisdiction in a suit, claim or complaint involving the Contract.

          (e) The Servicer may, consistent with its customary servicing procedures and consistent with Section 5.02, grant to the Obligor on any Contract an extension of payments due under such Contract, provided that Obligors may not be solicited for extensions, no such extension may extend beyond the final scheduled payment date of the Contract with the latest maturity, as specified in Section 3.04(2)(c), and no more than one extension of payments under a Contract may be granted in any twelve-month period; provided, however, that the Servicer may grant an extension of up to twelve months if either (A) the Contract is in imminent default or (B) the Servicer delivers an Opinion of Counsel to the effect that such extension will not affect the status of any REMIC created hereunder as a REMIC, and in the case of (A) and (B) above, such extension is reasonably likely to produce a greater recovery with respect to such Contract than would liquidation. For these purposes, a Contract is in imminent default if: (A) the Contract is 90 days or more past due; (B) the Obligor has indicated in writing to the Servicer that such Obligor is unable or will not continue to make Scheduled Payments pursuant to the terms of the Contract; and (C) the Servicer has attempted to cure the delinquency without success.

          (f) The Servicer may enforce any due-on-sale clause in a Contract if such enforcement is called for under its then current servicing policies for obligations similar to the Contracts, provided that such enforcement is permitted by applicable law and will not adversely affect any applicable insurance policy. If an assumption of a Contract is permitted by the Servicer upon conveyance of the related Manufactured Home, the Servicer shall use its best efforts to obtain an assumption agreement in connection therewith and add such assumption agreement to the related Contract File or Land-and-Home Contract File.

          (g) Any provision of this Agreement to the contrary notwithstanding, the Servicer shall not agree to the modification or waiver of any provision of a Contract if such modification or waiver would be treated as a taxable exchange under the REMIC Provisions.

     SECTION 5.07. Trustee to Cooperate.

          (a) Upon payment in full on any Contract, the Servicer will notify the Trustee and the Seller on the next succeeding Distribution Date by certification of a Servicing Officer (which certification shall include a statement to the effect that all amounts received in connection with such payments which are required to be deposited in the Certificate Account pursuant to Section 5.05 have been so deposited). The Servicer is authorized to execute an instrument in satisfaction of such Contract and to do such other acts and execute such other documents as the Servicer deems necessary to discharge the Obligor thereunder and eliminate the lien on the related real estate and collateral. The Servicer shall determine when a Contract has been paid in full; to the extent that insufficient payments are received on a Contract credited by the Servicer as prepaid or paid in full and satisfied, the shortfall shall be paid by the Servicer out of its own funds.

          (b) From time to time as appropriate for servicing and foreclosure in connection with any Land-and-Home Contract, the Trustee shall, upon written request of a Servicing Officer and delivery to the Trustee of a receipt signed by such Servicing Officer, at the expense of the Servicer, cause the original Land-and-Home Contract and the related Land-and-Home Contract File to be released to the Servicer and shall execute such documents as the Servicer shall deem necessary to the prosecution of any such proceedings. The Trustee shall stamp the face of each such Land-and-Home Contract to be released to the Servicer with a notation that the Land-and-Home Contract has been assigned to the Trustee. Upon request of a Servicing Officer, the Trustee shall perform such other acts as reasonably requested by the Servicer and otherwise cooperate with the Servicer in enforcement of the Certificateholders' rights and remedies with respect to Contracts.

          (c) The Servicer's receipt of a Land-and-Home Contract and/or Land-and-Home Contract File shall obligate the Servicer to return the original Land-and-Home Contract and the related Land-and-Home Contract File to the Trustee when its need by the Servicer has ceased unless the Contract shall be liquidated or repurchased or replaced as described in Section 3.06.

     SECTION 5.08. Costs and Expenses.

          All costs and expenses incurred by the Servicer in carrying out its duties hereunder, including all fees and expenses incurred in connection with the enforcement of Contracts (including enforcement of defaulted Contracts and repossessions of Manufactured Homes securing such Contracts) shall be paid by the Servicer and the Servicer shall not be entitled to reimbursement hereunder, except to the extent specifically provided herein. Furthermore, the Servicer shall be reimbursed out of the Liquidation Proceeds of a Liquidated Contract for Liquidation Expenses incurred by it. The Servicer shall not incur such Liquidation Expenses unless it determines in its good faith business judgment that incurring such expenses will increase the Net Liquidation Proceeds on the related Contract.

     SECTION 5.09. Maintenance of Insurance.

          (a) Except as otherwise provided in subsection (b) of this Section 5.09, the Servicer shall cause to be maintained with respect to each Contract one or more Hazard Insurance Policies which provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue such policies in the state in which the related Manufactured Home is located and in an amount which is not less than the maximum insurable value of such Manufactured Home or the principal balance due from the Obligor on the related Contract, whichever is less; provided, however, that the amount of coverage provided by each Hazard Insurance Policy shall be sufficient to avoid the application of any co-insurance clause contained therein; and provided, further, that such Hazard Insurance Policies may provide for customary deductible amounts. With respect to any Contract, the Seller shall obtain (i) a statement from the Obligor's insurance agent that the Manufactured Home was, at the time of origination of the Contract, not in a federally designated special flood hazard area, or (ii) evidence that, at the time of origination, flood insurance was in effect, which coverage was at least equal to the minimum amount specified in the preceding sentence or such lesser amount as may be available under the federal flood insurance program. Each Hazard Insurance Policy caused to be maintained by the Servicer shall contain a standard loss payee clause in favor of the Servicer and its successors and assigns. If any Obligor is in default in the payment of premiums on its Hazard Insurance Policy or Policies, the Servicer shall force place coverage and pay such premiums out of its own funds and may separately add such premium to the Obligor's obligation as provided by the Contract, but shall not add such premium to the remaining principal balance of the Contract. If the Obligor does not reimburse the Servicer for payment of such premiums and the related Contract is liquidated after a default, the Servicer shall be reimbursed for its payment of such premiums out of the related Liquidation Proceeds, and if such advance for insurance premiums is deemed by the Servicer to be nonrecoverable in its reasonable opinion, the Servicer may reimburse itself from the Certificate Account for such nonrecoverable advance.

          (b) The Servicer may, in lieu of causing individual Hazard Insurance Policies to be maintained with respect to each Manufactured Home pursuant to subsection (a) of this Section 5.09, and shall, to the extent that the related Contract does not require the Obligor to maintain a Hazard Insurance Policy with respect to the related Manufactured Home, maintain one or more blanket insurance policies covering losses on the Obligor's interest in the Contracts resulting from the absence or insufficiency of individual Hazard Insurance Policies. Any such blanket policy shall be substantially in the form and in the amount carried by the Servicer as of the date of this Agreement. The Servicer shall pay the premium for such policy on the basis described therein and shall deposit into the Certificate Account from its own funds any deductible amount with respect to claims under such blanket insurance policy relating to the Contracts. The Servicer shall not, however, be required to deposit any deductible amount with respect to claims under individual Hazard Insurance Policies maintained pursuant to subsection (a) of this Section. If the insurer under such blanket insurance policy shall cease to be acceptable to the Servicer, the Servicer shall exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to such policy.

          (c) With respect to each Manufactured Home that has been repossessed in connection with a defaulted Contract, the Servicer shall either (i) maintain one or more Hazard Insurance Policies thereon or (ii) self-insure such Manufactured Homes and deposit into the Certificate Account from its own funds any losses caused by damage to such Manufactured Home that would have been covered by a Hazard Insurance Policy.

          (d) The Servicer shall keep in force throughout the term of this Agreement (i) a policy or policies of insurance covering errors and omissions for failure to maintain insurance as required by this Agreement and (ii) a fidelity bond. Such policy or policies and such fidelity bond shall be in such form and amount as is generally customary among Persons which service a portfolio of manufactured housing installment sales contracts and installment loan agreements having an aggregate principal amount of $100,000,000 or more and which are generally regarded as servicers acceptable to institutional investors.

     SECTION 5.10. Repossession.

          Notwithstanding the standard of care specified in Section 5.02, the Servicer shall commence procedures for the repossession of any Manufactured Home or the foreclosure upon any Mortgaged Property or take such other steps that in the Servicer's reasonable judgment will maximize the receipt of principal and interest or Net Liquidation Proceeds with respect to the Contract secured by such Manufactured Home or Mortgaged Property (which may include retitling or filing a recorded assignment of the Mortgage) subject to the requirements of the applicable state and federal law, promptly after the time when such Contract becomes a Defaulted Contract; provided that if the Servicer has actual knowledge that a Mortgaged Property is affected by hazardous waste, then the Servicer shall not cause the Trustee to acquire title to such Mortgaged Property in a foreclosure or similar proceeding. For purposes of the proviso in the preceding sentence, the Servicer shall not be deemed to have actual knowledge that a Mortgage Property is affected by hazardous waste unless it shall have received written notice that hazardous waste is present on such property. In connection with such foreclosure or other conversion, the Servicer shall follow such practices and procedures as it shall deem necessary or advisable and as shall be consistent with Section
5.02. In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee, as Trustee, or, at its election, to its nominee on behalf of the Trustee, as Trustee.

          The Servicer shall not complete, or allow to be completed, a repossession or foreclosure with respect to any Ineligible Foreclosure Property Contract if it would cause the Trust to hold such repossessed property from Ineligible Foreclosure Property Contracts with an aggregate value in excess of 0.75% of the aggregate outstanding balance of the Contracts as of the end of the prior Due Period unless the Trustee has been supplied with an Opinion of Counsel, at the expense of the Trust, to the effect that if the related property is acquired by the Trust, such property will qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code. If the value of properties from Ineligible Foreclosure Property Contracts equals or exceeds 1% of the outstanding principal balance of the Contracts as of the end of the prior Due Period, the initial Servicer shall purchase at the Purchase Price on or prior to the Distribution Date for such Due Period sufficient property from Ineligible Foreclosure Property Contracts to cause the Trust Fund to hold property from Ineligible Foreclosure Property Contracts with a value of less than 1% of the outstanding principal balance of the Contracts and such proceeds shall be treated as received during the Due Period. For purposes of this paragraph the value of property from an Ineligible Foreclosure Property Contract shall be treated as equal to the principal balance of the related Ineligible Foreclosure Property Contract plus interest that had accrued on such Contract as of the date of acquisition of the property by the Trust Fund.

     SECTION 5.11. Reserved.

     SECTION 5.12. Retitling; Security Interests.

          (a) If, at any time, a Service Transfer has occurred and the new Servicer is unable to foreclose upon a Manufactured Home because the title document for such Manufactured Home does not show such Servicer or the Trustee as the holder of the first priority security interest in the Manufactured Home, such Servicer shall take all necessary steps to apply for a replacement title document showing it or the Trustee as the secured party, provided that the new Servicer shall be reimbursed by the Trust for all reasonable expenses in connection with its responsibilities under this Section 5.12.

          (b) In order to facilitate the Servicer's actions, as described in subsection (a) of this section, Origen Financial, Inc. will provide the Servicer with any necessary power of attorney permitting it to retitle the Manufactured Home.

          (c) If the Servicer is still unable to retitle the Manufactured Home, Origen Financial, Inc. will take all actions necessary to act with the Servicer to initiate replevin action upon the Manufactured Home, including, as appropriate, the filing of any UCC-1 or UCC-2 financing statements necessary to perfect the security interest in any Manufactured Home that constitutes a fixture under the laws of the jurisdiction in which it is located and all actions necessary to perfect the security interest in any Manufactured Home that is considered or classified as part of the real estate on which it is located under the laws of the jurisdiction in which it is located.

          (d) The Seller shall (i) within 60 days of the Post-Funding Distribution Date (or the Closing Date if the Pre-Funded Amount on the Closing Date is less than $10,000) submit to the appropriate recording offices the assignments to the Trustee on behalf of the Trust of the Mortgages securing Land-and-Home Contracts or (ii) on the Post-Funding Distribution Date (or the Closing Date if the Pre-Funded Amount on the Closing Date is less than $10,000), deliver an Opinion of Counsel satisfactory to the Trustee to the effect that the Trustee holds a perfected first priority lien in the real estate securing the Land-and-Home Contracts, with the exception of real estate located in such states as may be identified in such Opinion of Counsel.

    SECTION 5.13. Covenants, Representations and Warranties of Servicer. By its execution and delivery of this Agreement, Origen Financial, Inc., as initial Servicer, makes the following representations, warranties and covenants on which the Trust relies in accepting the Contracts and issuing the Certificates.

               (A) Organization and Good Standing. The Servicer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the corporate power to own its assets and to transact the business in which it is currently engaged. The Servicer is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or condition (financial or other) of the Servicer.

               (B) Authorization; Binding Obligations. The Servicer has the power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated under this Agreement and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of the Servicer enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies.

               (C) No Consent Required. The Servicer is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for such consents, licenses, approvals and authorizations as have been obtained.

               (D) No Violations. The execution, delivery and performance by the Servicer of this Agreement and the fulfillment of its terms will not violate any provision of any existing law or regulation or any order or decree of any court or the related Certificate of Incorporation or Bylaws of the Servicer, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Servicer is a party or by which the Servicer may be bound.

               (E) Litigation. No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Servicer threatened, against the Servicer or any of its properties or with respect to this Agreement or the Certificates which, if adversely determined, would in the opinion of the Servicer have a material adverse effect on the transactions contemplated by this Agreement.

               (F) Chief Executive Office. The chief executive office of the Servicer is at 4121 Cox Road, Suite 120, Glen Allen, Virginia 23060.

               (G) No Default. The Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default would materially and adversely affect its condition (financial or other) or operations or its properties or the consequences of which would materially and adversely affect its performance hereunder. The Servicer is not in default under any agreement involving financial obligations or on any outstanding obligation which would materially adversely impact its financial condition or operations or legal documents associated with the transaction contemplated by this Agreement.

               (H) No Amendments. The Servicer shall not extend or otherwise amend the terms of any Contract, except in accordance with Section 5.06.

     SECTION 5.14. Payment of Taxes. If the Servicer becomes aware of the nonpayment by an Obligor of a real or personal property tax or other tax or charge which may result in a lien upon a Manufactured Home or Mortgaged Property prior to, or equal to or coordinate with, the lien of the related Contract, the Servicer, consistent with Section 5.02, shall take action, including the advancing, but only to the extent that the Servicer deems, in its sole judgement, such advance recoverable, of such taxes or charges to avoid the attachment of any such lien. If the Servicer shall have paid any such real or personal property tax or other tax or charge directly on behalf of an Obligor, the Servicer may separately add such amount to the Obligor's obligation as provided by the Contract, but, for the purposes of this Agreement, may not add such amount to the remaining principal balance of the Contract. If the Servicer shall have repossessed a Manufactured Home or Mortgaged Property on behalf of the Certificateholders and the Trustee, the Servicer shall advance, but only to the extent that the Servicer, in its sole judgment, deems such advance recoverable, the amount of any such tax or charge arising during the time such Manufactured Home is in the Servicer's possession or title to the Mortgaged Property is in the name of the Servicer (or any Person acting on behalf of the Servicer), unless the Servicer is contesting in good faith such tax or charge or the validity of the claimed lien on such Manufactured Home or Mortgaged Property. If the Obligor does not reimburse the Servicer for payment of such taxes or charges pursuant to this Section 5.14 and the related Contract is liquidated after a default, the Servicer shall be reimbursed for its payment of such taxes or charges out of the related Liquidation Proceeds. If Liquidation Proceeds are insufficient to reimburse the Servicer for any such premiums, the amount of such insufficiency shall constitute, and be reimbursable to the Servicer as, a Nonrecoverable Advance.

                                  ARTICLE VI

                            REPORTS AND TAX MATTERS

     SECTION 6.01. Monthly Reports.

          (a) No later than 1:00 p.m. on the fourth Business Day prior to each Distribution Date, the Servicer shall deliver to the Trustee and the Backup Servicer, the Electronic File referred to in Section 5.04(c).

          (b) Reserved.

     SECTION 6.02. Certificate of Servicing Officer.

          Each Electronic File pursuant to Section 6.01 shall be accompanied by a certificate of a Servicing Officer substantially in the form of Exhibit I, certifying the accuracy of the Electronic File and that no Event of Termination or event that with notice or lapse of time or both would become an Event of Termination has occurred, or if such event has occurred and is continuing, specifying the event and its status.

     SECTION 6.03. Other Data.

          In addition, the Seller and (if different from the Seller) the Servicer shall, on request of the Trustee, Fitch or Moody's, furnish the Trustee and/or Fitch or Moody's such underlying data as may be reasonably requested.

     SECTION 6.04. Annual Report of Accountants; Annual Statement of
Compliance.

          On or before March 15 of each year, commencing March 15, 2002, the Servicer at its expense shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to issue to the Servicer a report that such firm has examined selected documents, records and management's assertions relating to loans serviced by the Servicer and stating that, on the basis of such examination, such servicing has been conducted in compliance with the minimum servicing standards identified in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers, or any successor uniform program, except for such significant exceptions or errors in records that, in the opinion of such firm, generally accepted attestation standards requires it to report. The Servicer shall deliver a copy of such report to the Trustee, the Depositor and the Rating Agencies.

          The Servicer shall deliver to the Depositor, the Rating Agencies and the Trustee on or before March 15 of each year, commencing with March 15, 2002, an Officer's Certificate stating, as to the signer thereof, that (i) a review of the activities of the Servicer during the preceding fiscal year and of the performance of the Servicer under this Agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

     SECTION 6.05. Statements to Certificateholders.

          (a) Based on the information set forth in the Electronic File, the Trustee will prepare and make available the Monthly Report substantially in the form of Exhibit N for each Distribution Date to each Certificateholder, the Underwriter and the parties hereto.

          (b) Each Monthly Report shall set forth the following:

          (i) the amount of such distribution to Holders of each Class of Certificates allocable to interest, separately identifying any related Unpaid Class Interest Shortfall included in such distribution and any remaining Unpaid Class Interest Shortfall after giving effect to such distribution;

          (ii) the amount of such distribution to Holders of each Class of Certificates allocable to principal, separately identifying the aggregate amount of any Principal Prepayments included therein, and any remaining related Unpaid Class Principal Shortfall after giving effect to such distribution;

          (iii) the Class Principal Balance for each Class of Certificates, after giving effect to the distribution of principal on such Distribution Date; the Class M-1 Principal Balance and the Class M-1 Adjusted Principal Balance (if different) after giving effect to the distribution of principal on such Distribution Date; the Class M-2 Principal Balance and the Class M-2 Adjusted Principal Balance (if different) after giving effect to the distribution of principal on such Distribution Date; the Class B-1 Principal Balance and the Class B-1 Adjusted Principal Balance (if different) after giving effect to the distribution of principal on such Distribution Date;

          (iv) the Class A Percentage, Class M-1 Percentage, Class M-2 Percentage and Class B Percentage for such Distribution Date and the following Distribution Date;

          (v) the Pool Principal Balance of the Contracts for such Distribution Date;

          (vi) the Pool Factor;

          (vii)the number and aggregate principal balances of Contracts delinquent (a) 30-59 days and (b) 60 or more days;

          (viii) the number of Manufactured Homes that were repossessed during the month ending immediately prior to such Distribution Date, the number of repossessed Manufactured Homes that remain in inventory as of the last day of the related Due Period and repossessed Manufactured Homes purchased by the Seller or a subsidiary of the Seller from the Trust (during the related Due Period and cumulatively) by number of Contracts, aggregate Principal Balance of such Contracts and aggregate purchase price;

          (ix) number of Contracts and aggregate Principal Balance of Contracts extended or otherwise amended during the Due Period preceding current Distribution Date.

          (x) the Class M-1 Distribution Test;

          (xi) the Class M-2 Distribution Test;

          (xii) the Class B Distribution Test;

          (xiii) the Weighted Average Net Contract Rate of all outstanding Contracts;

          (xiv) the Class M-1 Interest Deficiency Amount, if any, for such Distribution Date;

          (xv) the Class M-2 Interest Deficiency Amount, if any, for such Distribution Date;

          (xvi) the Class B-1 Interest Deficiency Amount, if any, for such Distribution Date;

          (xvii) the Overcollateralization Amount, if any, for such Distribution Date;

          (xviii) the Additional Principal Distribution Amount, if any, to be distributed on such Distribution Date pursuant to Section 8.03(a)(12) or
     Section 8.03(a)(13);

          (xix) Cumulative Realized Losses; and

          (xx) Current Realized Losses.

          In the case of information furnished pursuant to clauses (i) through
(iii) above, the amounts shall be expressed as a dollar amount per Class of Certificates with a $1,000 denomination.

          The Trustee will make available each month to any Holder or beneficial owner of offered Certificates, the Monthly Report via the Trustee's internet web site, initially located at www.lnbabs.com. The Trustee will make no representations or warranties as to the accuracy or completeness of, and may attach a reasonable and customary disclaimer to, any information made available by it on its web site. The Trustee may require registration and the acceptance of a disclaimer in connection with providing access to its internet web site. The Trustee will cooperate with the Seller to make information available to other information sources, including Bloomberg and Intex. The Trustee will not be liable for the dissemination of information in accordance with this Agreement.

          Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish or cause to be furnished to each Person who at any time during the calendar year was the Holder of a Certificate a statement containing the information with respect to interest accrued and principal paid on its Certificates during such calendar year. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time in force.

     SECTION 6.06. Payment of Taxes.

          The Trustee shall be responsible for and agrees to prepare, make and file all federal, state, local or other tax returns, information statements and other returns and documents of every kind and nature whatsoever required to be made or filed by or on behalf of the Subsidiary REMIC or Master REMIC pursuant to the Code and other applicable tax laws and regulations. Each such return, statement and document shall, to the extent required by the Code or other applicable law and at the request of the Servicer, be signed on behalf of the Subsidiary REMIC or Master REMIC by the Trustee. The Servicer, if and for so long as it is a Class R Certificateholder, shall be designated the "tax matters person" on behalf of the Subsidiary REMIC and the Master REMIC, respectively, in the same manner as a partnership may designate a "tax matters partner," as such term is defined in Section 6231(a)(7) of the Code. To the extent permitted by the REMIC Provisions, the Servicer and any subsequent holder of a Class R Certificate, by acceptance thereof, irrevocably designates and appoints the Trustee as its agent to perform the responsibilities of the "tax matters person" on behalf of the Subsidiary REMIC and the Master REMIC, respectively, if, and during such time as, the Servicer is not the holder of a Class R Certificate. The Trustee may, at its expense, retain such outside assistance as it deems necessary in the performance of its obligations under this paragraph.

          Each of the Holders of the Certificates, by acceptance thereof, agrees to file tax returns consistent with and in accordance with any elections, decisions or other reports made or filed with regard to federal, state or local taxes on behalf of the Subsidiary REMIC or the Master REMIC. The Trustee, as agent for the tax matters person, shall represent the Subsidiary REMIC or the Master REMIC in connection with all examinations of the Subsidiary REMIC's or the Master REMIC's affairs by tax authorities, including resulting administrative and judicial proceedings. Each of the holders of the Certificates, by acceptance thereof, agrees to cooperate with the Trustee in such matters and to do or refrain from doing any or all things reasonably required by the Trustee to conduct such proceedings, provided that no such action shall be required by the Trustee of any Certificateholder that would entail unnecessary or unreasonable expenses for such Certificateholder in the performance of such action.

          The Class R Certificateholders shall pay, on behalf of the Subsidiary REMIC or the Master REMIC, any foreign, federal, state or local income, property, excise, sales, receipts or any other similar or related taxes or charges which may be imposed upon the Subsidiary REMIC or the Master REMIC as a REMIC or otherwise and shall, to the extent provided in Section 10.06, be entitled to be reimbursed out of the Certificate Account or, if such tax or charge results from a failure by the Trustee, the Seller or the Servicer to comply with the provisions of Section 2.04 or 3.07, the Trustee, the Seller or such Servicer, as the case may be, shall indemnify the Class R Certificateholders for the payment of any such tax or charge. The Trustee shall be entitled to withhold from amounts otherwise distributable to the Class R Certificateholders any taxes or charges payable by the Class R Certificateholders hereunder.

          In the event a Class R Certificate is transferred to a "disqualified organization," within the meaning of Section 860E(e)(5) of the Code, pursuant to Section 860D(a)(6)(B) of the Code the Seller shall provide to the Internal Revenue Service and the persons specified in Sections 860E(e)(3) and (6) of the Code all information necessary for the application of Section 860E(e) and any other applicable provision of the Code with respect to the transfer of such Class R Certificate to such a disqualified organization including, without limitation, a computation showing the present value of the total anticipated excess inclusions with respect to such Class R Certificate for periods after the transfer as defined in the REMIC Provisions. In addition, to the extent required by the REMIC Provisions, the Seller shall, upon the written request of persons designated in Section 860E(e)(3) of the Code, furnish to such requesting party and the Internal Revenue Service information sufficient to compute the present value of anticipated excess inclusions within 60 days of the receipt of such written request.

     SECTION 6.07. Reports to the Commission.

          (a) The Trustee shall, on behalf of the Trust, cause to be filed with the Securities and Exchange Commission (the "Commission") on Form 8-K (including EDGAR filings) the Monthly Report in the form of Exhibit N hereto, those periodic reports required to be filed under the provisions of the Exchange Act specified in Exhibit R hereto, and any other required information specified in writing by the Depositor with respect to (i) the rules and regulations of the Commission thereunder, and (ii) any periodic reports required to be filed under any subsequent amendments to the provisions of the Exchange Act, and the rules and regulations of the Commission thereunder. Upon the request of the Trustee, each of the Seller, the Servicer and the Depositor shall cooperate with the Trustee in the preparation of any such report and shall provide to the Trustee (in an electronic format acceptable to the Trustee) in a timely manner all such information or documentation as is in the possession of such Person and that the Trustee may reasonably request in connection with the performance of its duties and obligations under this Section.

          (b) The Trustee shall file with the Commission a Form 15 with respect to the Trust as soon as practicable following the first date on which the conditions to filing thereof have been satisfied but in no event later than January 30, 2002. Following the filing of such Form 15, the Trustee will submit a certificate addressed to an officer of the Depositor certifying that the filings described in clause (a) above under the Exchange Act have been made and shall attach a copy of acceptance slips for such filings. On the Closing Date, the Depositor shall provide the Trustee with a letter at closing, substantially in the form attached hereto as Exhibit R, instructing the Trustee, as filing agent, to comply with the reporting obligations for the Trust set forth in clause (a) above. The Trustee shall have no responsibility to file with the Commission any items other than those specified in this
Section 6.07.

                                  ARTICLE VII

                               SERVICE TRANSFER

     SECTION 7.01. Event of Termination.

          "Event of Termination" means the occurrence of any of the following:

          (a) (1) The failure by the Servicer to make by the Business Day preceding the related Distribution Date any required Monthly Advance (other than a Nonrecoverable Advance); or (2) any other failure by the Servicer to deposit in the Certificate Account any deposit required to be made under the terms of this Agreement which continues unremedied for a period of two Business Days after the date upon which written notice of such failure shall have been given to the Servicer by the Trustee or to the Servicer and the Trustee by any holders of Regular Certificates evidencing an aggregate undivided interest in the Trust of a Percentage Interest of at least 25%;

          (b) Failure on the Servicer's part to observe or perform in any material respect any covenant or agreement in this Agreement (other than a covenant or agreement which is elsewhere in this Section specifically dealt with) which continues unremedied for 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or to the Servicer and the Trustee by any holders of Regular Certificates evidencing an aggregate interest in the Trust of a Percentage Interest of at least 25%;

          (c) Any failure on the part of the Servicer to make any required servicing advance, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, upon the Trustee receiving actual knowledge of such failure, or to the Servicer and the Trustee by any holders of Regular Certificates evidencing an aggregate interest in the Trust of a Percentage Interest of at least 25%

          (d) A court or other governmental authority having jurisdiction in the premises shall have entered a decree or order for relief in respect of the Servicer in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Servicer, as the case may be, or for any substantial liquidation of its affairs, and such order remains undischarged and unstayed for at least 60 days;

          (e) The Servicer shall have commenced a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall have consented to the entry of an order for relief in an involuntary case under any such law, or shall have consented to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or sequestrator (or other similar official) of the Servicer or for any substantial part of its property, or shall have made any general assignment for the benefit of its creditors, or shall have failed to, or admitted in writing its inability to, pay its debts as they become due, or shall have taken any corporate action in furtherance of the foregoing;

          (f) So long as the Seller is an affiliate of the Servicer, any failure of the Seller, to repurchase, or substitute an Eligible Substitute Contract for, any Contract as required by Sections 3.06;

          (g) The Average Sixty-Day Delinquency Ratio exceeds 7.0%;

          (h) The Current Realized Loss Ratio exceeds 5.0%; or

          (i) The Cumulative Realized Loss Ratio exceeds 15%.

     SECTION 7.02. Transfer.

          If an Event of Termination has occurred and is continuing, either the Trustee or Certificateholders with aggregate Percentage Interests representing 51% or more of the Trust, by notice in writing to the Servicer (and to the Trustee if given by the Certificateholders) may terminate all (but not less than all) of the Servicer's management, administrative, servicing and collection functions (such termination being herein called a "Service Transfer"). On receipt of such notice (or, if later, on a date designated therein), or upon resignation of the Servicer in accordance with Section 12.01, all authority and power of the Servicer under this Agreement, whether with respect to the Contracts, the Contract Files, the Land-and-Home Contract Files or otherwise (except with respect to the Certificate Account, the transfer of which shall be governed by Section 7.06), shall pass to and be vested in the Backup Servicer pursuant to and under this Section 7.02; and, without limitation, the Backup Servicer is authorized and empowered to execute and deliver on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments (including, without limitation, documents required to make the Backup Servicer or any successor servicer the sole lienholder or legal title holder of record of each Manufactured Home) and to do any and all acts or things necessary or appropriate to effect the purposes of such notice of termination. Each of the Seller and the Servicer agrees to cooperate with the Backup Servicer in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the transfer to the Backup Servicer for administration by it of all cash amounts which shall at the time be held by the Servicer for deposit, or have been deposited by the Servicer, in the Certificate Account, or for its own account in connection with its services hereafter or thereafter received with respect to the Contracts and the execution of any documents required to make the Backup Servicer or a successor servicer the sole lienholder or legal title holder of record in respect of each Manufactured Home. The Servicer shall be entitled to receive any other amounts which are payable to the Servicer under the Agreement, at the time of the termination of its activities as Servicer. The Servicer shall transfer to the new servicer (i) the Servicer's records relating to the Contracts in such electronic form as the new servicer may reasonably request and (ii) any Contracts, Contract Files and Land-and-Home Contract Files in the Servicer's possession. Any and all costs and expenses incurred by the Backup Servicer in connection with the transfer of servicing functions as provided herein, including, without limitation, the cost of delivering the Contracts and related files to the Backup Servicer, shall be paid by the initial Servicer within 10 days following invoice therefor, and to the extent not paid in a timely manner, the Backup Servicer may reimburse itself for such costs and expenses from the Certificate Account. The Backup Servicer shall not be liable to and shall be held harmless by the Trustee, the Certificateholders, the Seller, the Depositor and the initial Servicer for any and all claims arising from or related to (i) any missing of lost Contracts, Contract Files or related documents or (ii) any inaccurate, incomplete or missing information reasonably necessary for the servicing of the Contracts, which is not the direct result of the willful misfeasance or negligence of the Backup Servicer.

     SECTION 7.03. Backup Servicer to Act, Appointment of Successor.

          On and after the time the Servicer receives a notice of termination pursuant to Section 7.02 or the resignation of the Servicer in accordance with
Section 12.01, the Backup Servicer , upon two (2) Business Days' written notice from the Trustee of such Service Transfer to the Backup Servicer, shall be the successor in all respects to the servicing rights, duties and responsibilities of the Servicer (in its capacity as servicer under this Agreement) which arise after the effective date of such Service Transfer and the Servicer (except as provided herein) shall be relieved of such responsibilities, duties and liabilities arising after such Service Transfer; provided, however, that (i) the Backup Servicer will not assume any obligations of the Seller pursuant to Section 3.06, and (ii) the Backup Servicer shall not be liable for any acts or omissions of the initial or any prior Servicer accruing prior to such Service Transfer or for any breach or default by the initial or any prior Servicer of any of its obligations contained herein or in any related document or agreement, and (iii) the initial or any prior Servicer shall remain liable for any acts or omissions of such initial or prior Servicer occurring prior to such Service Transfer or for any breach by the Servicer of any of its obligations contained herein or in any related document or agreement. As compensation therefor, the Backup Servicer shall be entitled to receive the Monthly Servicing Fee. Furthermore, the Backup Servicer shall be entitled to all rights of the Servicer in connection with its responsibilities under this Agreement, including reimbursement rights for advances as provided herein. If the Backup Servicer is legally unable so to act, the Trustee may appoint, or petition a court of competent jurisdiction to appoint, an Eligible Servicer as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder. Pending appointment of a successor to the Servicer hereunder, the Servicer shall act in such capacity until a successor servicer assumes such responsibilities, duties or liabilities. In connection with such appointment and assumption, the Backup Servicer may make such arrangements for the compensation of such successor out of payments on Contracts as it and such successor shall agree; provided, however, that no such monthly compensation shall, without the written consent of 100% of the Certificateholders, exceed the Monthly Servicing Fee. The Trustee and the Backup Servicer and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession as provided herein. The Backup Servicer shall be entitled to rely upon the representations, warranties and covenants made by the Seller and the initial Servicer set forth in this Agreement and any related document, and the Backup Servicer shall be held harmless by the Trust, the Certificateholders, the Seller and the initial Servicer, for any and all claims, liabilities, obligations, losses damages, payments costs or expenses (including reasonable attorneys' fees) of any kind whatsoever arising from or related to any breach, inaccuracy, default or nonperformance of such representations, warranties or covenants of the Seller or the initial Servicer as set forth herein.

     SECTION 7.04. Notification to Certificateholders.

          (a) Promptly following the occurrence of any Event of Termination, the Servicer shall give written notice thereof to the Trustee, the Backup Servicer, the Rating Agencies and the Certificateholders at their respective addresses appearing on the Certificate Register.

          (b) Within ten days following any termination or appointment of a successor to the Servicer pursuant to this Article VII, the Trustee shall give written notice thereof to the Rating Agencies and the Certificateholders at their respective addresses appearing on the Certificate Register.

          (c) The Trustee shall give written notice to the Rating Agencies prior to the date upon which any Eligible Servicer (other than the Trustee) is to assume the responsibilities of Servicer pursuant to Section 7.03, naming such successor Servicer.

     SECTION 7.05. Effect of Transfer.

          (a) After the Service Transfer, the Backup Servicer or new Servicer may notify Obligors to make payments directly to the new Servicer that are due under the Contracts after the effective date of the Service Transfer.

          (b) After the Service Transfer, the replaced Servicer shall have no further obligations with respect to the management, administration, servicing or collection of the Contracts and the Backup Servicer shall have all of such obligations except as provided herein and the replaced Servicer will transmit or cause to be transmitted directly to the Backup Servicer for its own account, promptly on receipt and in the same form in which received, any amounts (properly endorsed where required for the Backup Servicer to collect them) received as payments upon or otherwise in connection with the Contracts.

          (c) A Service Transfer shall not affect the rights and duties of the parties hereunder (including but not limited to the indemnities of the Servicer and the Seller pursuant to Article X and Sections 3.06, 11.06 and 11.11(f)) other than those relating to the management, administration, servicing or collection of the Contracts following the effective Service Transfer. Upon and following a Servicer Transfer, the initial Servicer shall have no further rights to the Monthly Servicing Fee, other than any accrued and unpaid Monthly Servicing Fee due to the initial Servicer as of such date.

     SECTION 7.06. Transfer of Certificate Account.

          Notwithstanding the provisions of Section 7.02, if the Certificate Account shall be maintained with the Servicer and an Event of Termination shall occur and be continuing, the Servicer shall, after five days' written notice from the Trustee, or in any event within ten days after the occurrence of the Event of Termination, establish an Eligible Account with an institution other than the Servicer and promptly transfer all funds in the Certificate Account to such new account, which shall thereafter be deemed the Certificate Account for the purposes hereof. Upon a Service Transfer, the Certificate Account shall be transferred to an Eligible Account as directed by the successor Servicer.

                                 ARTICLE VIII

                                   PAYMENTS

     SECTION 8.01. Monthly Payments.

          (a) Subject to the terms of this Article VIII, each Holder of a Certificate as of a Record Date shall be paid the sum equal to such Certificateholder's Percentage Interest of all amounts distributed on the applicable Class of Certificates on the next succeeding Distribution Date by check mailed on such Distribution Date to such Certificateholder at the address for such Certificateholder appearing on the Certificate Register (or by wire transfer pursuant to instructions delivered to the Trustee at least ten days prior to such Distribution Date),. Final payment of any Certificate shall be made only upon presentation of such Certificate at the office or agency of the Paying Agent.

          (b) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to a Book-Entry Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the Book Entry Certificates. Neither the Trustee, the Certificate Registrar, the Seller nor the Servicer shall have any responsibility therefor except as otherwise provided by applicable law. To the extent applicable and not contrary to the rules of the Depository, the Trustee shall comply with the provisions of the forms of the Class A, Class M, and Class B Certificates as set forth in Exhibits A, B and C hereto.

          (c) The Trustee shall either act as the paying agent or shall appoint an institution meeting the eligibility requirements set forth in
Section 11.06 to be the paying agent (in either case, the "Paying Agent") and cause it to make the payments to the Certificateholders required hereunder. The Paying Agent shall initially be located at the Trustee's Corporate Trust Office at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attn:
Asset-Backed Securities Trust Services Group - Origen 2001-A, shall initially act as Paying Agent. The Trustee shall require the Paying Agent (if other than the Trustee) to agree in writing that all amounts held by the Paying Agent for payment hereunder will be held in trust for the benefit of the Certificateholders and that it will notify the Trustee of any failure by the Servicer to make funds available to the Paying Agent for the payment of amounts due on the Certificates.

     SECTION 8.02. Permitted Withdrawals from the Certificate Account.

          The Servicer may, from time to time as provided herein, make withdrawals from the Certificate Account of amounts deposited in said account pursuant to Section 5.05 that are attributable to the Contracts for the following purposes:

          (a) to remit the Amount Available to the Trustee for deposit in the Distribution Account to make payments in the amounts and in the manner provided for in Section 8.03;

          (b) to pay to the Seller with respect to each Contract or property acquired in respect thereof that has been repurchased or replaced pursuant to
Section 3.06, all amounts received thereon and not required to be distributed to Certificateholders as of the date on which the related Principal Balance or Repurchase Price is determined;

          (c) to reimburse the Servicer out of Liquidation Proceeds for Liquidation Expenses incurred by it, to the extent such reimbursement is permitted pursuant to Section 5.08;

          (d) to withdraw any amount deposited in the Certificate Account that was not required to be deposited therein;

          (e) to make any rebates or adjustments deemed necessary by the Servicer pursuant to Section 5.06(d); or

          (f) to reimburse the Servicer for any accrued unpaid Monthly Servicing Fees and for unreimbursed Monthly Advances, including Nonrecoverable Advances, to the extent not otherwise retained. The Servicer's right to reimbursement for unpaid Servicing Fees shall be limited to late collections on the related Contract, including Liquidation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the related Obligor or otherwise relating to the Contract in respect of which such reimbursed amounts are owed. Except with respect to Nonrecoverable Advances, the Servicer's right to reimbursement for unreimbursed Monthly Advances shall be limited to late collections of interest on any Contract and to Liquidation Proceeds and Insurance Proceeds on related Obligors.

          Since, in connection with withdrawals pursuant to clause (b), the Seller's entitlement thereto is limited to collections or other recoveries on the related Contract, the Servicer shall keep and maintain separate accounting, on a Contract by Contract basis, for the purpose of justifying any withdrawal from the Certificate Account pursuant to such clause.

          One Business Day before each Distribution Date, no later than 1:00 p.m. New York time, the Servicer will remit to the Trustee for deposit into the Distribution Account the Amount Available.

     SECTION 8.03. Payments.

          (a) On each Distribution Date the Trustee shall withdraw from the Distribution Account the Amount Available (as determined by the Servicer on the immediately preceding Determination Date), plus on the Post-Funding Distribution Date any Pre-Funded Amount, and apply such funds to make payment in the following order of priority, subject to Section 8.03(d):

               1.     to the Trustee, the Trustee Fee for such Distribution
          Date;

               2. to the Servicer, the Monthly Servicing Fee (to the extent not withdrawn from the Certificate Account pursuant to Section 8.02) and any other compensation owed to the Servicer pursuant to Section
          7.03 and to the Backup Servicer, the Backup Servicing Fee, if any, and any other compensation owed to the Backup Servicer pursuant to
          Section 7.03;

               3.     to the Class A Certificateholders as follows:

               (i) the amount in clause (a)(i) of the definition of Class A Formula Distribution Amount to the Class A-1 Certificateholders; the amount in clause (a)(ii) to the Class A-2 Certificateholders; the amount in clause
                      (a)(iii) to the Class A-3 Certificateholders; the amount in clause (a)(iv) to the Class A-4 Certificateholders; the amount in clause (a)(v) to the Class A-5 Certificateholders, the amount in clause (a)(vi) to the Class A-6 Certificateholders, the amount in clause
                      (a)(vii) to the Class A-7 Certificateholders or, if the available amount is less than the sum of the amounts specified in this clause (i), pro rata to each Class of Class A Certificates based on the amount of interest payable pursuant to this clause;

               (ii) the aggregate Unpaid Class A Interest Shortfall pro rata to each Class of Class A Certificates based on the Unpaid Class A Interest Shortfall of each such Class;

               4.     to the Class M-1 Certificateholders as follows:

               (i) the amount in clause (a) of the definition of Class M-1 Formula Distribution Amount;

               (ii)   any Unpaid Class M-1 Interest Shortfall;

               5.     to the Class M-2 Certificateholders as follows:

               (i) the amount in clause (a) of the definition of Class M-2 Formula Distribution Amount;

               (ii)   any Unpaid Class M-2 Interest Shortfall;

               6.     to the Class B-1 Certificateholders as follows:

               (i) the amount in clause (a) of the definition of Class B-1 Formula Distribution Amount;

               (ii)   any Unpaid Class B-1 Interest Shortfall;

               7. the Required Reimbursement Account Deposit Amount for such Distribution Date to the Trustee Expense Reimbursement Account;

               8.     to the Class A Certificateholders as follows:

               (i) if there is a Class A Principal Deficiency Amount as of such Distribution Date, the remaining Amount Available, pro rata to each Class of Class A Certificates based on the related Class Principal Balance (but in no event shall such amount exceed the related Class Principal Balance);

               (ii) the Unpaid Class A Principal Shortfall to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-7 Certificateholders in the order of priority set forth in clause (iii) below, but to each Class of Class A Certificates no more than the Unpaid Class A Principal Shortfall attributable to such Class;

               (iii) if such Distribution Date is on or prior to the Class A-6 Cross-Over Date, the Class A Percentage of the Formula Principal Distribution Amount to the Class A Certificateholders as follows:

                      (x) the Class A-1/A-6 Pro Rata Percentage to the following Classes of Certificates, sequentially, as follows:

                      (a) to the Class A-1 Certificateholders, but in no event more than the Class A-1 Principal Balance;

                      (b) to the Class A-2 Certificateholders, but in no event more than the Class A-2 Principal Balance;

                      (c) to the Class A-3 Certificateholders, but in no event more than the Class A-3 Principal Balance;

                      (d) to the Class A-4 Certificateholders, but in no event more than the Class A-4 Principal Balance;

                      (e) to the Class A-5 Certificateholders, but in no event more than the Class A-5 Principal Balance;

                      (f) to the Class A-6 Certificateholders, but in no event more than the Class A-6 Principal Balance;

                      (y) the Class A-7 Pro Rata Percentage to the Class A-7 Certificates but in no event more than the Class A-7 Principal Balance.

                      9.   to the Class M-1 Certificateholders as follows:

               (i)    any Unpaid Class M-1 Principal Shortfall;

               (ii) the Class M-1 Percentage of the Formula Principal Distribution Amount (plus, if such Distribution Date is on the Class A-6 Cross-Over Date, the amount by which the Class A Percentage of the Formula Principal Distribution Amount exceeds the Class A Principal Balance on such date), but in no event more than the Class M-1 Principal Balance;

               (iii)  any Class M-1 Liquidation Loss Interest Amount;

               (iv)   any Unpaid Class M-1 Liquidation Loss Interest
                      Shortfall;

               10.    to the Class M-2 Certificateholders as follows:

               (i)    any Unpaid Class M-2 Principal Shortfall;

               (ii) the Class M-2 Percentage of the Formula Principal Distribution Amount (plus, if such Distribution Date is on the Class M-1 Cross-Over Date, the amount, if any, by which the sum of the Class A Percentage and the Class M-1 Percentage of the Formula Principal Distribution Amount exceeds the sum of the Class A and Class M-1 Principal Balances on such date), but in no event more than the Class M-2 Principal Balance;

               (iii)  any Class M-2 Liquidation Loss Interest Amount;

               (iv)   any Unpaid Class M-2 Liquidation Loss Interest
                      Shortfall;

               11.    to the Class B-1 Certificateholders as follows:

               (i)    any Unpaid Class B-1 Principal Shortfall;

               (ii) the Class B Percentage of the Formula Principal Distribution Amount (plus, if such Distribution Date is on the Class M-2 Cross-Over Date, the amount, if any, by which the sum of the Class A, Class M-1 and Class M-2 Percentages of the Formula Principal Distribution Amount exceeds the sum of the Class A, Class M-1 and Class M-2 Principal Balances on such date), but in no event more than the Class B-1 Principal Balance;

               (iii)  any Class B-1 Liquidation Loss Interest Amount;

               (iv)   any Unpaid Class B-1 Liquidation Loss Interest
                      Shortfall;

               12. to the Holders of Offered Certificates any Additional Principal Distribution Amount, in the order of priority described in clauses (8), (9), (10) and (11) above.

               13.    on each Additional Principal Payment Date (as defined in
          Section 8.05(f)), first, to the Class M-1, Class M-2 and Class B-1 Certificateholders any Distributable Excess Spread, pro rata based upon the Class Principal Balance of each Class (after giving effect to distributions on principal on that date), until each such Class' respective Class Principal Balances are reduced to zero and then to the Class A Certificateholders then outstanding any Distributable Excess Spread, pro rata based upon the Class Principal Balance of each Class (after giving effect to distributions of principal on that date) until each such Class' respective Class Principal Balances are reduced to zero;

               14. the Additional Reimbursement Account Deposit Amount for such Distribution Date to the Trustee Expense Reimbursement Account;

               15. to the Servicer and the Backup Servicer, amounts in respect of indemnification or other amounts to which it is entitled under this Agreement, including under Section 10.08;

               16. the Class X Distribution Amount to the Class X Certificateholders; and

               17.    any remaining funds to the Class R Certificateholders.

          (b) On any Distribution Date on which the aggregate Class A Principal Balance is greater than the Pool Principal Balance for such Distribution Date, any distribution of the Formula Principal Distribution Amount pursuant to Section 8.03(a)8(iii) above shall be distributed to each class of Class A Certificates pro rata.

          (c) Notwithstanding the priorities set forth above, any Pre-Funded Amount deposited in the Certificate Account shall be applied solely to pay principal of the Class A Certificates as specified in Section 8.03(a)(8) above.

     SECTION 8.04. Monthly Advances.

          (a) By the close of business on the day prior to each Distribution Date, the Servicer shall cause to be deposited, out of its own funds, in the Distribution Account the Monthly Advance for the related Distribution Date.

          (b) The Servicer shall reimburse itself for the Outstanding Amount Advanced out of collections of delinquent payments of principal and interest on Contracts as to which the Servicer previously made a Monthly Advance.

          (c) In addition, if the Servicer determines that any advance made by the Servicer has become a Nonrecoverable Advance and at the time of such determination there exists an Outstanding Amount Advanced, then the Servicer shall reimburse itself out of funds in the Certificate Account for the amount of such Nonrecoverable Advance for the next succeeding Distribution Date by withdrawing such amount pursuant to Section 8.02(f), but not in excess of such Outstanding Amount Advanced. If a Contract becomes a liquidated Contract and at such time there exists an Outstanding Amount Advanced, then the Servicer shall reimburse itself out of funds in the Certificate Account for the servicing advances related thereto and the portion of Monthly Advances equal to the aggregate of the interest component of delinquent Scheduled Payments on such Contract to the date in the Due Period in which such Contract became a Liquidated Contract, but not in excess of such Outstanding Amount Advanced. Notwithstanding any other provision of this Agreement, under no circumstances shall the Servicer be required to make any advance that the Servicer determines if made would be a Nonrecoverable Advance.

     SECTION 8.05. The Servicer's Purchase Option; Auction Sale; Additional Principal Distribution Amount.

          (a) Subject to the conditions in subsection (b) below, the Servicer shall have the option to purchase all of the Contracts and all property acquired in respect of any Contract remaining in the Trust at a price (such price being referred to as the "Minimum Purchase Price") equal to the greater of:

     A. the sum of (x) 100% of the principal balance of each Contract (other than any Contract as to which title to the underlying property has been acquired and whose fair market value is included pursuant to clause (y) below), plus (y) the fair market value of such acquired property (as determined by the Servicer of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to
          Section 12.03) or

     B. the aggregate fair market value (as determined by the Servicer as of the close of business on such third Business Day) of all of the assets of the Trust,

plus, in either case, any outstanding amounts owed to the Trustee, any Unpaid Class A Interest Shortfall, any Unpaid Class M-1 Interest Shortfall, any Unpaid Class M-1 Liquidation Loss Interest Shortfall, any Unpaid Class M-2 Interest Shortfall, any Unpaid Class M-2 Liquidation Loss Interest Shortfall, any Unpaid Class B-1 Interest Shortfall and any Unpaid Class B-1 Liquidation Loss Interest Shortfall.

          (b) The purchase by the Servicer of all of the Contracts pursuant to
Section 8.05(a) above shall be at the option of the Servicer, but shall be conditioned upon (1) the Pool Principal Balance, at the time of any such purchase, aggregating not more than 10% of the sum of the Cut-off Date Pool Principal Balance and the Original Pre-Funded Amount, (2) such purchase being made pursuant to a plan of complete liquidation of each of the Subsidiary REMIC and the Master REMIC in accordance with Section 860F of the Code, as provided in Section 12.03, and (3) the Servicer having provided the Trustee and the Depository (if any) with at least 30 days' written notice. If such option is exercised, the Servicer, shall provide to the Trustee the certification required by Section 12.03, which certificate shall constitute a plan of complete liquidation of each of the Subsidiary REMIC and the Master REMIC within the meaning of Section 860F of the Code, and the Trustee shall promptly sign such certification and release to the Servicer, the Contract Files and Land-and-Home Contract Files pertaining to the Contracts being repurchased.

          (c) Reserved

          (d) The Servicer shall notify the Trustee no later than two Business Days after the Determination Date following the first Due Period which includes the date on which the Pool Principal Balance first becomes less than or equal to 10% of the sum of the Cut-off Date Pool Principal Balance and the Original Pre-Funded Amount, to the effect that the Pool Principal Balance is then less than or equal to 10% of the sum of the Cut-off Date Pool Principal Balance and the Original Pre-Funded Amount.

          (e) If the Servicer has not delivered to the Trustee the notice of exercise of its purchase option described in subsection (b) by the Distribution Date occurring in the month following the Determination Date specified in subsection (d), then promptly after the following Distribution Date the Trustee shall begin a process for soliciting bids in connection with an auction for the Contracts. The Trustee shall provide the Servicer written notice of such auction at least 10 Business Days prior to the date bids must be received in such auction (the "Auction Date").

          If at least three bids are received, the Trustee shall solicit and resolicit new bids from all participating bidders until only one bid remains or the remaining bidders decline to resubmit bids. The Trustee shall accept the highest of such remaining bids if it is equal to or in excess of the greater of (i) the Minimum Purchase Price and (ii) the fair market value of the Contracts and related property (such amount being referred to as the "Minimum Auction Price"). If less than three bids are received or the highest bid after the resolicitation process is completed is not equal to or in excess of the Minimum Auction Price, the Trustee shall not consummate such sale. If at least three bids are not received, the Seller, at the Trustee's request, shall supply the Trustee will the names of parties from whom to solicit such bids; provided, that the Trustee shall not be responsible if less than three or no bidders submit bids for the Contracts and the other trust assets. If a bid meeting the Minimum Purchase Price is received, then the Trustee may, and if so requested by the Servicer shall, at the expense of the Trust, consult with a financial advisor, which may be an underwriter of the Certificates, to determine if the fair market value of the Contracts and related property has been offered. The Trustee may hire an agent at the expense of the Trust to conduct such Auction.

          If the first auction conducted by the Trustee does not produce any bid at least equal to the Minimum Auction Price, then the Trustee shall, beginning on the Distribution Date occurring approximately three months after the Auction Date for the failed first auction, commence another auction in accordance with the requirement of this subsection (e). If such second auction does not produce any bid at least equal to the Minimum Auction Price, then the Trustee shall, beginning on the Distribution Date occurring approximately three months after the Auction Date for the failed second auction, commence another auction in accordance with the requirements of this subsection (e), and shall continue to conduct similar auctions approximately every three months thereafter until the earliest of (i) delivery by the Servicer of notice of exercise of its purchase option under subsection (a), (ii) receipt by the Trustee of a bid meeting the conditions specified in the preceding paragraph, or (iii) the Distribution Date on which the principal balance of all the Contracts is reduced to zero.

          If the Trustee receives a bid meeting the conditions specified in this subsection (e), then the Trustee's written acceptance of such bid shall constitute a plan of complete liquidation within the meaning of Section 860F of the Code, and the Trustee shall release to the winning bidder, upon payment of the bid purchase price, the Contract Files pertaining to the Contracts being purchased.

          (f) If the Servicer has not delivered to the Trustee the notice of exercise of its purchase option described in subsection (b) by the Distribution Date occurring in the month following the Determination Date specified in subsection (d), then on the following Distribution Date and each Distribution Date thereafter (each, an "Additional Principal Payment Date") the Class M-1, Class M-2 and Class B-1 Certificates shall be entitled to receive the Distributable Excess Spread, allocated among such classes pro rata based upon the outstanding Principal Balance of each such Class on each such Distribution Date until each such Principal Balance is reduced to zero and thereafter the Class A Certificates then outstanding shall be entitled to receive the Distributable Excess Spread, allocated among such classes pro rata based upon the outstanding Principal Balance of each such Class on each such Distribution Date until each such Principal Balance is reduced to zero.

     SECTION 8.06. Reserved.

     SECTION 8.07. Pre-Funding Account.

          (a) On or before the Closing Date, the Trustee shall establish the Pre-Funding Account on behalf of the Trust, which must be an Eligible Account. The Pre-Funding Account shall be entitled "Pre-Funding Account, LaSalle Bank National Association as Trustee for the benefit of holders of Origen Manufactured Housing Contract Senior/Subordinated Asset-Backed Certificates, Series 2001-A." The Trustee shall maintain within the Pre-Funding Account two subaccounts, the Pre-Funding Subaccount and the Undelivered Contract Subaccount. The Undelivered Contract Subaccount pertains to those Land-and-Home Contracts transferred to the Trust on the Closing Date that are Undelivered Contracts. Funds deposited in the Pre-Funding Account shall be held in trust by the Trustee for the Holders of the Certificates for the uses and purposes set forth herein.

          (b) The Trustee shall deposit in the Pre-Funding Subaccount the amount received from the Seller pursuant to Section 2.02(19). Amounts on deposit in the Pre-Funding Subaccount shall be withdrawn by the Trustee as follows:

          (i) On any Subsequent Transfer Date, the Trustee shall withdraw an amount equal to 100% of the Cut-off Date Principal Balance of each Subsequent Contract transferred and assigned to the Trustee on such Subsequent Transfer Date and pay such amount to or upon the order of the Seller upon satisfaction of the conditions set forth in Section 2.03(b) with respect to such transfer and assignment.

          (ii) On the Business Day immediately preceding the Post-Funding Distribution Date, the Trustee shall deposit into the Distribution Account any amounts remaining in the Pre-Funding Subaccount, net of investment earnings.

          (c) The Trustee shall deposit in the Undelivered Contract Subaccount the amount received from the Seller pursuant to Section 2.02(20). Amounts on deposit in the Undelivered Contract Subaccount shall be withdrawn by the Trustee as follows:

          (i) If the Seller delivers the related Land-and-Home Contract File for an Undelivered Contract to the Trustee at least two Business Days before the last day of the Pre-Funding Period, the Trustee shall withdraw an amount equal to 100% of the Cut-off Date Principal Balance of such Contract and pay such amount to or upon the order of the Seller.

          (ii) [Reserved]

          (iii) The Seller shall give the Trustee telephonic notice of its intended delivery of Land-and-Home Contract Files. The Trustee will use reasonable efforts to process the Land-and-Home Contract Files and remit any amount payable for them to the Seller in a timely manner.

          (iv) On the Business Day immediately preceding the Post-Funding Distribution Date, the Trustee shall deposit into the Distribution Account any amounts remaining in the Undelivered Contract Subaccount, net of investment earnings.

          (d) The Pre-Funding Account shall be part of the Trust but not part of the Master REMIC or Subsidiary REMIC. The Trustee on behalf of the Trust shall be the legal owner of the Pre-Funding Account. The Seller shall be the beneficial owner of the Pre-Funding Account, subject to the foregoing power of the Trustee to transfer amounts in the Pre-Funding Account to the Distribution Account. Funds in the Pre-Funding Account shall, at the direction of the Servicer, be invested in Eligible Investments of the kind described in clauses
(i) and (ii)(A) of the definition of "Eligible Investment" and that mature no later than the Business Day prior to the next succeeding Payment Date. All amounts earned on deposits in the Pre-Funding Account shall be taxable to the Seller. The Trustee shall release to the Seller all investment earnings in the Pre-Funding Account.

     SECTION 8.08. The Distribution Account.

          (a) On or before the Closing Date, the Trustee shall establish the Distribution Account on behalf of the Trust, which must be an Eligible Account. The Distribution Account shall be entitled "Distribution Account, LaSalle Bank National Association as Trustee for the benefit of holders of Origen Manufactured Housing Contract Senior/Subordinated Asset-Backed Certificates, Series 2001-A".

          (b) Withdrawals from the Distribution Account shall be made on the Distribution Date for the purpose of making the payments described in Section 8.03(a). Funds in the Distribution Account shall remain uninvested.

          (c) If at any time the Trustee receives notice (from Fitch, Moody's or the Servicer or otherwise) that the Distribution Account has ceased to be an Eligible Account, the Trustee must, as soon as practicable but in no event later than 5 Business Days of the Trustee's receipt of such notice, transfer the Distribution Account and all funds therein to an Eligible Account. Following any such transfer, the Trustee must notify each of Fitch, Moody's and the Servicer of the location of the Distribution Account.

     SECTION 8.09. Trustee Expense Reimbursement Account.

          (a) On or before the Closing Date, the Trustee shall establish the Trustee Expense Reimbursement Account for its sole benefit. The Trustee Expense Reimbursement Account will not be a part of the Trust or any REMIC created hereunder. The Certificateholders shall have no rights to the amounts on deposit in the Trustee Expense Reimbursement Account.

          (b) On the Closing Date, the Seller shall deposit or cause to be deposited to the Trustee Expense Reimbursement Account $60,000. The Trustee must provide to the Seller a monthly accounting of any expenses owed and any expenses reimbursed to the Trustee.

          Any expenses for which the Trustee is entitled to reimbursement which have not been paid within 30 days of their occurrence shall accrue interest at the "Prime Rate" as set forth in The Wall Street Journal for the period that such expenses are outstanding. The amounts on deposit in the Trustee Expense Reimbursement Account shall, upon direction from the Seller, be invested in Eligible Investments and any income realized on those amounts shall be payable to the Seller and the Seller shall reimburse the Trustee Expense Reimbursement Account for any losses incurred on such investments. If the Seller fails to give direction to the Trustee, the Trustee shall invest such amounts pursuant to clause (viii) of the definition of "Eligible Investments." Upon termination of the Trust, any amounts remaining in the Trustee Expense Reimbursement Account, to the extent not otherwise required to reimburse the Trustee, shall be paid to the Seller.

                                  ARTICLE IX

                               THE CERTIFICATES

     SECTION 9.01. The Certificates.

          (a) The Class A, the Class M, the Class B, the Class X and the Class R Certificates shall be substantially in the forms set forth in Exhibits A, B, C-1, C-2, and C-3, respectively, and shall, on original issue, be executed by the Trustee on behalf of the Trust to or upon the order of the Seller. The Class A, the Class M, and the Class B Certificates shall be evidenced by (i) one or more Class A-1 Certificates representing $27,100,000 initial aggregate principal balance, (ii) one or more Class A-2 Certificates representing $6,700,000 initial aggregate principal balance, (iii) one or more Class A-3 Certificates representing $8,800,000 initial aggregate principal balance, (iv) one or more Class A-4 Certificates representing $29,550,000 initial aggregate principal balance, (v) one or more Class A-5 Certificates representing $19,700,000 initial aggregate principal balance, (vi) one or more Class A-6 Certificates representing $15,200,000 initial aggregate principal balance,
(vii) one or more Class A-7 Certificates, representing $20,000,000 initial aggregate principal balance, (viii) one or more Class M-1 Certificates representing $14,437,500 initial aggregate principal balance, (ix) one or more Class M-2 Certificates representing $12,787,500 initial aggregate principal balance, (x) one or more Class B-1 Certificates representing $9,075,000 initial aggregate principal balance, beneficial ownership of such Classes of Certificates to be held through Book-Entry Certificates in minimum dollar denominations of $1,000 and integral dollar multiples of $1 in excess thereof. The Class X, and Class R Certificates shall be issuable in Percentage Interests and shall each be evidenced by a single certificate.

          (b) The Certificates shall be executed on behalf of the Trust by manual or facsimile signature on behalf of the Trustee by a Responsible Officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trust, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose, unless such Certificate shall have been manually authenticated by an authorized officer of the Trustee substantially in the form provided for herein, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. Subject to Section 9.02(c), the Regular Certificates shall be Book-Entry Certificates. The Class R Certificates shall not be Book-Entry Certificates.

          The Trustee on behalf of the Trust shall cause to be executed, authenticated and delivered on the Closing Date to or upon the order of the Depositor, in exchange for the Mortgage Loans, concurrently with the sale, assignment and conveyance to the Trustee of the Mortgage Loans, each Class of Regular Certificates in authorized denominations and the Class R Certificates, together evidencing the ownership of the entire Trust.

     SECTION 9.02. Registration of Transfer and Exchange of Certificates.

          (a) The Certificate Registrar shall cause to be kept at the Corporate Trust Office a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall initially serve as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

          Upon surrender for registration of transfer of any Certificate at any office or agency of the Certificate Registrar maintained for such purpose pursuant to the foregoing paragraph and, in the case of a Class R Certificate, upon satisfaction of the conditions set forth below, the Trustee on behalf of the Trust shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same aggregate Percentage Interest.

          (b) Except as provided in paragraph (c) below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of such Certificates may not be transferred by the Trustee except to another Depository or its nominee; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Certificates; (iii) ownership and transfers of registration of such Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal with the Depository as representative of the Certificate Owners of the Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representative shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and Persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners; and (vii) the direct and indirect participants of the Depository shall have no rights under this Agreement under or with respect to any of the Certificates held on their behalf by the Depository, and the Depository may be treated by the Trustee and its agents, employees, officers and directors as the absolute owner of the Certificates for all purposes whatsoever.

          All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owners. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners that it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. The parties hereto are hereby authorized to execute a Letter of Representations with the Depository or take such other action as may be necessary or desirable to register a Book-Entry Certificate to the Depository. In the event of any conflict between the terms of any such Letter of Representation and this Agreement the terms of this Agreement shall control.

          (c) If (i) (x) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities as Depository and (y) the Trustee or the Depositor is unable to locate a qualified successor, (ii) the Depositor, at its sole option, with the consent of the Trustee, elects to terminate the book-entry system through the Depository or (iii) after the occurrence of an Event of Termination, the Certificate Owners of each Class of Regular Certificates representing Percentage Interests aggregating not less than 51% advises the Trustee and Depository through the Financial Intermediaries and the Depository Participants in writing that the continuation of a book-entry system through the Depository to the exclusion of definitive, fully registered certificates (the "Definitive Certificates") to Certificate Owners is no longer in the best interests of the Certificate Owners, upon surrender to the Certificate Registrar of each Class of Regular Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall, at the Depositor's expense, in the case of (ii) above, or the Seller's expense, in the case of (i) and (iii) above, execute on behalf of the Trust and authenticate the Definitive Certificates. Neither the Depositor nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, the Trustee, the Certificate Registrar, the Servicer, any Paying Agent and the Depositor shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

          (d) Except with respect to the initial transfer of the Class X and Class R Certificates (together, the "Private Certificates") by the Depositor to the Seller (or an affiliate thereof), no transfer, sale, pledge or other disposition of any Private Certificate shall be made unless (x) except to the extent such transfer is made to an entity the equity of which is owned by the Seller or an affiliate of the Seller, and (y) such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and laws. In the event of any such transfer, other than the transfer of the Tax Matters Person Residual Interest (i) unless such transfer is made in reliance upon Rule 144A (as evidenced by the investment letter delivered to the Trustee, in substantially the form attached hereto as Exhibit
J) under the 1933 Act, the Trustee and the Depositor shall require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor or (ii) the Trustee shall require the transferor to execute a transferor certificate (in substantially the form attached hereto as Exhibit
K) and the transferee to execute an investment letter (in substantially the form attached hereto as Exhibit J) acceptable to and in form reasonably satisfactory to the Depositor and the Trustee certifying to the Depositor and the Trustee the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee or the Depositor. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          Except with respect to the initial transfer of the ERISA-Restricted Certificates by the Depositor to the Seller (or an affiliate thereof), no transfer of an ERISA-Restricted Certificate shall be made unless the Trustee shall have received either (i) a representation from the transferee of such Certificate, acceptable to and in form satisfactory to the Trustee and the Depositor, (such requirement is satisfied by the Trustee's receipt of a representation letter from the transferee substantially in the form of Exhibit S hereto, as appropriate), to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code, nor a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer or (ii) in the case of an ERISA Restricted Certificate that has been the subject of an ERISA-Qualifying Underwriting, if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60 or (iii) in the case of any such ERISA-Restricted Certificate presented for registration in the name of an employee benefit plan subject to ERISA or a plan or arrangement subject to Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement or using such plan's or arrangement's assets, an Opinion of Counsel in form and substance satisfactory to the Trustee which Opinion of Counsel shall not be an expense of either the Trustee or the Trust, addressed to the Trustee, to the effect that the purchase or holding of such ERISA-Restricted Certificate will not result in the assets of the Trust being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee to any obligation in addition to those expressly undertaken in this Agreement or to any liability. For purposes of clause (i) and (ii) of the preceding sentence, such representation shall be deemed to have been made to the Trustee by the transferee's acceptance of an ERISA-Restricted Certificate (or the acceptance by a Certificate Owner of the beneficial interest in any such Class of ERISA-Restricted Certificates) in book-entry form unless the Trustee shall have received from the transferee an alternative representation acceptable in form and substance to the Depositor or an Opinion of Counsel described in clause (iii). Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA-Restricted Certificate to or on behalf of an employee benefit plan subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code without the delivery to the Trustee of an Opinion of Counsel in form and substance satisfactory to the Trustee as described above shall be void and of no effect. The Trustee shall be under no liability to any Person for any registration of transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section 9.02(d) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements. The Trustee shall be entitled, but not obligated, to recover from any Holder of any ERISA-Restricted Certificate that was in fact an employee benefit plan subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code or a Person acting on behalf of any such plan at the time it became a Holder or, at such subsequent time as it became such a plan or Person acting on behalf of such a plan, all payments made on such ERISA-Restricted Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Holder of such Certificate that is not such a plan or Person acting on behalf of a plan.

          Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably appointed the Depositor or its designee as its attorney-in-fact to negotiate the terms of any mandatory sale under clause (v) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale, and the rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

          (i) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

          (ii) No Person shall acquire an Ownership Interest in a Class R Certificate unless such Ownership Interest is a pro rata undivided interest.

          (iii) In connection with any proposed transfer of any Ownership Interest in a Class R Certificate, the Trustee shall as a condition to registration of the transfer, require delivery to it, in form satisfactory to it, of each of the following:

               A. an affidavit in the form of Exhibit T hereto from the proposed transferee to the effect that such transferee is a Permitted Transferee and that it is not acquiring its Ownership Interest in the Class R Certificate that is the subject of the proposed transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee; and

               B. a covenant of the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Class R Certificates.

          (iv) Any attempted or purported transfer of any Ownership Interest in a Class R Certificate in violation of the provisions of this Section shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall, in violation of the provisions of this Section, become a Holder of a Class R Certificate, then the prior Holder of such Class R Certificate that is a Permitted Transferee shall, upon discovery that the registration of transfer of such Class R Certificate was not in fact permitted by this Section, be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Class R Certificate. The Trustee shall be under no liability to any Person for any registration of transfer of a Class R Certificate that is in fact not permitted by this Section or for making any distributions due on such Class R Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Trustee received the documents specified in clause (iii). The Trustee shall be entitled to recover from any Holder of a Class R Certificate that was in fact not a Permitted Transferee at the time such distributions were made all distributions made on such Class R Certificate. Any such distributions so recovered by the Trustee shall be distributed and delivered by the Trustee to the prior Holder of such Class R Certificate that is a Permitted Transferee.

          (v) If any Person other than a Permitted Transferee acquires any Ownership Interest in a Class R Certificate in violation of the restrictions in this Section, then the Trustee shall have the right but not the obligation, without notice to the Holder of such Class R Certificate or any other Person having an Ownership Interest therein, to notify the Depositor to arrange for the sale of such Class R Certificate. The proceeds of such sale, net of commissions (which may include commissions payable to the Depositor or its affiliates in connection with such sale), expenses and taxes due, if any, will be remitted by the Trustee to the previous Holder of such Class R Certificate that is a Permitted Transferee, except that in the event that the Trustee determines that the Holder of such Class R Certificate may be liable for any amount due under this Section or any other provisions of this Agreement, the Trustee may withhold a corresponding amount from such remittance as security for such claim. The terms and conditions of any sale under this clause (v) shall be determined in the sole discretion of the Trustee and it shall not be liable to any Person having an Ownership Interest in a Class R Certificate as a result of its exercise of such discretion.

          (vi) If any Person other than a Permitted Transferee acquires any Ownership Interest in a Class R Certificate in violation of the restrictions in this Section, then the Trustee will provide to the Internal Revenue Service, and to the persons specified in Sections 860E(e)(3) and (6) of the Code, information needed to compute the tax imposed under Section 860E(e)(5) of the Code on transfers of residual interests to disqualified organizations.

The foregoing provisions of this Section shall cease to apply to transfers occurring on or after the date on which there shall have been delivered to the Trustee, in form satisfactory to the Trustee, (i) written notification from each Rating Agency that the removal of the restrictions on transfer set forth in this Section will not cause such Rating Agency to downgrade its rating of the Certificates and (ii) an Opinion of Counsel to the effect that such removal will not cause the Trust to fail to qualify as a REMIC. The Servicer shall be the initial holder of the Tax Matter Person Residual Interest.

          (e) No service charge shall be made for any registration of transfer or exchange of Certificates of any Class, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          All Certificates surrendered for registration of transfer or exchange shall be cancelled by the Certificate Registrar and disposed of pursuant to its standard procedures.

     SECTION 9.03. No Charge; Disposition of Void Certificates.

          No service charge shall be made to a Certificateholder for any transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates. All Certificates surrendered for transfer and exchange shall be disposed of in a manner approved by the Trustee.

     SECTION 9.04. Mutilated, Destroyed, Lost or Stolen Certificates.

          If (a) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (b) there is delivered to the Certificate Registrar and the Trustee such security or indemnity as may be required by each to save it harmless, then in the absence of notice to the Certificate Registrar or the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and original denomination. Upon the issuance of any new Certificate under this Section 9.04, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. Any duplicate Certificate issued pursuant to this Section 9.04 shall constitute complete and indefeasible evidence of ownership of the Percentage Interest, as if originally issued, whether or not the mutilated, destroyed, lost or stolen Certificate shall be found at any time.

     SECTION 9.05. Persons Deemed Owners.

          Prior to due presentation of a Certificate for registration of transfer, the Servicer, the Seller, the Trustee, the Paying Agent and the Certificate Registrar may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving remittances pursuant to Section 8.01 and for all other purposes whatsoever, and none of the Servicer, the Seller, the Trustee, the Certificate Registrar, the Paying Agent or any agent of the Servicer, the Seller, the Trustee, the Paying Agent or the Certificate Registrar shall be affected by notice to the contrary.

     SECTION 9.06. Access to List of Certificateholders' Names and Addresses.

          The Certificate Registrar will furnish to the Trustee and the Servicer, within five days after receipt by the Certificate Registrar of a request therefor from the Trustee in writing, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date. If Holders of Certificates evidencing, as to any Class, Percentage Interests representing 25% or more (hereinafter referred to as "Applicants") apply in writing to the Trustee, and such application states that the Applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, afford such Applicants access during normal business hours to the most recent list of Certificateholders held by the Trustee. If such list is as of a date more than 90 days prior to the date of receipt of such Applicants' request, the Trustee shall promptly request from the Certificate Registrar a current list as provided above, and shall afford such Applicants access to such list promptly upon receipt. Every Certificateholder, by receiving and holding a Certificate, agrees with the Certificate Registrar and the Trustee that none of the Seller, the Certificate Registrar or the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

     SECTION 9.07. Authenticating Agents.

          The Trustee may appoint one or more Authenticating Agents with power to act on its behalf and subject to its direction in the execution and delivery of the Certificates. For all purposes of this Agreement, the execution and delivery of Certificates by the Authenticating Agent pursuant to this Section shall be deemed to be the execution and delivery of Certificates "by the Trustee."

                                   ARTICLE X

       INDEMNITIES; CERTAIN MATTERS RELATING TO THE SELLER, THE SERVICER
                               AND THE DEPOSITOR

     SECTION 10.01. Seller's Indemnities.

          The Seller will defend and indemnify the Trust, the Trustee (including the Custodian, the Paying Agent and any other agents of the Trustee), the Backup Servicer and the Certificateholders against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation of any third-party claims (i) arising out of or resulting from the origination of any Contract (including but not limited to truth in lending requirements) or the servicing of such Contract prior to its transfer to the Trust (but only to the extent such cost, expense, loss, damage, claim or liability is not provided for by the Seller repurchase of such Contract pursuant to Section 3.06) or (ii) arising out of or resulting from the use or ownership of any Manufactured Homes by the Seller or the Servicer or any Affiliate of either. Notwithstanding any other provision of this Agreement, the obligation of the Seller under this Section shall not terminate upon a Service Transfer pursuant to Article VII, except that the obligation of the Seller under this Section shall not relate to the actions of any subsequent Servicer after a Service Transfer.

     SECTION 10.02. Liabilities to Obligors.

          No obligation or liability to any Obligor under any of the Contracts is intended to be assumed by the Trust or the Certificateholders under or as a result of this Agreement and the transactions contemplated hereby and, to the maximum extent permitted and valid under mandatory provisions of law, the Trust and the Certificateholders expressly disclaim such assumption.

     SECTION 10.03. Tax Indemnification.

          The Seller agrees to pay, and to indemnify, defend and hold harmless the Trust, the Trustee (including the Custodian, the Paying Agent and any other agents of the Trustee) and the Certificateholders from, any taxes which may at any time be asserted with respect to, and as of the date of, the transfer of the Contracts to the Trust, including, without limitation, any sales, gross receipts, general corporation, personal property, privilege or license taxes (but not including any federal, state or other taxes arising out of the creation of the Trust and the issuance of the Certificates), and costs, expenses and reasonable counsel fees in defending against the same, whether arising by reason of the acts to be performed by the Seller, the Servicer or the Trustee under this Agreement or imposed against the Trust, a Certificateholder or otherwise.

     SECTION 10.04. Servicer's Indemnities.

          The Servicer shall indemnify and hold harmless the Trust, the Backup Servicer and the Trustee and its officers, directors, agents and employees from and against any loss, liability, expense, damage or injury suffered or sustained by reason of such Servicer's willful misfeasance, bad faith or negligence in the performance of its activities in servicing or administering the Contracts pursuant to this Agreement, including, but not limited to, any judgment, award, settlement, reasonable fees of counsel of its selection and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim related to the Servicer's willful misfeasance, bad faith or negligence. Any such indemnification shall not be payable from the assets of the Trust. The provisions of this indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof. The provisions of this Section 10.04 shall survive termination of the Agreement.

     SECTION 10.05. Operation of Indemnities.

          Indemnification under this Article shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation. If the Seller or the Servicer has made any indemnity payments to the Trustee pursuant to this Article and the Trustee thereafter collects any of such amounts from others, the Trust will repay such amounts collected to the Seller or the Servicer, as the case may be, without interest.

     SECTION 10.06. Liability of the Seller, the Servicer, the Backup Servicer and the Depositor.

          The Seller and the Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Seller or the Servicer, as the case may be, herein. The Depositor and the Backup Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken herein by the Depositor or the Backup Servicer.

     SECTION 10.07. Merger or Consolidation of, or Assumption of the Obligations of, the Seller, the Servicer, the Backup Servicer or the Depositor.

          Any Person into which the Seller, the Servicer, the Backup Servicer or Depositor may be merged or consolidated, or any Person resulting from any merger, conversion or consolidation to which the Seller, the Servicer, the Backup Servicer or the Depositor shall be a party, or any Person succeeding to the business of the Seller, the Servicer, the Backup Servicer or the Depositor, shall be the successor of the Seller, the Servicer, the Backup Servicer or the Depositor, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor Servicer shall satisfy all the requirements of an Eligible Servicer.

     SECTION 10.08. Limitation on Liability of Servicer, the Backup Servicer, Others.

          Neither the Servicer, the Backup Servicer nor any of the directors or officers or employees or agents of the Servicer or the Backup Servicer shall be under any liability to the Trust or the Certificateholders for any action taken or for refraining from the taking of any action by the Servicer or the Backup Servicer in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer or the Backup Servicer or any such Person against any liability which would otherwise be imposed by reason of its willful misfeasance, bad faith or negligence in the performance of duties of the Servicer or the Backup Servicer or by reason of its reckless disregard of its obligations and duties of the Servicer or the Backup Servicer hereunder; provided, further, that this provision shall not be construed to entitle the Servicer or the Backup Servicer to indemnity in the event that amounts advanced by the Servicer or the Backup Servicer to retire any senior lien exceed Net Liquidation Proceeds realized with respect to the related Contract. The Servicer, the Backup Servicer and any director or officer or employee or agent of the Servicer or the Backup Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer, the Backup Servicer and any director or officer or employee or agent of the Servicer or the Backup Servicer shall be indemnified by the Trust and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Contract or Contracts (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of its reckless disregard of obligations and duties hereunder; and such amounts shall be payable only pursuant to Section 8.03(a)(15) after payments to the Regular Certificateholders for the related Distribution Date. The Servicer or the Backup Servicer may undertake any such action which it may deem necessary or desirable in respect of this Agreement, and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust and the Servicer shall be entitled to be reimbursed therefor only after payments to the Regular Certificates for the related Distribution Date. The Servicer's or the Backup Servicer's right to indemnity or reimbursement pursuant to this Section shall survive any resignation or termination of the Servicer or the Backup Servicer pursuant to
Section 10.09 or 7.01 with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination (or arising from events that occurred prior to such resignation or termination). This paragraph shall apply to the Servicer or the Backup Servicer solely in its capacity as Servicer or the Backup Servicer hereunder and in no other capacities.

          Notwithstanding any provision to the contrary contained in this Agreement, the parties hereto and the Certificateholders acknowledge and agree that the Backup Servicer is not assuming and shall not be responsible or liable for any liabilities, obligations, losses, damages or expenses (including reasonable attorneys' fees) arising from or related to (i) any act or omission of the initial Servicer or any prior servicer in its capacity as Servicer on or prior to the effective Service Transfer Date, (ii) any act or omission of the Trustee, the initial Servicer, the Seller or the Depositor or any other party to the Agreement prior to, on or following the Servicer Transfer Date, or (iii) any breach or default by the initial Servicer, the Seller or the Trustee of their respective duties, obligations, covenants, representations and warranties contained in this Agreement or in any related document or agreement, whether such breach or default occurs or occurred prior to, on or following the Service Transfer Date.

          The parties hereto and the Certificateholders acknowledge that the Backup Servicer has agreed to be Backup Servicer for the limited purpose of servicing the Contracts, and that neither the Backup Servicer nor any of its Affiliates provides any guarantee or assurance whatsoever regarding the payment of the Certificates in full, the timing of payment of the Certificates or the enforceability or collectability of the Contracts.

     SECTION 10.09. Servicer and Backup Servicer Not to Resign.

          Subject to the provisions of Section 10.07, neither the Servicer nor the Backup Servicer shall resign from the obligations and duties hereby imposed on it except (i) upon determination that the performance of its obligations or duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it or its subsidiaries or Affiliates, the other activities of the Servicer so causing such a conflict being of a type and nature carried on by the Servicer, the Backup Servicer or its subsidiaries or Affiliates at the date of this Agreement, or (ii) in the case of the Backup Servicer, upon a default in payment of the fees and other amounts due and payable to the Backup Servicer as provided in this Agreement, which default is not cured within 15 days following written notice thereof to the Trustee or
(iii) upon satisfaction of the following conditions: (a) the Servicer or the Backup Servicer, as applicable, has proposed a successor servicer to the Trustee in writing and such proposed successor servicer is reasonably acceptable to the Trustee; and (b) each Rating Agency shall have delivered a letter to the Trustee prior to the appointment of the successor servicer stating that the proposed appointment of such successor servicer as Servicer or Backup Servicer, as applicable, hereunder will not result in the reduction or withdrawal of the then current rating of the Regular Certificates; provided, however, that no such resignation by the Servicer or the Backup Servicer under (i) or (iii) above shall become effective until such successor servicer or Backup Servicer or, in the case of (i) above with respect to the Servicer, the Backup Servicer shall have assumed the Servicer's responsibilities and obligations hereunder or the Trustee shall have designated a successor servicer in accordance with Section 7.02. Any such resignation shall not relieve the Servicer or Backup Servicer of responsibility for any of the obligations specified in Sections 7.01 and 7.02 as obligations that survive the resignation or termination of the Servicer or the Backup Servicer. Any such determination permitting the resignation of the Servicer or Backup Servicer pursuant to clause (i) above shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee.

                                  ARTICLE XI

                                  THE TRUSTEE

     SECTION 11.01. Duties of Trustee.

          The Trustee, prior to the occurrence of an Event of Termination and after the curing of all Events of Termination which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Termination has occurred (which has not been cured), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform as to form to the requirements of this Agreement.

          Subject to Section 11.03, no provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

                         (1) Prior to the occurrence of an Event of
                    Termination, and after the curing of all such Events of Termination which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

                         (2) The Trustee shall not be liable for an error of
                    judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                         (3) The Trustee shall not be personally liable with
                    respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Certificateholders with aggregate Percentage Interests representing 25% or more of the Trust relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; and

                         (4) The Trustee shall not be charged with knowledge
                    of any event referred to in Section 7.01 unless a Responsible Officer of the Trustee at the Corporate Trust Office obtains actual knowledge of such event or the Trustee receives written notice of such event from the Servicer or the Holders of Certificates evidencing, as to any Class, Percentage Interests representing 25% or more.

          None of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Seller or the Servicer under this Agreement. The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     SECTION 11.02. Certain Matters Affecting the Trustee.

          Except as otherwise provided in Section 11.01:

          (a) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of a Servicing Officer, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) The Trustee may consult with counsel and any opinion of any counsel for the Seller or the Servicer shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

          (c) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; provided, however, that nothing contained herein shall relieve the Trustee of the obligations, upon the occurrence of an Event of Termination (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

          (d) Prior to the occurrence of an Event of Termination and after the curing of all Events of Termination which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates evidencing, as to any Class, Percentage Interests representing 25% or more; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Servicer or, if paid by the Trustee, shall be reimbursed by the Servicer upon demand; and

          (e) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian and shall not be liable for any acts or omissions of such agents, attorneys or custodians if appointed by it with due care hereunder.

     SECTION 11.03. Trustee Not Liable for Certificates or Contracts.

          The Trustee assumes no responsibility for the correctness of the recitals contained herein or in the Certificates (other than the Trustee's execution thereof). The Trustee makes no representations as to the validity or sufficiency of this Agreement, of the Certificates (other than its execution thereof) or of any Contract, Contract File, Land-and-Home Contract File or related document. The Trustee shall not be accountable for the use or application by the Servicer or the Seller of funds paid to the Seller, as applicable, in consideration of conveyance of the Contracts to the Trust by the Seller or deposited into or withdrawn from the Certificate Account by the Servicer.

     SECTION 11.04. Rights of Certificateholders to Direct Trustee and to Waive Event of Termination.

          Holders of Class A Certificates, Holders of Class M Certificates and Holders of Class B-1 Certificates evidencing, as to each such Class, Percentage Interests representing 25% or more shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided, however, that, subject to Section 11.01, the Trustee shall have the right to decline to follow any such direction if the Trustee being advised by counsel determines that the action so directed may not lawfully be taken, or if the Trustee in good faith shall, by a Responsible Officer or Officers of the Trustee, determine that the proceedings so directed would be illegal or involve it in personal liability or be unduly prejudicial to the rights of Certificateholders not parties to such direction; and provided further that nothing in this Agreement shall impair the right of the Trustee to take any action deemed proper by the Trustee and which is not inconsistent with such direction by the Certificateholders; and provided further that the Trustee shall instead follow the directions of Holders of Class A Certificates, Holders of Class M Certificates and Holders of Class B-1 Certificates evidencing, as to each such Class, Percentage Interests aggregating 51% or more whenever it receives conflicting directions from Class A Certificateholders, Class M Certificateholders and Class B-1 Certificateholders. Holders of Class A Certificates, Holders of Class M Certificates and Holders of Class B-1 Certificates evidencing, as to each such Class, Percentage Interests representing 51% or more may on behalf of Certificateholders waive any past Event of Termination hereunder and its consequences, except a default in respect of a covenant or provision hereof which under Section 12.07 cannot be modified or amended without the consent of all Certificateholders, and upon any such waiver, such Event of Termination shall cease to exist and shall be deemed to have been cured for every purpose of this Agreement; but no such waiver shall extend to any subsequent or other Event of Termination or impair any right consequent thereon. Following the Class M-2 Cross-Over Date, if all distributions payable to the Class A Certificateholders and the Class M Certificateholders have either been made or provided for in accordance with this Agreement, then the Holders of Class B-1 Certificates may exercise the rights given to the Class A Certificateholders, the Class M Certificateholders and Class B-1 Certificateholders under this Section.

     SECTION 11.05. Trustee's Fees and Expenses.

          In accordance with Section 8.03(a) the Trustee shall be paid and reimbursed:

                         (1) from the Trust for the amount of the Trustee Fee
                    for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) including the services provided in connection with any auctions pursuant to Section 8.05(e);

                         (2) from amounts on deposit in the Trustee
                    Reimbursement Expense Account for the amount of all reasonable expenses and disbursements incurred or made by the Trustee in accordance with any provision of this Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel, and reasonable compensation expenses and disbursements in connection with any auctions pursuant to Section 8.05(e)), except any such expense or disbursement as may be attributable to its negligence or bad faith; and

                         (3) from amounts on deposit in the Trustee
                    Reimbursement Expense Account for the amount of any indemnification owed to the Trustee or any of its directors, officers, employees, affiliates or agents pursuant to Section 11.05(b) below.

          The covenants in this Section 11.05 shall be for the benefit of the Trustee in its capacities as Trustee, Paying Agent, Custodian and Certificate Registrar hereunder, and shall survive the termination of this Agreement.

          (b) The Trustee will be entitled to indemnification from amounts on deposit in the Trustee Reimbursement Expense Account and will be held harmless by the Trust against any loss, liability, claim, demand, or expense relating to this Agreement, the Contracts or the Certificates other than any loss, liability, or expense incurred by reason of willful misfeasance, bad faith, or negligence in the performance of duties or by reason of negligent disregard of obligations and duties.

          Neither the Trustee nor any of its respective directors, officers, employees, affiliates, or agents, will be under any liability to the Trust or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that the Trustee will not be protected against any breach of representations or warranties made herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith, or negligence in the performance of duties herein or by reason of negligent disregard of obligations and duties hereunder.

     SECTION 11.06. Eligibility Requirements for Trustee.

          The Trustee hereunder shall at all times be a financial institution organized and doing business under the laws of the United States of America or any State, authorized under such laws to exercise corporate trust powers and a Title I approved lender pursuant to FHA Regulations, shall not be an Affiliate of the Seller, and shall have a combined capital and surplus of at least $50,000,000 or shall be a member of a bank holding system the aggregate combined capital and surplus of which is $50,000,000, provided that the Trustee's separate capital and surplus shall at all times be at least the amount required by Section 310(a)(2) of the Trust Indenture Act of 1939, as amended. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of a supervising or examining authority, then for the purposes of this Section 11.06, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In addition, the Trustee shall at all times have a long-term deposit rating (or, if the Trustee is a wholly owned subsidiary of a bank holding company system and not rated, the bank holding company shall have a rating from Fitch (if rated by Fitch) of at least BBB and a rating from Moody's (if rated by Moody's) of at least Baa3, or as shall be otherwise acceptable to Moody's and Fitch. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 11.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 11.07.

     SECTION 11.07. Resignation or Removal of Trustee.

          The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Servicer and the Seller. A copy of any such notice shall be sent to Fitch and Moody's. Upon receiving such notice of resignation, the Seller shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to each of the Servicer and the Seller and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and shall have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 11.06 and shall fail to resign after written request therefor by the Seller, or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Seller may remove the Trustee. If the Seller shall have removed the Trustee under the authority of the immediately preceding sentence, the Seller shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor Trustee.

          Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 11.07 shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 11.08.

     SECTION 11.08. Successor Trustee.

          Any successor Trustee appointed as provided in Section 11.07 shall execute, acknowledge and deliver to the Servicer, the Seller and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee. The predecessor Trustee shall deliver or cause to be delivered to the successor Trustee the Contracts, Contract Files and Land-and-Home Contract Files and any related documents and statements held by it hereunder; and, if the Land-and-Home Contract Files are then held by a custodian pursuant to a custodial agreement, the predecessor Trustee and the custodian shall amend such custodial agreement to make the successor Trustee the successor to the predecessor Trustee thereunder; and the Servicer, the Seller and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

          No successor Trustee shall accept appointment as provided in this
Section 11.08 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 11.06.

          Upon acceptance of appointment by a successor Trustee as provided in this Section 11.08, the Servicer shall cause notice of the succession of such Trustee hereunder to be mailed to each Certificateholder at their addresses as shown in the Certificate Register. If the Servicer fails to mail such notice within ten days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Servicer.

     SECTION 11.09. Merger or Consolidation of Trustee.

          Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such Person shall be eligible under the provisions of Section 11.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Trustee shall promptly notify Fitch and Moody's in the event it is a party to any merger, conversion or consolidation.

     SECTION 11.10. Tax Returns.

          Upon the Trustee's request, the Servicer will furnish the Trustee with all such information as the Trustee may reasonably require in connection with preparing all tax returns of the Subsidiary REMIC and the Master REMIC and the Trustee shall execute such returns.

     SECTION 11.11. Obligor Claims.

          In connection with any offset defenses, or affirmative claims for recovery, asserted in legal actions brought by Obligors under one or more Contracts based upon provisions therein complying with, or upon other rights or remedies arising from, any legal requirements applicable to the Contracts, including, without limitation, the Federal Trade Commission's Trade Regulation Rule Concerning Preservation of Consumers' Claims and Defenses (16 C.F.R.
Section 433) as amended from time to time:

                         (1) The Trustee is not, and shall not be deemed to
                    be, either in any individual capacity, as trustee hereunder or otherwise, a creditor, or a joint venturer with or an Affiliate of, or acting in concert or cooperation with, any seller of home improvements, in the arrangement, origination or making of Contracts. The Trustee is the holder of the Contracts only as trustee on behalf of the Certificateholders, and not as a principal or in any individual or personal capacity;

                         (2) The Trustee shall not be personally liable for or
                    obligated to pay Obligors any affirmative claims asserted thereby, or responsible to Certificateholders for any offset defense amounts applied against Contract payments, pursuant to such legal actions;

                         (3) The Trustee will pay, solely from available Trust
                    monies, affirmative claims for recovery by Obligors only pursuant to final judicial orders or judgments, or judicially approved settlement agreements, resulting from such legal actions;

                         (4) The Trustee will comply with judicial orders and
                    judgments which require its actions or cooperation in connection with Obligors' legal actions to recover affirmative claims against Certificateholders.

                         (5) The Trustee will cooperate with and assist
                    Certificateholders in their defense of legal actions by Obligors to recover affirmative claims if such cooperation and assistance is not contrary to the interests of the Trustee as a party to such legal actions and if the Trustee is satisfactorily indemnified for all liability, costs and expenses arising therefrom; and

     SECTION 11.12. Appointment of Co-Trustee or Separate Trustee.

          The Seller shall have the power from time to time to appoint one or more persons or corporations to act either as co-trustees jointly with the Trustee, or as separate trustees, or as custodians, for the purpose of conforming to any legal requirement, restriction or condition (i) with respect to the holding of the Contracts, the Contract Files and the Land-and-Home Contract Files or (ii) with respect to the enforcement of a Contract in any state in which a Manufactured Home is located or in any state in which any portion of the Trust is located. The separate trustees, co-trustees, or custodians so appointed shall be trustees or custodians for the benefit of all Certificateholders and shall, subject to the provisions of the following paragraph, have such powers, rights and remedies as shall be specified in the instrument of appointment; provided, however, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee.

          Every separate trustee, co-trustee and custodian shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (A) all powers, duties, obligations and rights conferred upon the Trustee in respect of the receipt, custody and payment of monies shall be exercised solely by the Trustee;

          (B) all other rights, powers, duties and obligations conferred or imposed upon the Trustee, to the extent also imposed upon such separate trustees, co-trustees or custodians, shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee, co-trustee, or custodian jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including holding of the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee, co-trustee, or custodian;

          (C) no separate trustee, co-trustee or custodian hereunder shall be personally liable by reason of any act or omission of any other separate trustee, co-trustee or custodian hereunder; and

          (D) the Seller may at any time accept the resignation of or remove any separate trustee, co-trustee or custodian, so appointed by it.

          If any separate trustee, co-trustee or custodian shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee or custodian. The reasonable fees and expenses of any such separate trustee, co-trustee or custodian shall be treated as additional fees and expenses of the Trustee subject to Section 11.05 and payable by the Servicer if and only to the extent the Servicer shall have consented in writing to his or its appointment, which consent shall not be unreasonably withheld.

     SECTION 11.13. Agents of Trustee.

          To the extent not prohibited by law and not inconsistent with the terms of this Agreement (including, without limitation, Section 11.12), the Trustee may appoint one or more agents to carry out ministerial matters on behalf of the Trustee under this Agreement.

                                  ARTICLE XII

                                 MISCELLANEOUS

     SECTION 12.01. Servicer and Backup Servicer Not to Assign Duties or Resign; Delegation of Servicing Functions.

          Neither the Servicer nor the Backup Servicer may sell or assign its rights and duties as Servicer or Backup Servicer, as applicable, hereunder, except as expressly provided for herein, provided that the Servicer may pledge or assign the right to receive all or any portion of the Monthly Servicing Fee payable to it.

     SECTION 12.02. Maintenance of Office or Agency.

          The Trustee will maintain in Chicago, Illinois, an office or agency where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustee in respect of the Certificates and this Agreement may be served. On the date hereof the Trustee's office for such purposes is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attn: Asset-Backed Securities Trust Services Group - Origen 2001-A. The Trustee will give prompt written notice to Certificateholders of any change in the location of the Certificate Register or any such office or agency.

     SECTION 12.03. Termination.

          (a) This Agreement shall terminate (after distribution of all amounts due to Certificateholders pursuant to Sections 8.01 and 8.03) on the earlier of (a) the Distribution Date on which the Pool Principal Balance is reduced to zero and all amounts payable to Certificateholders on such Distribution Date have been distributed to Certificateholders and (b) the Distribution Date on which the Servicer purchases the Contracts pursuant to
Section 8.05; provided, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof; and provided further, that the Servicer's and the Seller's representations and warranties and indemnities by the Seller and the Servicer shall survive termination.

          (b) Notice of any termination, specifying the Final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which all Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Trustee if the termination is the result of an Auction Sale or by the Trustee (upon direction by the Servicer ten days prior to the date such notice is to be mailed) if the termination is the result of a purchase by the Servicer by letter to Fitch, Moody's and the Certificateholders mailed no later than the fifth Business Day of the month of the Final Distribution Date specifying (1) the Final Distribution Date upon which final payment on the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein designated; (2) the amount of any such final payment; and (3) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified. Any notice of purchase of Contracts by the Seller or the Servicer pursuant to Section 8.05 shall constitute the adoption by the Trustee on behalf of the Certificateholders of a plan of complete liquidation of the Subsidiary REMIC and the Master REMIC within the meaning of Section 860F of the Code on the date such notice is given when signed by the Trustee. Each liquidation shall be a qualified liquidation as evidenced by an Opinion of Counsel provided at the expense of the Servicer. Each such notice shall, to the extent required by the REMIC Provisions or other applicable law, be signed on behalf of the Subsidiary REMIC and the Master REMIC by the Trustee. The Trustee shall give such notice to the Certificate Registrar at the time such notice is given to the Certificateholders. In the event such notice is given in connection with the sale of the Contracts pursuant to Section 8.05, the Servicer or the Trustee, as applicable, shall deposit in the Certificate Account on the Final Distribution Date in immediately available funds an amount equal to the above-described purchase price and upon such deposit Certificateholders will be entitled to the amount of such purchase price but not amounts in excess thereof, all as provided herein. Upon certification to the Trustee by a Servicing Officer, following such final deposit the Trustee shall promptly release to the purchaser of the Contracts pursuant to Section
8.05 the Contract Files for the remaining Contracts, and the Trustee shall execute all assignments, endorsements and other instruments necessary to effectuate such transfer.

          (c) Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed from the Distribution Account, in the following order of priority, to Certificateholders on the Final Distribution Date in proportion to their respective Percentage Interests an amount equal to (i) as to Class A Certificates, the Class A-1 Principal Balance, the Class A-2 Principal Balance, the Class A-3 Principal Balance, the Class A-4 Principal Balance, the Class A-5 Principal Balance, the Class A-6 Principal Balance and the Class A-7 Principal Balance together with any Unpaid Class A Interest Shortfall and one month's interest at the related Pass-Through Rate on the related Class, respectively (calculated in the manner specified in Section 1.03), (ii) as to Class M-1 Certificates, the Class M-1 Principal Balance together with any Unpaid Class M-1 Interest Shortfall, any Unpaid Class M-1 Liquidation Loss Interest Shortfall and one month's interest at the Class M-1 Pass-Through Rate on the Class M-1 Principal Balance, (iii) as to Class M-2 Certificates, the Class M-2 Principal Balance together with any Unpaid Class M-2 Interest Shortfall, any Unpaid Class M-2 Liquidation Loss Interest Shortfall and one month's interest at the Class M-2 Pass-Through Rate on the Class M-2 Principal Balance, (iv) as to Class B-1 Certificates, the Class B-1 Principal Balance together with any Unpaid Class B-1 Interest Shortfall, any Unpaid Class B-1 Liquidation Loss Interest Shortfall and one month's interest at the Class B-1 Pass-Through Rate on the Class B-1 Principal Balance and (v) as to Class X Certificates, the amount which remains on deposit in the Distribution Account (other than amounts retained to meet claims) after application pursuant to clauses (i)-(iv) above. The distribution on the Final Distribution Date shall be in lieu of the distribution otherwise required to be made on such Distribution Date in respect of each Class of Certificates.

          (d) In the event that all of the Certificateholders do not surrender their Certificates for cancellation within three months after the time specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within three months after the second notice all the Certificates shall not have been surrendered for cancellation, the Servicer shall transfer to the Trustee all amounts remaining on deposit in the Certificate Account, to hold in trust for Certificateholders who have not surrendered their Certificates for cancellation, together with the final record list of Certificateholders, and the Trustee shall take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain in trust hereunder.

          (e) Each Certificateholder hereby irrevocably approves and appoints the Trustee as its attorney-in-fact for the purposes of adoption of the plan of complete liquidation.

     SECTION 12.04. Acts of Certificateholders.

          (a) Except as otherwise specifically provided herein, whenever Certificateholder approval, authorization, direction, notice, consent, waiver or other action is required hereunder, such approval, authorization, direction, notice, consent, waiver or other action shall be deemed to have been given or taken on behalf of, and shall be binding upon, all Certificateholders if agreed to by Holders of Certificates of the specified Class or Classes evidencing, as to each such Class, Percentage Interests aggregating 51% or more.

          (b) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by agent duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where required, to the Servicer. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and (subject to Section 11.01) conclusive in favor of the Trustee, the Servicer and the Seller if made in the manner provided in this Section.

          (c) The fact and date of the execution by any Certificateholder of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient.

          (d) The ownership of Certificates shall be proved by the Certificate Register.

          (e) Any request, demand, authorization, direction, notice, consent, waiver or other act by a Certificateholder shall bind every holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, or omitted to be done by the Trustee, the Servicer or the Seller in reliance thereon, whether or not notation of such action is made upon such Security.

          (f) The Trustee may require such additional proof of any matter referred to in this Section as it shall deem necessary.

     SECTION 12.05. Calculations.

          Except as otherwise provided in this Agreement, all interest rate and basis point calculations under this Agreement will be made on the basis of a 360-day year and twelve 30-day months and will be carried out to at least three decimal places.

     SECTION 12.06. Assignment or Delegation by Seller.

          Except as specifically authorized hereunder, and except for its obligations as Servicer which are dealt with under Article V and Article VII, the Seller may not convey and assign or delegate any of its rights or obligations hereunder absent the prior written consent of Holders of Certificates of each Class evidencing, as to each such Class, Percentage Interests aggregating 66 2/3% or more, and any attempt to do so without such consent shall be void. It is understood that the foregoing does not prohibit the pledge or assignment by the Seller of any right to payment pursuant to
Article VIII.

          Notwithstanding the foregoing, any person into which the Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller shall be a party, or any Person succeeding to the business of the Seller, shall be the successor of the Seller hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Seller shall promptly notify Fitch and Moody's of any such merger to which it is a party.

     SECTION 12.07. Amendment.

          (a) This Agreement may be amended from time to time by the Depositor, the Seller, the Servicer, the Backup Servicer and the Trustee, without the consent of any of the Certificateholders, to correct manifest error and give effect to the expectations of investors, to cure any ambiguity, to correct or supplement any provisions herein which may be inconsistent with any other provisions herein, as the case may be, to make such changes as are necessary to maintain the status of each of the Subsidiary REMIC and the Master REMIC as a "real estate mortgage investment conduit" under the REMIC Provisions of the Code or to otherwise effectuate the benefits of such status to the Subsidiary REMIC, the Master REMIC and the Certificateholders, including, without limitation, to implement any provision permitted by law that would enable a REMIC to avoid the imposition of any tax, to add or amend any provision as required by Fitch, Moody's, or any other nationally recognized statistical rating organization in order to improve or maintain the rating of any Class of Class A Certificates, Class M Certificates or Class B Certificates (it being understood that no party has any obligation to do so), or to make any other provisions with respect to matters or questions arising under this Agreement that shall not be inconsistent with the provisions of this Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel for the Seller, adversely affect in any material respect the interests of any Certificateholder; and provided, further, that the amendment shall not be deemed to adversely affect in any material respect the interests of the Certificateholders and no Opinion of Counsel to that effect shall be required if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Regular Certificates.

          (b) This Agreement may also be amended from time to time by the Servicer, the Seller, the Backup Servicer and the Trustee, with the consent of Holders of Certificates of each Class affected thereby evidencing, as to each such Class, Percentage Interests aggregating 51% or more, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall (a) reduce in any manner the amount of, or delay the timing of, collections of payments on the Contracts or distributions which are required to be made on any Certificate, (b) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the holders of all Certificates then outstanding, (c) result in the disqualification of either the Subsidiary REMIC or the Master REMIC as a REMIC under the Code, (d) adversely affect the status of either the Subsidiary REMIC or the Master REMIC as a REMIC or the status of the Regular Certificates as "regular interests" in the Master REMIC or (e) cause any tax (other than any tax imposed on "net income from foreclosure property" under Section 860G(c)(1) of the Code that would be imposed without regard to such amendment) to be imposed on the Trust, including, without limitation, any tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under
Section 860G(d)(1) of the Code.

          (c) This Agreement shall not be amended under this Section without the consent of 100% of Certificateholders if such amendment would result in the disqualification of either the Subsidiary REMIC or the Master REMIC as a REMIC under the Code.

          (d) Concurrently with the solicitation of any consent pursuant to this Section 12.07, the Trustee shall furnish written notification to Fitch and Moody's of such solicitation. Promptly after the execution of any amendment pursuant to this Section 12.07, the Trustee shall furnish written notification of the substance of such amendment to Fitch and Moody's.

          (e) It shall not be necessary for the consent of Certificateholders under this Section 12.07 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

          (f) The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under this Agreement or otherwise.

          (g) In connection with any amendment pursuant to this Section, the Trustee shall be entitled to receive an Opinion of Counsel to the Servicer to the effect that such amendment is authorized or permitted by the Agreement.

          (h) In the absence of the consent described in subsection (c) of this Section, in connection with any amendment pursuant to this Section, the Trustee shall have received an Opinion of Counsel, the expense of which shall not be an expense of the Trust, stating that any such amendment (i) will not adversely affect the status of the Subsidiary REMIC or the Master REMIC as a REMIC or the status of the Regular Certificates as "regular interests" in the Master REMIC, and (ii) will not cause any tax (other than any tax imposed on "net income from foreclosure property" under Section 860G(c)(1) of the Code that would be imposed without regard to such amendment) to be imposed on the Trust, including, without limitation, any tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code.

          (i) Upon the execution of any amendment or consent pursuant to this
Section 12.07, this Agreement shall be modified in accordance therewith, and such amendment or consent shall form a part of this Agreement for all purposes, and every Certificateholder hereunder shall be bound thereby.

     SECTION 12.08. Notices.

          All communications and notices pursuant hereto to the Depositor, the Servicer, the Seller, the Backup Servicer and the Trustee shall be in writing and delivered or mailed to it at the appropriate following address:

          If to the Depositor:

                  Lehman ABS Corporation
                  Three World Financial Center
                  New York, New York
                  Attention: Samir A. Tabet
                  Telecopier Number: 212-526-7415

          If to the Seller or the Servicer:

                  Origen Financial, Inc.
                  260 E. Brown Street
                  Birmingham, Michigan  48009
                  Attention: Douglas Buchanan and Ronald A. Klein
                  Telecopier Number:  248-644-5595

          If to the Trustee:

                  LaSalle Bank National Association
                  135 South LaSalle Street, Suite 1625,
                  Chicago, Illinois 60603,
                  Attn:  Asset-Backed Securities Trust
                  Services Group - Origen 2001-A
                  Telecopier Number:  (312) 904-7280

          If to Fitch:

                  Fitch, Inc.
                  One State Street Plaza
                  New York, New York 10004
                  Telecopier Number:  (212) 968-8839

          If to Moody's:

                  Moody's Investors Service, Inc.
                  99 Church Street
                  New York, New York 10007
                  Attention:  Manufactured Housing Monitoring Department
                  Telecopier Number:   (212) 553-4392

          If to the Backup Servicer:

                  Vanderbilt Mortgage and Finance, Inc.
                  500 Alcoa Trail
                  Maryville, Tennessee 37804
                  Attention:  Paul Nichols
                  Telecopier Number:

or at such other address as the party may designate by notice to the other parties hereto, which notice shall be effective when received.

          All communications and notices pursuant hereto to a Certificateholder shall be in writing and delivered or mailed at the address shown in the Certificate Register.

     SECTION 12.09. Merger and Integration.

          Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

     SECTION 12.10. Headings.

          The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

     SECTION 12.11. Governing Law.

          THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     SECTION 12.12. Recordation of Agreement.

          This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Contracts are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Trustee, but only upon written direction of Holders of Certificates evidencing Percentage Interests aggregating at least 51% accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of Certificateholders. The Certificateholders requesting such recordation shall bear all costs and expenses of such recordation. The Trustee shall have no obligation to ascertain whether such recordation so affects the interests of the Certificateholders.

     SECTION 12.13. Limitation on Rights of Certificateholders.

          The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

          No Certificateholder shall have any right to vote (except as provided in Sections 7.01, 7.02, 11.01 and 12.07) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

          No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Regular Certificates evidencing Percentage Interests aggregating not less than 51% shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     SECTION 12.14. Severability of Provisions.

          If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

     SECTION 12.15. Certificates Nonassessable and Fully Paid.

          The parties agree that the Certificateholders shall not be personally liable for obligations of the Trust, that the beneficial ownership interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever, and that the Certificates upon execution, authentication and delivery thereof by the Trustee pursuant to Section 9.01 and 9.02 are and shall be deemed fully paid.

     SECTION 12.16. Third-Party Beneficiaries.

          This Agreement will inure to the benefit of and be binding upon the parties hereto, the Certificateholders, the Certificate Owners, and their respective successors and permitted assigns. Except as otherwise provided in this Agreement, no other person will have any right or obligation hereunder.

     SECTION 12.17. Counterparts.

          This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     SECTION 12.18. Effect of Headings and Table of Contents.

          The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers all as of the day and year first above written.

                                 LEHMAN ABS CORPORATION,
                                 as Depositor


                                 By
                                    -----------------------------------------
                                    Name:
                                    Title:


                                 ORIGEN FINANCIAL, INC.,
                                 as Seller and as Servicer


                                 By
                                    -----------------------------------------
                                    Name:
                                    Title:


                                 LASALLE BANK NATIONAL ASSOCIATION,
                                 not in its individual capacity but
                                     solely as Trustee


                                 By
                                    -----------------------------------------
                                    Name:
                                    Title:


                                 VANDERBILT MORTGAGE AND FINANCE, INC.,
                                 as Backup Servicer


                                 By
                                    -----------------------------------------
                                    Name:
                                    Title:

                                   EXHIBIT A
                                   ---------

                          FORM OF CLASS A CERTIFICATE
                          ---------------------------


     SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE.

Class A-[1][2][3][4][5][6][7]                No.
(Senior)

Cut-off Date:  as defined in the             Pass-Through Rate: _____%
Pooling and Servicing Agreement
dated as of February 1, 2001

First Distribution Date:                     Denomination: $_______
April 16, 2001
                                             Aggregate Denomination of
                                             All Class A-[1][2][3][4][5][6][7]
Servicer:                                    Certificates: $___________
Origen Financial, Inc.
                                             Maturity Date: [_______]
                                             (or if such day is not a
                                             Business Day, then the next
                                             succeeding Business Day)

                                             CUSIP:  _____

                     ORIGEN MANUFACTURED HOUSING CONTRACT
                     ------------------------------------
                 SENIOR/SUBORDINATE ASSET-BACKED CERTIFICTES,
                 --------------------------------------------
             SERIES 2001-A, CLASS A-[1][2][3][4][5][6][7](SENIOR)
             ----------------------------------------------------


          THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR AN INTEREST IN THE DEPOSITOR, THE SELLER, THE TRUSTEE OR ANY AFFILIATE THEREOF, EXCEPT TO THE EXTENT SET FORTH IN THE AGREEMENT.

          This certifies that Cede & Co. is the registered owner of the undivided Percentage Interest represented by the original principal amount set forth above in Origen Manufactured Housing Contract Senior/Subordinate Asset-Backed Certificate Trust 2001-A (the "Trust"), which includes among its assets a pool of manufactured housing installment sale contracts and installment loan agreements (including, without limitation, all related security interests and any and all rights to receive payments which are received pursuant thereto after the applicable Cut-off Date or Subsequent Cut-off Date). The Trust has been created pursuant to a Pooling and Servicing Agreement (the "Agreement"), dated as of February 1, 2001, among Lehman ABS Corporation, as depositor, Origen Financial, Inc., as seller and servicer (in such capacities, the "Seller" and the "Servicer"), Vanderbilt Mortgage and Finance, Inc., as backup servicer (the "Backup Servicer"), and LaSalle Bank National Association, as Trustee of the Trust (the "Trustee"). This Certificate is one of the Certificates described in the Agreement and is issued pursuant and subject to the Agreement. By acceptance of this Certificate the holder assents to and becomes bound by the Agreement. To the extent not defined herein, all capitalized terms have the meanings assigned to such terms in the Agreement.

          The Agreement contemplates, subject to its terms, payment on the fifteenth day (or if such day is not a Business Day, the next succeeding Business Day) (the "Distribution Date") of each month commencing in April, 2001, so long as the Agreement has not been terminated, by check (or by wire transfer pursuant to instructions delivered to the Trustee at least 10 days prior to such Distribution Date) to the registered Certificateholder at the address appearing on the Certificate Register as of the last Business Day of the calendar month immediately preceding such Distribution Date, in an amount equal to the Certificateholder's Percentage Interest of the portion of the Class A Distribution Amount to be distributed to such Class of Class A Certificates. The Maturity Date is the date listed as such on the first page hereof.

          The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds in the Distribution Account to the extent available for distribution to the Certificateholder as provided in the Agreement for payment hereunder and that the Trustee is not personally liable to the Certificateholder for any amounts payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement. By acceptance of this Certificate, the Certificateholder agrees to disclosure of his, her or its name and address to other Certificateholders under the conditions specified in the Agreement.

          This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee. Copies of the Agreement and all amendments thereto will be provided to any Certificateholder free of charge upon a written request to the Trustee.

          As provided in the Agreement and subject to the limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the Corporate Trust Office, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder thereof or his or her attorney duly authorized in writing, and thereupon one or more new Certificates evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC") to Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

          The Depositor, the Seller, the Servicer, the Trustee, the Paying Agent, the Backup Servicer and the Certificate Registrar and any agent of the Depositor, the Seller, the Servicer, the Trustee, the Paying Agent, the Backup Servicer or the Certificate Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Seller, the Servicer, the Trustee, the Paying Agent, the Certificate Registrar, the Backup Servicer nor any such agent shall be affected by any notice to the contrary.

          IN WITNESS WHEREOF, Origen Manufactured Housing Contract Senior/Subordinate Asset-Backed Certificate Trust 2001-A has caused this Certificate to be duly executed by the manual signature of a duly authorized officer of the Trustee.

Dated:                                 ORIGEN MANUFACTURED HOUSING
                                       CONTRACT TRUST 2001-A
                                       By  LaSalle Bank National Association


                                       By  __________________________________
                                             Authorized Signatory


This is one of the Class A-[] Certificates referenced in the within-mentioned Agreement

By ________________________________
         Authorized Officer of
         LaSalle Bank National Association, as Trustee

          FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ______________________________ the within Origen Manufactured Housing Contract Senior/Subordinate Asset-Backed Certificate and does hereby irrevocably constitute and appoint ______________________________ Attorney to transfer the said certificate on the Certificate Register maintained by the Trustee, with full power of substitution in the premises.

Dated:                                 By  __________________________________
                                                Signature

                                   EXHIBIT B
                                   ---------

                      FORM OF CLASS M-[1][2] CERTIFICATE
                      ----------------------------------


     SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE.

     THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES [AND THE CLASS M-1 CERTIFICATES] AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

Class M-[1][2]                               No.
(Subordinate)

Cut-off Date:  as defined in the Pooling     Pass-Through Rate:  Lesser of __%
and Servicing Agreement                      per annum and the Weighted Average
dated as of February 1, 2001                 Net Contract Rate

                                             Denomination: $_______

First Distribution Date:
April 16, 2001                               Aggregate Denomination of
                                             All Class M-[1][2] Certificates:
                                             $_______________
Servicer:
Origen Financial, Inc.                       Maturity Date:
                                             [_______]
                                             (or if such day is not a
                                             Business Day, then the next
                                             succeeding Business Day)

                                             CUSIP:  _____


                     ORIGEN MANUFACTURED HOUSING CONTRACT
                     ------------------------------------
                 SENIOR/SUBORDINATE ASSET-BACKED CERTIFICATES,
                 ---------------------------------------------
                  SERIES 2001-A, CLASS M-[1][2] (SUBORDINATE)
                  -------------------------------------------


          THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR AN INTEREST IN THE DEPOSITOR, THE SELLER, THE TRUSTEE OR ANY AFFILIATE THEREOF, EXCEPT TO THE EXTENT SET FORTH IN THE AGREEMENT.

          This certifies that Cede & Co. is the registered owner of the undivided Percentage Interest represented by the original principal amount set forth above in Origen Manufactured Housing Contract Senior/Subordinate Asset-Backed Certificate Trust 2001-A (the "Trust"), which includes among its assets a pool of manufactured housing installment sale contracts and installment loan agreements (including, without limitation, all related security interests and any and all rights to receive payments which are due pursuant thereto after the applicable Cut-off Date or Subsequent Cut-off
Date). The Trust has been created pursuant to a Pooling and Servicing Agreement (the "Agreement"), dated as of February 1, 2001, among Lehman ABS Corporation, as depositor, Origen Financial, Inc., as seller and servicer (in such capacities, the "Seller" and the "Servicer"), Vanderbilt Mortgage and Finance, Inc., as backup servicer (the "Backup Servicer") and LaSalle Bank National Association, as Trustee of the Trust (the "Trustee"). This Certificate is one of the Certificates described in the Agreement and is issued pursuant and subject to the Agreement. By acceptance of this Certificate the holder assents to and becomes bound by the Agreement. To the extent not defined herein, all capitalized terms have the meanings assigned to such terms in the Agreement.

          The Agreement contemplates, subject to its terms, payment on the fifteenth day (or if such day is not a Business Day, the next succeeding Business Day) (the "Distribution Date") of each month commencing in April 2001, so long as the Agreement has not been terminated, by check (or by wire transfer pursuant to instructions delivered to the Trustee at least 10 days prior to such Distribution Date) to the registered Certificateholder at the address appearing on the Certificate Register as of the last Business Day of the calendar month immediately preceding such Distribution Date, in an amount equal to the Certificateholder's Percentage Interest of the Class [M-1/M-2] Distribution Amount for such Distribution Date. The Maturity Date of this Certificate is the date listed as such on the first page hereof.

          The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds in the Distribution Account to the extent available for distribution to the Certificateholder as provided in the Agreement for payment hereunder and that the Trustee is not personally liable to the Certificateholder for any amounts payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement. By acceptance of this Certificate, the Certificateholder agrees to disclosure of his, her or its name and address to other Certificateholders under the conditions specified in the Agreement.

          This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee. Copies of the Agreement and all amendments thereto will be provided to any Certificateholder free of charge upon a written request to the Trustee.

          As provided in the Agreement and subject to the limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the Corporate Trust Office, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder thereof or his or her attorney duly authorized in writing, and thereupon one or more new Certificates evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC") to Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

          The Depositor, the Seller, the Servicer, the Trustee, the Paying Agent, the Backup Servicer and the Certificate Registrar and any agent of the Depositor, the Seller, the Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Seller, the Servicer, the Trustee, the Paying Agent, the Certificate Registrar, the Backup Servicer nor any such agent shall be affected by any notice to the contrary.

          IN WITNESS WHEREOF, Origen Manufactured Housing Contract Senior/Subordinate Asset-Backed Certificate Trust 2001-A has caused this Certificate to be duly executed by the manual signature of a duly authorized officer of the Trustee.

                                     Dated:  ORIGEN MANUFACTURED HOUSING
                                             CONTRACT TRUST 2001-A
                                     By      LaSalle Bank National Association


                                     By  _____________________________________
                                            Authorized Signatory


This is one of the Class M-[] Certificates referenced in the within-mentioned Agreement

By ________________________________
      Authorized Officer of
      LaSalle Bank National Association, as Trustee

          FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _____________________________ the within Origen Manufactured Housing Contract Senior/Subordinate Asset-Backed Certificate and does hereby irrevocably constitute and appoint _____________________________ Attorney to transfer the said certificate on the Certificate Register maintained by the Trustee, with full power of substitution in the premises.

Dated:                                 By  __________________________________
                                             Signature

                                  EXHIBIT C-1
                                  -----------

                         FORM OF CLASS B-1 CERTIFICATE
                         -----------------------------


          SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE.

          THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE Class A CERTIFICATES, THE CLASS M-1 CERTIFICATES AND THE CLASS M-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

          THIS CERTIFICATE MAY NOT BE RESOLD OR TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 9.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

Class B-1                                   No.
(Subordinate)

Cut-off Date:  as defined in the Pooling    Pass-Through Rate:  Lesser of __%
and Servicing Agreement                     per annum and the Weighted
dated as of February 1, 2001                Average Net Contract Rate

                                            Denomination: $_______

First Distribution Date:
April 16, 2001                              Aggregate Denomination of
                                            All Class B-1 Certificates:
                                            $_______________

Servicer:
Origen Financial, Inc.                      Maturity Date:  [_________]
                                            (or if such day is not a
                                            Business Day, then the next
                                            succeeding Business Day)

                                            CUSIP:  _____

     ORIGEN MANUFACTURED HOUSING CONTRACT SENIOR/SUBORDINATE ASSET-BACKED
     --------------------------------------------------------------------
             CERTIFICATES, SERIES 2001-A, CLASS B-1 (SUBORDINATE)
             ----------------------------------------------------

          THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR AN INTEREST IN THE DEPOSITOR, THE SELLER, THE TRUSTEE OR ANY AFFILIATE THEREOF, EXCEPT TO THE EXTENT SET FORTH IN THE AGREEMENT.

          This certifies that Cede & Co. is the registered owner of the undivided Percentage Interest represented by the original principal amount set forth above in Origen Manufactured Housing Contract Senior/Subordinate Asset-Backed Certificate Trust 2001-A (the "Trust"), which includes among its assets a pool of manufactured housing installment sale contracts and installment loan agreements (including, without limitation, all related security interests and any and all rights to receive payments which are due pursuant thereto after the applicable Cut-off Date or Subsequent Cut-off
Date). The Trust has been created pursuant to a Pooling and Servicing Agreement (the "Agreement"), dated as of February 1, 2001, among Lehman ABS Corporation, as depositor, Origen Financial, Inc., as seller and servicer (in such capacities, the "Seller" and the "Servicer"), Vanderbilt Mortgage and Finance, Inc., as backup servicer (the "Backup Servicer") and LaSalle Bank National Association, as Trustee of the Trust (the "Trustee"). This Certificate is one of the Certificates described in the Agreement and is issued pursuant and subject to the Agreement. By acceptance of this Certificate the holder assents to and becomes bound by the Agreement. To the extent not defined herein, all capitalized terms have the meanings assigned to such terms in the Agreement.

          The Agreement contemplates, subject to its terms, payment on the fifteenth day (or if such day is not a Business Day, the next succeeding Business Day) (the "Distribution Date") of each month commencing in April 2001 so long as the Agreement has not been terminated, by check (or by wire transfer pursuant to instructions delivered to the Trustee at least 10 days prior to such Distribution Date) to the registered Certificateholder at the address appearing on the Certificate Register as of the last Business Day of the calendar month immediately preceding such Distribution Date, in an amount equal to the Certificateholder's Percentage Interest of the Class B-1 Distribution Amount for such Distribution Date. The Maturity Date of this Certificate is date listed as such on the first page hereof.

          The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds in the Distribution Account to the extent available for distribution to the Certificateholder as provided in the Agreement for payment hereunder and that the Trustee is not personally liable to the Certificateholder for any amounts payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement. By acceptance of this Certificate, the Certificateholder agrees to disclosure of his, her or its name and address to other Certificateholders under the conditions specified in the Agreement.

          This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee. Copies of the Agreement and all amendments thereto will be provided to any Certificateholder free of charge upon a written request to the Trustee.

          As provided in the Agreement and subject to the limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the Corporate Trust Office, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder thereof or his or her attorney duly authorized in writing, and thereupon one or more new Certificates evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC") to Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

          The Depositor, the Seller, the Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Seller, the Servicer, the Trustee, the Paying Agent, the Backup Servicer or the Certificate Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Seller, the Servicer, the Trustee, the Paying Agent, the Certificate Registrar, the Backup Servicer nor any such agent shall be affected by any notice to the contrary.

          IN WITNESS WHEREOF, Origen Manufactured Housing Contract Senior/Subordinate Asset-Backed Certificate Trust 2001-A has caused this Certificate to be duly executed by the manual signature of a duly authorized officer of the Trustee.

                                      Dated:  ORIGEN MANUFACTURED HOUSING
                                              CONTRACT TRUST 2001-A
                                      By      LaSalle Bank National Association


                                      By  ___________________________________
                                            Authorized Officer


This is one of the Class B-1 Certificates referenced in the within-mentioned Agreement

By ________________________________
     Authorized Officer of
     LaSalle Bank National Association, as Trustee

          FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ______________________________ the within Manufactured Housing Contract Asset Backed Certificate and does hereby irrevocably constitute and appoint ______________________________ Attorney to transfer the said certificate on the Certificate Register maintained by the Trustee, with full power of substitution in the premises.

Dated:                                 By  __________________________________
                                            Signature

                                  EXHIBIT C-2
                                  -----------

                          FORM OF CLASS X CERTIFICATE
                          ---------------------------




          SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE.

          THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE Class A CERTIFICATES, THE CLASS M CERTIFICATES AND THE CLASS B CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

          THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 9.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

          NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN, OR AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR TO THE CODE WITHOUT THE OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

Class X                                      No.
(Subordinate)

Cut-off Date:  as defined in the             Percentage Interest: ________%
Pooling and Servicing Agreement
dated as of February 1, 2001
                                             Maturity Date:

First Distribution Date:                     (or if such day is not a
April 16, 2001                               Business Day, then the next
                                             succeeding Business Day)
Servicer:
Origen Financial, Inc.

            ORIGEN MANUFACTURED HOUSING CONTRACT SENIOR/SUBORDINATE
            -------------------------------------------------------
        ASSET-BACKED CERTIFICATES, SERIES 2001-A, CLASS X (SUBORDINATE)
        ---------------------------------------------------------------


          THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR AN INTEREST IN THE DEPOSITOR, THE SELLER, THE TRUSTEE OR ANY AFFILIATE THEREOF, EXCEPT TO THE EXTENT SET FORTH IN THE AGREEMENT.

          This certifies that [ ] is the registered owner of the undivided Percentage Interest set forth above in Origen Manufactured Housing Contract Senior/Subordinate Asset-Backed Certificate Trust 2001-A (the "Trust"), which includes among its assets a pool of manufactured housing installment sale contracts and installment loan agreements (including, without limitation, all related security interests and any and all rights to receive payments which are due pursuant thereto after the applicable Cut-off Date or Subsequent Cut-off Date). The Trust has been created pursuant to a Pooling and Servicing Agreement (the "Agreement"), dated as of February 1, 2001, among Lehman ABS Corporation, as depositor, Origen Financial, Inc., as seller and servicer (in such capacities, the "Seller" and the "Servicer"), Vanderbilt Mortgage and Finance, Inc., as backup servicer (the "Backup Servicer"), and LaSalle Bank National Association, as Trustee of the Trust (the "Trustee"). This Certificate is one of the Certificates described in the Agreement and is issued pursuant and subject to the Agreement. By acceptance of this Certificate the holder assents to and becomes bound by the Agreement. To the extent not defined herein, all capitalized terms have the meanings assigned to such terms in the Agreement.

          The Agreement contemplates, subject to its terms, payment on the fifteenth day (or if such day is not a Business Day, the next succeeding Business Day) (the "Distribution Date") of each related Due Period commencing in April 2001 so long as the Agreement has not been terminated, by check (or by wire transfer pursuant to instructions delivered to the Trustee at least 10 days prior to such Distribution Date) to the registered Certificateholder at the address appearing on the Certificate Register as of the last Business Day of the calendar month immediately preceding such Distribution Date, in an amount equal to the Certificateholder's Percentage Interest of the Class X Distribution Amount for such Distribution Date. The Maturity Date of this Certificate is the date listed as such on the first page hereof.

          THIS CERTIFICATE IS AN INTEREST ONLY CERTIFICATE. THE HOLDER OF THIS CERTIFICATE SHALL NOT BE ENTITLED TO ANY DISTRIBUTIONS OF PRINCIPAL WITH RESPECT TO THE CONTRACTS.

          The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds in the Distribution Account to the extent available for distribution to the Certificateholder as provided in the Agreement for payment hereunder and that the Trustee is not personally liable to the Certificateholder for any amounts payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement. By acceptance of this Certificate, the Certificateholder agrees to disclosure of his, her or its name and address to other Certificateholders under the conditions specified in the Agreement.

          This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee. Copies of the Agreement and all amendments thereto will be provided to any Certificateholder free of charge upon a written request to the Trustee.

          No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee and the Depositor in writing the facts surrounding the transfer. In the event that such a transfer is not to be made pursuant to Rule 144A of the Securities Act, there shall be delivered to the Trustee and the Depositor of an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Securities Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Seller or the Depositor; or there shall be delivered to the Trustee and the Depositor a transferor certificate by the transferor and an investment letter shall be executed by the transferee. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          No transfer of a Certificate of this Class shall be made unless the Trustee shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to and in form satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or Section 4975 of the Code, nor a person acting on behalf of or investing plan assets of any such plan, which representation letter shall not be an expense of the Trustee, or (ii) an Opinion of Counsel in accordance with the provisions of the Agreement. Notwithstanding anything else to the contrary herein, any purported transfer of a Certificate of this Class to or on behalf of an employee benefit plan subject to ERISA or to the Code without the opinion of counsel satisfactory to the Trustee as described above shall be void and of no effect.

          As provided in the Agreement and subject to the limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the Corporate Trust Office, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder thereof or his or her attorney duly authorized in writing, and thereupon one or more new Certificates evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          The Depositor, the Seller, the Servicer, the Trustee, the Paying Agent, the Backup Servicer and the Certificate Registrar and any agent of the Depositor, the Seller, the Servicer, the Trustee, the Paying Agent, the Backup Servicer or the Certificate Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Seller, the Servicer, the Trustee, the Paying Agent, the Certificate Registrar, the Backup Servicer nor any such agent shall be affected by any notice to the contrary.

          IN WITNESS WHEREOF, Origen Manufactured Housing Contract Senior/Subordinate Asset-Backed Certificate Trust 2001-A has caused this Certificate to be duly executed by the manual signature of a duly authorized officer of the Trustee.

Dated:                                ORIGEN MANUFACTURED HOUSING
                                      CONTRACT TRUST 2001-A
                                  By  LaSalle Bank National Association


                                  By  ______________________________________
                                      Authorized Officer


This is one of the Class X Certificates
referenced in the within-mentioned Agreement

By ________________________________
     Authorized Officer of
     LaSalle Bank National Association, as Trustee

          FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ______________________________ the within Origen Manufactured Housing Contract Senior/Subordinate Asset-Backed Certificate and does hereby irrevocably constitute and appoint ______________________________ Attorney to transfer the said certificate on the Certificate Register maintained by the Trustee, with full power of substitution in the premises.

Dated:                                   By  _________________________________
                                             Signature

                                  EXHIBIT C-3
                                  -----------

                          FORM OF CLASS R CERTIFICATE
                          ---------------------------




          SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

          [THIS CERTIFICATE REPRESENTS THE "TAX MATTERS PERSON RESIDUAL INTEREST" ISSUED UNDER THE AGREEMENT REFERRED TO BELOW AND MAY NOT BE TRANSFERRED TO ANY PERSON EXCEPT IN CONNECTION WITH THE ASSUMPTION BY THE TRANSFEREE OF CERTAIN DUTIES SPECIFIED IN THE AGREEMENT.]

          THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE Class A CERTIFICATES, THE CLASS M CERTIFICATES, THE CLASS B CERTIFICATES AND THE CLASS X CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

          THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 9.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

          THIS CLASS R CERTIFICATE HAS NO PRINCIPAL BALANCE, DOES NOT BEAR INTEREST AND WILL NOT RECEIVE ANY DISTRIBUTIONS EXCEPT AS PROVIDED HEREIN.

          NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

          NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN, OR AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR TO THE CODE WITHOUT THE OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

Class R                                      No.
(Subordinate)

Cut-off Date:  as defined in the             Percentage Interest: ________%
Pooling and Servicing Agreement
dated as of February 1, 2001

First Distribution Date:
April 16, 2001

Servicer:
Origen Financial, Inc.

           ORIGEN MANUFACTURED HOUSING CONTRACT SENIOR/SUBORDINATE
           -------------------------------------------------------
        ASSET-BACKED CERTIFICATES, SERIES 2001-A, CLASS R (SUBORDINATE)
        ---------------------------------------------------------------


          THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR AN INTEREST IN THE DEPOSITOR, THE SELLER, THE TRUSTEE OR ANY AFFILIATE THEREOF, EXCEPT TO THE EXTENT SET FORTH IN THE AGREEMENT.

          This certifies that [ ] is the registered owner of the undivided Percentage Interest set forth above in Origen Manufactured Housing Contract Senior/Subordinate Asset-Backed Certificate Trust 2001-A (the "Trust"), which includes among its assets a pool of manufactured housing installment sale contracts and installment loan agreements (including, without limitation, all related security interests and any and all rights to receive payments which are due pursuant thereto after the applicable Cut-off Date or Subsequent Cut-off Date). The Trust has been created pursuant to a Pooling and Servicing Agreement (the "Agreement"), dated as of February 1, 2001, among Lehman ABS Corporation, as depositor, Origen Financial, Inc., as seller and servicer (in such capacities, the "Seller" and the "Servicer"), Vanderbilt and Mortgage Finance, Inc., as backup servicer (the "Backup Servicer"), and LaSalle Bank National Association, as Trustee of the Trust (the "Trustee"). This Certificate is one of the Certificates described in the Agreement and is issued pursuant and subject to the Agreement. By acceptance of this Certificate the holder assents to and becomes bound by the Agreement. To the extent not defined herein, all capitalized terms have the meanings assigned to such terms in the Agreement.

          The Agreement contemplates, subject to its terms, payment on the fifteenth day (or if such day is not a Business Day, the next succeeding Business Day) (the "Distribution Date") of each related Due Period commencing in April 2001 so long as the Agreement has not been terminated, by check (or by wire transfer pursuant to instructions delivered to the Trustee at least 10 days prior to such Distribution Date) to the registered Certificateholder at the address appearing on the Certificate Register as of the last Business Day of the calendar month immediately preceding such Distribution Date, in an amount equal to the Certificateholder's Percentage Interest of any amount distributable to the Class R Certificates for such Distribution Date.

          THIS CERTIFICATE IS AN INTEREST ONLY CERTIFICATE. THE HOLDER OF THIS CERTIFICATE SHALL NOT BE ENTITLED TO ANY DISTRIBUTIONS OF PRINCIPAL WITH RESPECT TO THE CONTRACTS.

          The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds in the Distribution Account to the extent available for distribution to the Certificateholder as provided in the Agreement for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholder for any amounts payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement. By acceptance of this Certificate, the Certificateholder agrees to disclosure of his, her or its name and address to other Certificateholders under the conditions specified in the Agreement.

          This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee. Copies of the Agreement and all amendments thereto will be provided to any Certificateholder free of charge upon a written request to the Trustee.

          No distributions are expected to be made on this Certificate. This Certificate does not have a principal balance or pass-through rate and will be entitled to distributions only to the extent set forth in the Agreement. In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Certificate at the Corporate Trust Office.

          No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee and the Depositor in writing the facts surrounding the transfer. In the event that such a transfer is not to be made pursuant to Rule 144A of the Securities Act, there shall be delivered to the Trustee and the Depositor of an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Securities Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Seller or the Depositor; or there shall be delivered to the Trustee and the Depositor a transferor certificate by the transferor and an investment letter shall be executed by the transferee. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          No transfer of a Certificate of this Class shall be made unless the Trustee shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to and in form satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or Section 4975 of the Code, nor a person acting on behalf of or investing plan assets of any such plan, which representation letter shall not be an expense of the Trustee, or (ii) an Opinion of Counsel in accordance with the provisions of the Agreement. Notwithstanding anything else to the contrary herein, any purported transfer of a Certificate of this Class to or on behalf of an employee benefit plan subject to ERISA or to the Code without the opinion of counsel satisfactory to the Trustee as described above shall be void and of no effect.

          Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions of the Agreement, including but not limited to the restrictions that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee, (ii) no Ownership Interest in this Certificate may be transferred without delivery to the Trustee of (a) a transfer affidavit of the proposed transferee and (b) a transfer certificate of the transferor, each of such documents to be in the form described in the Agreement, (iii) each person holding or acquiring any Ownership Interest in this Certificate must agree to require a transfer affidavit and to deliver a transfer certificate to the Trustee as required pursuant to the Agreement,
(iv) each person holding or acquiring an Ownership Interest in this Certificate must agree not to transfer an Ownership Interest in this Certificate if it has actual knowledge that the proposed transferee is not a Permitted Transferee and (v) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee. The Trustee will provide the Internal Revenue Service and any pertinent persons with the information needed to compute the tax imposed under the applicable tax laws on transfers of residual interests to disqualified organizations, if any person other than a Permitted Transferee acquires an Ownership Interest on a Class R Certificate in violation of the restrictions mentioned above.

          As provided in the Agreement and subject to the limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the Corporate Trust Office, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder thereof or his or her attorney duly authorized in writing, and thereupon one or more new Certificates evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          The Depositor, the Seller, the Servicer, the Trustee, the Paying Agent, Backup Servicer and the Certificate Registrar and any agent of the Depositor, the Seller, the Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Seller, the Servicer, the Trustee, the Paying Agent, the Certificate Registrar, Backup Servicer nor any such agent shall be affected by any notice to the contrary.

          IN WITNESS WHEREOF, Manufactured Housing Contract Senior/ Subordinate Asset-Backed Certificate Trust 2001-A has caused this Certificate to be duly executed by the manual signature of a duly authorized officer of the Trustee.

Dated:                                      ORIGEN MANUFACTURED HOUSING
                                            CONTRACT TRUST 2001-A
                                        By  LaSalle Bank National Association


                                        By  __________________________________
                                             Authorized Officer


This is one of the Class R Certificates
referenced in the within-mentioned Agreement

By ________________________________
     Authorized Officer of
     LaSalle Bank National Association, as Trustee

                                   EXHIBIT D
                                   ---------

                              FORM OF ASSIGNMENT
                              ------------------


          In accordance with the Pooling and Servicing Agreement (the "Agreement"), dated as of February 1, 2001, among Lehman ABS Corporation, as depositor, Origen Financial, Inc., as seller and servicer (in such capacities, the "Seller" and the "Servicer"), Vanderbilt Mortgage and Finance, Inc., as backup servicer, and LaSalle Bank National Association, as Trustee of the Trust (the "Trustee"), the Seller does hereby transfer, assign, set over and otherwise convey to the Trustee (i) all the right, title and interest of the Seller in and to the Contracts, including, without limitation, all right, title and interest in and to the Collateral Security and all rights to receive payments on or with respect to the Contracts, (ii) all rights under every Hazard Insurance Policy relating to a Manufactured Home securing a Contract for the benefit of the creditor of such Contract, (iii) all rights of the Seller under the Transfer Agreement, (iv) the proceeds from the Errors and Omissions Protection Policy and all rights under any blanket hazard insurance policy to the extent they relate to the Manufactured Homes, (v) all documents contained in the Contract Files and the Land-and-Home Contract Files, (vi) amounts on deposit in the Pre-Funding Account, and (vii) all proceeds and products in any way derived from any of the foregoing. Capitalized terms used herein but not defined herein have the meanings assigned to them in the Agreement.

          This Assignment is made pursuant to and upon the representation and warranties on the part of the undersigned contained in Article III of the Agreement and no others.

          IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed this ___ day of March, 2001.

                            ORIGEN FINANCIAL, INC.


                            By  _____________________________________________
                                  [Name]
                                  [Title]

                                   EXHIBIT E
                                   ---------

                       FORM OF CERTIFICATE OF SECRETARY
                       --------------------------------


                            Origen FINANCIAL, INC.


                             OFFICER'S CERTIFICATE

          I, ______________ hereby certify that I am the duly elected _________________ of Origen Financial, Inc., and that as such I am duly authorized to execute and deliver this certificate on behalf of Origen Financial, Inc. (the "Company") in connection with the Pooling and Servicing Agreement (the "Agreement"), dated as of February 1, 2001, among Lehman ABS Corporation, as depositor, Origen Financial, Inc., as seller and servicer (in such capacities, the "Seller" and the "Servicer"), Vanderbilt Mortgage and Finance, Inc., as backup servicer, and LaSalle Bank National Association, as trustee (the "Trustee"), and the Underwriting Agreement relating to the Class A, Class M-1, Class M-2 and Class B Certificates, dated March [ ], 2001, (the "Underwriting Agreement"), between Lehman ABS Corporation and Lehman Brothers Inc. (the "Underwriter") (all capitalized terms used herein without definition having the respective meanings specified in the Pooling and Servicing Agreement and the Underwriting Agreement) and further certify as follows:

     1. Attached hereto as Exhibits I and II, respectively, are true and correct copies of the [Certificate] [Articles] of Incorporation and [Restated] Bylaws of the Company, together with all amendments thereto, both of which are in full force and effect on the date hereof.

     2. No proceedings looking toward merger, liquidation, dissolution or bankruptcy of the Company are pending or contemplated.

     3. There is no litigation pending, or to our knowledge, threatened, which, if determined adversely to the Company, would affect adversely the sale of the Contracts, the execution, delivery or enforceability of the Pooling and Servicing Agreement, the Transfer Agreement and the Indemnification Agreement (the "Transaction Documents"), or the ability of the Company to service and administer the Contracts in accordance with the terms of the Pooling and Servicing Agreement.

     4. Each person who, as an officer or representative of the Company, signed the Transaction Documents, or any other document delivered prior hereto or on the date hereof in connection with the sale and servicing of the Contracts in accordance with the Transaction Documents, was at the time of such signing and is as of the date hereof duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents are their genuine signatures.

     5. Neither the execution and delivery by the Company of the Transaction Documents, nor its compliance with the terms and provisions thereof, will conflict with, or result in a breach of, any of the terms of, or constitute a default under, any judgment, order, injunction or decree of any domestic court or governmental authority to which the Company is subject or any indenture, agreement, contract or commitment to which the Company is a party or by which it is bound, which conflict, breach or default presents a reasonable possibility of having a materially adverse effect on the business or operations of the Company. No UCC-1 financing statements or statements of assignment listing the Company as debtor and describing any of the Contracts as collateral other than the UCC-1 financing statement in favor of the Trustee, have been signed on behalf of the Company and filed by any person after _________________ and prior to the date hereof.

     6. Attached hereto as Exhibit IV is a certified true copy of the resolutions of the Board of Directors of the Company (the "Resolutions") adopted with respect to the authorization of the Company to take such actions and enter into such agreements as are necessary to sell and service the Contracts in accordance with the Transaction Documents; said resolutions have not been amended, modified, annulled or revoked and are in full force and effect on the date hereof.

     7. Each of the representations and warranties contained in Sections 3.01, 3.02, 3.03, 3.04 and 3.05 of the Pooling and Servicing Agreement and Article III of the Transfer Agreement is true and correct on and as of the date hereof.

     8. The Company has complied with all the agreements by which it is bound in connection with the transactions contemplated by the Transaction Documents, and has satisfied all the conditions on its part to be performed or satisfied prior to the Closing Date in connection with the transactions contemplated by the Transaction Documents.

     9. The Transaction Documents have been duly executed by the Company pursuant to and in compliance with the Resolutions.

     10. No event with respect to the Company has occurred or is continuing which would constitute an Event of Termination or an event that with notice or lapse of time or both would become an Event of Termination under the Pooling and Servicing Agreement.

     IN WITNESS WHEREOF, I have affixed hereunto my signature this ___ day of March, 2001.

                            ORIGEN FINANCIAL, INC.


                            By  _____________________________________________
                                  [Name]
                                  [Title]

                                   EXHIBIT F
                                   ---------

                          FORM OF OPINION OF COUNSEL
                          --------------------------


          The opinion of Counsel to Origen Financial, Inc. (either internal or special outside counsel) shall be to the effect that undefined capitalized terms have the meanings set forth in the Pooling and Servicing Agreement):

     1. The Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Virginia, with corporate power to execute, deliver and perform its obligations under the Pooling and Servicing Agreement, the Transfer Agreement and the Indemnification Agreement (collectively, the "Transaction Documents").

     2. The Transaction Documents have been duly authorized by all requisite corporate action, duly executed and delivered by the Seller, and constitute the valid and binding obligations of the Seller enforceable in accordance with their terms.

     3. No consent, approval, authorization or order of any state or federal court or governmental agency or body is required to be obtained by the Seller for the consummation of the transactions contemplated by the Transaction Documents, except such as may be required under blue sky laws under any jurisdiction in connection with the offering of the Certificates by the Underwriter pursuant to the Underwriting Agreement.

     4. The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as now in effect, and the Trust is not required to be registered as an investment company under the Investment Company Act of 1940.

     5. Neither the transfer of the Contracts by the Seller to the Depositor, nor the assignment of the Seller's security interest on the related Manufactured Homes, nor the issuance or sale of the Certificates, nor the execution and delivery of the Transaction Documents, nor the consummation of any other of the transactions contemplated in the Transaction Documents nor the fulfillment of the terms of the Certificates or the Transaction Documents by the Seller, will conflict with, or result in a breach, violation or acceleration of, or constitute a default under, any term or provision of the Certificate of Incorporation or Bylaws of the Seller or of any indenture or other agreement or instrument known to us to which the Seller is a party or by which it is bound, or result in a violation of, or contravene the terms of any statute, order or regulation, applicable to the Seller, of any court, regulatory body, administrative agency or governmental body having jurisdiction over it.

     6. There are no actions or proceedings pending, nor to the best of our knowledge, are there any investigations pending or overtly threatened against the Seller before any court, administrative agency or other tribunal (A) asserting the invalidity of the Transaction Documents, the Certificates, the hazard or flood insurance policies applicable to any Contracts or the Errors and Omissions Protection Policy, (B) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by the Transaction Documents, (C) which is likely materially and adversely to affect the performance by the Seller of its obligations under, or the validity or enforceability of, the Transaction Documents or the Certificates, or (D) seeking adversely to affect the federal income tax attributes of the Certificates described in the Prospectus and the Prospectus Supplement under the heading "Federal Income Tax Consequences."

     7. Pursuant to the Transfer Agreement the Seller has transferred to the Depositor all of the Seller's right, title and interest in the Contracts, free and clear of any and all other assignments, encumbrances, options, rights, claims, liens or security interests (except tax or possessory liens) that may affect the right of the Depositor in and to such Contracts, and has delivered the Land-and-Home contract Files to the Trustee (as the Depositor's designee) or its custodian. No filing or other action, other than the filing of a financing statement on Form UCC-1 with the Secretary of State of the State of [Virginia] identifying the Contracts as collateral and naming the Seller as debtor and the Depositor as secured party, and the filing of continuation statements as required by the Transfer Agreement, is necessary to perfect as against third parties the assignment of the Contracts by the Seller to the Depositor. We have separately provided you with our opinion concerning whether such assignment could be recharacterized as a pledge rather than a sale in the event the Seller became a debtor under the United States Bankruptcy Code. However, in the event such assignment were recharacterized as a pledge securing a loan from the Depositor to the Seller, it is our opinion that the Depositor would be deemed to have a valid and perfected security interest in the Initial and Additional Contracts and the proceeds thereof, which security interest would be prior to any other security interest that may be perfected under the Uniform Commercial Code as in effect in the State of [Virginia] and over any "lien creditor" who becomes such after the Closing Date, except that a subsequent purchaser of any Contract who gives new value and takes possession thereof in the ordinary course of his business would have priority over the Depositor's security interest in such Contracts, if such purchaser acts without knowledge that such Contract was subject to a security interest.

                                   EXHIBIT G
                                   ---------

                       FORM OF TRUSTEE'S ACKNOWLEDGMENT
                       --------------------------------


          LaSalle Bank National Association, a national banking association, acting as trustee (the "Trustee") of the trust created pursuant to the Pooling and Servicing Agreement (the "Agreement"), dated as of February 1, 2001, among Lehman ABS Corporation, as depositor, Origen Financial, Inc., as seller and servicer (in such capacities, the "Seller" and the "Servicer"), Vanderbilt and Mortgage Finance, Inc., as backup servicer, and the Trustee (the "Pooling and Servicing Agreement") (all capitalized terms used herein without definition having the respective meanings specified in the Pooling and Servicing Agreement), acknowledges, pursuant to Section 2.01 of the Pooling and Servicing Agreement, that the Trustee has received and holds in trust thereunder the following (i) all right, title and interest in and to the manufactured housing contracts identified on the List of Contracts [delivered pursuant to Section 2.02(1) of the Pooling and Servicing Agreement] [delivered with the Subsequent Transfer Instrument of even date herewith] (the "Contracts"), including, without limitation, all right, title and interest in and to the Collateral Security and all rights to receive payments on or with respect to the Contracts, (ii) all rights of the Seller under the Transfer Agreement, (iii) all documents contained in the Contract Files and the Land-and-Home Contract Files, subject to any exceptions noted on Schedule A to Exhibit H to the Pooling and Servicing Agreement, (iv) amounts on deposit in the Pre-Funding Account and (v) all proceeds and products in any way derived from any of the foregoing.

          The Trustee further acknowledges that the Trustee, directly or through a custodian, will hold said rights, interests and proceeds in trust for the use and benefit of all Certificateholders.

          IN WITNESS WHEREOF, LaSalle Bank National Association, as Trustee, has caused this acknowledgment to be executed by its duly authorized officer as of the ___ day of March, 2001.

                                       LaSalle Bank National Association,
                                         as Trustee


                                       By  __________________________________
                                             Name:
                                             Title:

                                   EXHIBIT H
                                   ---------

                      FORM OF CUSTODIAN'S ACKNOWLEDGMENT
                      ----------------------------------


     LaSalle Bank National Association, a national banking association (the "Custodian") acting as Custodian under the Pooling and Servicing Agreement (the "Agreement"), dated as of February 1, 2001, among Lehman ABS Corporation, as depositor, Origen Financial, Inc., as seller and servicer (in such capacities, the "Seller" and the "Servicer"), Vanderbilt Mortgage and Finance, Inc., as backup servicer, and the Trustee, pursuant to which the Custodian holds on behalf of the Trustee the "Contract Files" and the "Land-and-Home Contract Files," as described in the Pooling and Servicing Agreement, hereby acknowledges receipt of such Land-and-Home Contract Files, except as noted on the exception list attached hereto as Schedule A. The Custodian has reviewed the Contract Files and the Land-and-Home Contract Files in accordance with the provisions of Section 2.04(b) of the Pooling and Servicing Agreement and hereby certifies that the Contract Files and the Land-and-Home Contract Files contain the documents described in the definitions of "Contract File" and "Land-and-Home Contract File", subject to the exceptions set forth on the attached Schedule A. The Custodian will not otherwise review the Contracts and Land-and-Home Contract Files for compliance with the terms of the Pooling and Servicing Agreement.

     IN WITNESS WHEREOF, LaSalle Bank National Association has caused this acknowledgment to be executed by its duly authorized officer as of the ___ day of March, 2001.

                                       LaSalle Bank National Association,
                                         as Custodian


                                       By  __________________________________
                                               Its __________________________

                                   EXHIBIT I
                                   ---------

                   FORM OF CERTIFICATE OF SERVICING OFFICER
                   ----------------------------------------


                            ORIGEN FINANCIAL, INC.

          The undersigned certifies that he is a [title] of Origen Financial, Inc., a Virginia corporation (the "Company"), and that as such he is duly authorized to execute and deliver this certificate on behalf of the Company pursuant to Section 6.02 of the Pooling and Servicing Agreement (the "Agreement"), dated as of February 1, 2001, among Lehman ABS Corporation, as depositor, Origen Financial, Inc., as seller and servicer (in such capacities, the "Seller" and the "Servicer"), Vanderbilt Mortgage and Finance, Inc., as backup servicer, and LaSalle Bank National Association, as trustee (the "Trustee") (all capitalized terms used herein without definition having the respective meanings specified in the Agreement), and further certifies that:

          1. The Monthly Report for the period from to attached to this certificate is complete and accurate in accordance with the requirements of Sections 6.01 and 6.02 of the Agreement; and

          2. As of the date hereof, no Event of Termination or event that with notice or lapse of time or both would become an Event of Termination has occurred.

          IN WITNESS WHEREOF, I have affixed hereunto my signature the ___ day of _________, ____.

                                       ORIGEN FINANCIAL, INC.


                                       By  __________________________________
                                             [Name]
                                             [Title]

                                   EXHIBIT J

                   FORM OF INVESTMENT LETTER [NON-RULE 144A]

                                    [DATE]


Lehman ABS Corporation
Three World Financial Center
New York, New York 10128


[Trustee]
[Trustee Address]


          Re:  Origen Manufactured Housing Contract Senior/
               Subordinated Asset-Backed Certificates,
               Series 2001-A, Class [R][X]
               --------------------------------------------

Ladies and Gentlemen:

          In connection with our acquisition of the above-captioned Certificates, we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an "accredited investor," as defined in Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor and the Seller concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we acting on behalf of or investing plan assets of any such plan, (e) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of such Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause (g) below), (f) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act, and
(g) we will not sell, transfer or otherwise dispose of any Certificates unless
(1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this Certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Pooling Agreement.

                                       Very truly yours,

                                       [NAME OF TRANSFEREE]


                                       By: __________________________________
                                           Authorized Officer

                           FORM OF RULE 144A LETTER

                                    [DATE]


Lehman ABS Corporation
Three World Financial Center
New York, New York 10128


[Trustee]
[Trustee Address]


          Re:  Origen Manufactured Housing Contract Senior/
               Subordinate Asset-Backed Certificates,
               Series 2001-A, Class [R][X]
               ---------------------------------------------


Ladies and Gentlemen:

          In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have had the opportunity to ask questions of and receive answers from the Depositor and the Seller concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (c) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we acting on behalf of or investing plan assets of any such plan, (d) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of
Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, (e) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

                                       Very truly yours,

                                       [NAME OF TRANSFEREE]


                                       By: __________________________________
                                           Authorized Officer

                                                          ANNEX 1 TO EXHIBIT J
                                                          --------------------


           QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
           --------------------------------------------------------

         [For Transferees Other Than Registered Investment Companies]


          The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

          i. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

          ii. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $________(1) in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) the Buyer satisfies the criteria in the category marked below.

                    ___ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

                    ___ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

                    ___ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

-----------------
(1) Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                    ___ Broker-dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

                    ___ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

                    ___ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

                    ___ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

                    ___ Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

                    ___ Small Business Investment Company. Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

                    ___ Business Development Company. Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

          iii. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit,
(v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

          iv. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

          v. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

          vi. Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

                                    _________________________________________
                                    Print Name of Buyer


                                    By:______________________________________
                                       Name:
                                       Title:

                                    Date:____________________________________

                                                         ANNEX 2 TO EXHIBIT J
                                                         --------------------
           QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
           --------------------------------------------------------

          [For Transferees That are Registered Investment Companies]


          The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

          1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

          2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer's Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause
(ii) in the preceding sentence applies, the securities may be valued at market.

                    ___ The Buyer owned $________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

                    ___ The Buyer is part of a Family of Investment Companies which owned in the aggregate $_______ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

          3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

          4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements,
(vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

          5. The Buyer is familiar with Rule 144A and under-stands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

          6. Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                        -------------------------------------
                                        Print Name of Buyer or Adviser


                                        By:__________________________________
                                           Name:
                                           Title:

                                        IF AN ADVISER:


                                        -------------------------------------
                                        Print Name of Buyer


                                        Date:________________________________

                                   EXHIBIT K\

                        Form of Transferor Certificate

                                                        ---------------------
                                                        Date

Lehman ABS Corporation
Three World Financial Center
New York, New York 10128

[Trustee]
[Trustee's Address]

          Re:  Origen Manufactured Housing Contract Senior/Subordinate
                Asset-Backed Certificates, Series 2001-A, Class R,
                ------------------------------------------------------

Ladies and Gentlemen:

          In connection with our disposition of the above Certificates we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act, (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act and (c) to the extent we are disposing of a Class R Certificate, we have no knowledge the Transferee is not a Permitted Transferee.

                                           Very truly yours,

                                           ___________________________________
                                           Print Name of Transferor

                                           By:
                                              --------------------------------
                                           Authorized Officer

                                  EXHIBIT L-1
                                 ------------

              FORM OF CERTIFICATE REGARDING REPURCHASED CONTRACTS
              ---------------------------------------------------


                            ORIGEN FINANCIAL, INC.

                  CERTIFICATE REGARDING REPURCHASED CONTRACTS

     The undersigned certifies that he is a [title] of Origen Financial, Inc., a Virginia corporation (the "Company"), and that as such he is duly authorized to execute and deliver this certificate on behalf of the Company pursuant to
Section 3.06 of the Pooling and Servicing Agreement (the "Agreement"), dated as of February 1, 2001, among Lehman ABS Corporation, as depositor, Origen Financial, Inc., as seller and servicer (in such capacities, the "Seller" and the "Servicer"), Vanderbilt Mortgage and Finance, Inc., as backup servicer, and LaSalle Bank National Association, as trustee (the "Trustee") (all capitalized terms used herein without definition having the respective meanings specified in the Agreement), and further certifies that:

          1. The Contracts on the attached schedule are to be repurchased by the Company on the date hereof pursuant to Section 3.06 of the Agreement.

          2. Upon deposit of the Repurchase Price for such Contracts, such Contracts may, pursuant to Section 3.06 of the Agreement, be assigned by the Trustee to the Company.

     IN WITNESS WHEREOF, I have affixed hereunto my signature this ___ day of _______, ____.

                                           ORIGEN FINANCIAL, INC.


                                           By  ______________________________
                                               [Name]
                                               [Title]

                                  EXHIBIT L-2
                                  -----------

              FORM OF CERTIFICATE REGARDING SUBSTITUTED CONTRACTS
              ---------------------------------------------------


                            ORIGEN FINANCIAL, INC.

                  CERTIFICATE REGARDING SUBSTITUTED CONTRACTS

     The undersigned certify that they are [title] and [title], of Origen Financial, Inc., a corporation organized under the laws of Virginia ("the Company"), and that as such they are duly authorized to execute and deliver this certificate on behalf of the Company pursuant to Section 3.06(b) of the Pooling and Servicing Agreement (the "Agreement"), dated as of February 1, 2001, among Lehman ABS Corporation, as depositor, Origen Financial, Inc., as seller and servicer (in such capacities, the "Seller" and the "Servicer"), Vanderbilt Mortgage and Finance, Inc., as backup servicer, and LaSalle Bank National Association, as trustee (the "Trustee") (all capitalized terms used herein without definition having the respective meanings specified in the Agreement), and further certify that:

          1. The Contract and Contract File [or Land-and-Home Contract File, as applicable] for each such Eligible Substitute Contract [are being held by the Company, as Servicer] have been delivered to [the Trustee or its Custodian] [_________, the successor Servicer].

          2. The Contracts on the attached schedule are to be substituted on the date hereof pursuant to Section 3.06(b) of the Agreement and each such Contract is an Eligible Substitute Contract.

          3. The UCC-1 financing statements in respect of the Contracts to be substituted, in the form required by Section 3.06 (b)(iii) of the Agreement, have been filed with the appropriate offices.

          4. (x) the Company shall have delivered to the Trustee, or its Custodian, the related Land-and-Home Contract Files; and

             (y) the Company has delivered to the Trustee an opinion of counsel satisfactory to the Trustee to the effect that the Trustee holds a perfected first priority lien in the real estate securing such Eligible Substitute Contracts, or evidence of recordation of the assignment to the Trustee on behalf of the Trust of each Mortgage securing such Eligible Contracts.

          5. There has been deposited in the Certificate Account the amounts listed on the schedule attached hereto as the amount by which the Principal Balance of each Replaced Contract exceeds the Principal Balance of each Contract being substituted therefor.

          IN WITNESS WHEREOF, we have affixed hereunto our signatures this ___ day of _______ ____.

                                        ORIGEN FINANCIAL, INC.


                                        By    ________________________________
                                                [Name]
                                                [Title]

                                   EXHIBIT M
                                   ---------

                                   EXHIBIT N
                                   ---------

                            FORM OF MONTHLY REPORT
                            ----------------------


            ORIGEN MANUFACTURED HOUSING CONTRACT SENIOR/SUBORDINATE
                   ASSET-BACKED CERTIFICATES, SERIES 2001-A

                           [AVAILABLE FROM TRUSTEE]

                                   EXHIBIT O
                                   ---------

                            FORM OF ADDITION NOTICE
                            -----------------------


                                                        ______________, 2001

LaSalle Bank National Association
[address]

     Re: Pooling and Servicing Agreement (the "Agreement"), dated as of February 1, 2001, among Lehman ABS Corporation (the "Company"), Origen Financial, Inc. (the "Seller"), Vanderbilt Mortgage and Finance, Inc., as backup servicer, and LaSalle Bank National Association as Trustee (the "Trustee") relating to Origen Manufactured Housing Contract Senior/Subordinate Asset-Backed Certificates, Series 2001-A

Ladies and Gentlemen:

     Capitalized terms not otherwise defined in this Notice have the meanings given them in the Agreement. The Seller hereby notifies the Trustee of an assignment to the Trust of Subsequent Contracts on the date and in the amounts set forth below:

     Subsequent Transfer Date: _________________

     Cut-off Date Principal Balance of Subsequent Contracts to be assigned to Trust on Subsequent Transfer Date: $_____________

     Please acknowledge your receipt of this notice by countersigning the enclosed copy in the space indicated below and returning it to the attention of the undersigned.

                            Very truly yours,

                            ORIGEN FINANCIAL, INC.

                            By  _____________________________________________
                                  Name:
                                  Title:
ACKNOWLEDGED AND AGREED:

LaSalle Bank National Association

By    _______________________________________________
       Name:
       Title:

                                   EXHIBIT P

                 See Exhibit A to Contract Purchase Agreement

                                   EXHIBIT Q


                     ORIGEN MANUFACTURED HOUSING CONTRACT
                 SENIOR/SUBORDINATE ASSET-BACKED CERTIFICATES
                                 Series 2001-A


                             Officer's Certificate
                             ---------------------


          I, the undersigned, a duly elected ________________ of Origen Financial, Inc., a Virginia corporation (the "Company"), in connection with the issuance and sale of the Origen Manufactured Housing Contract Senior/Subordinate Asset-Backed Certificates, Series 2001-A, (the "Certificates"), hereby certify that, in accordance with Section 2.01(e) of the Pooling and Servicing Agreement, the conditions required to be satisfied under Section 2.03 and the representations in Sections 3.01 and 3.03 on or prior to the Subsequent Transfer Date occurring on ______________ [o], 2001 have been satisfied or complied with, as applicable.

          Capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

          IN WITNESS WHEREOF, I have hereunto signed my name as of the ___ day of ______________, 2001.

                                    ORIGEN FINANCIAL, INC.


                                    By:____________________________
                                    Name:
                                    Title:

                                   EXHIBIT R

           FORM OF LETTER REGARDING REPORTING OBLIGATIONS UNDER THE
                        SECURITIES EXCHANGE ACT OF 1934



                                                         March __, 2001


[Trustee]
[Servicer]


          Re: Origen Manufactured Housing Contract Senior/Subordinate Asset-Backed Certificates, Series 2001-A
          ------------------------------------------------------------

Ladies and Gentlemen:

          Pursuant to and in reference to Section 6.07 of the Pooling and Servicing Agreement dated as of February 1, 2001 relating to the above referenced Certificates, please note the following:

         (a) CIK Number for Origen Manufactured Housing Contract Trust 2001-A (the "Trust"): [INSERT CIK].
         (b)  CCC for the Trust: [INSERT CCC].

         In order to comply with the reporting obligations for the Trust under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), the Trustee must file within 15 days following each Distribution Date a copy of the report distributed by the Trustee to the Certificateholders in a current report on Form 8-K. Such reports provide all current information ordinarily of interest to the Certificateholders. The Trustee must also report on a current report on Form 8-K any significant occurrences during the reporting period that would be reportable under Item 1, Item 2, Item 4 and Item 5. In addition, the Trustee should cause the filing of an annual report on Form 10-K within 90 days following the end of the Trust's fiscal year containing the following information:

     Part I, Item 3.     A description of any material pending litigation;
     Part I, Item 4.     A description of any submission matters to vote of
                         Certificateholders;
     Part II, Item 5.    A statement of the number of Certificateholders and
                         the principal market, if any, in which the
                         Certificates trade;
     Part II, Item 9.    A statement as to any changes in or disagreements with
                         the independent public accounts for the Trust;
     Part IV, Item 14.   A copy of the annual certificate of compliance by an
                         officer of the Servicer, and any Subservicer and the audit of the servicing by the independent accounting firm.

Promptly after filing the Form 10-K, the Trustee should file a Form 15 in accordance with Section 6.07 of the Pooling and Servicing Agreement, deregistering the Trust and terminating the reporting obligations under the Exchange Act. All filings must be made through the Edgar System and all acceptance slips from the filings should be saved as they will be needed for the annual certificate.


                                       LEHMAN ABS CORPORATION


                                       By:  ________________________
                                       Name:
                                       Title:

                                   EXHIBIT S

                      FORM OF ERISA REPRESENTATION LETTER



LaSalle Bank National Association
[Address]

          Re:  Origen Manufactured Housing Contract Senior/
               Subordinate Asset Backed Certificates,
               Series 2001-A, Class [R][X] Certificates
               --------------------------------------------

Ladies and Gentlemen:

          Reference is made to the pooling and servicing agreement, dated as of February 1, 2001 (the "Pooling and Servicing Agreement") by and among Lehman ABS Corporation, as Depositor, Origen Financial, Inc., as seller and servicer (in such capacities, the "Seller" and the "Servicer," respectively), Vanderbilt Mortgage and Finance, Inc., as backup servicer, and LaSalle Bank National Association, as trustee (the "Trustee"), pursuant to which the Origen Manufactured Housing Contract Senior/Subordinate Asset Backed Certificates, Series 2001-A, Class [R][X] (the "ERISA-Restricted Certificates") were issued. Capitalized terms used herein but not defined shall have the meanings given them in the Pooling and Servicing Agreement.

          The undersigned intends to acquire the ERISA-Restricted Certificates referenced above. The undersigned acknowledges that the ERISA-Restricted Certificates may not be transferred except in accordance with the transfer provisions of the Pooling and Servicing Agreement.

          Pursuant to Section 9.02 of the Pooling and Servicing Agreement, the undersigned hereby represents and warrants:

               [ ] that it is not an employee benefit plan or arrangement subject to Section 406 of ERISA, or a plan subject to Section 4975 of the Code, nor a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect the transfer of the ERISA-Restricted Certificates.

               [ ] that it is an employee benefit plan subject to ERISA, or a plan or arrangement subject to Section 4975 of the Code, or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement or using such plan's or arrangement's assets; however, the undersigned has provided an Opinion of Counsel satisfactory to the Trustee to the effect that the purchase or holding of the ERISA-Restricted Certificates by the undersigned will not result in the assets of the Trust being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Pooling and Servicing Agreement.



                                                 --------------------------



                                                 By:
                                                      ---------------------
                                                      Name:
                                                      Title:

                                   EXHIBIT T

                AFFIDAVIT OF TRANSFER OF RESIDUAL CERTIFICATES
                          PURSUANT TO SECTION 9.02(d)

            ORIGEN MANUFACTURED HOUSING CONTRACT SENIOR/SUBORDINATE
                          ASSET-BACKED CERTIFICATES,
                                 Series 2001-A



STATE OF                    )
                            ) ss.:
COUNTY OF                   )


          The undersigned, being first duly sworn, deposes and says as follows:

          1. The undersigned is an officer of _______________________, the proposed Transferee of an Ownership Interest in a Class R Certificate (the "Certificate") issued pursuant to the Pooling Agreement, (the "Agreement"), relating to the above-referenced Series, among Lehman ABS Corporation as Depositor (the "Depositor"), Origen Financial, Inc., as Seller and Servicer (in such capacities, the "Seller" and "Servicer"), Vanderbilt Mortgage and Finance, Inc., as backup servicer, and LaSalle Bank National Association, as Trustee (the "Trustee"). Capitalized terms used, but not defined herein or in
Exhibit 1 hereto, shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee.

          2. The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee. The Transferee is acquiring its Ownership Interest in the Certificate for its own account.

          3. The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor; and
(iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

          4. The Transferee has been advised of, and understands that a tax will be imposed on a "pass-through entity" holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is not a Permitted Transferee is the record holder of an interest in such entity. The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

          5. The Transferee has reviewed the provisions of Section 9.02(d) of the Agreement (attached hereto as Exhibit 2 and incorporated herein by reference) and understands the legal consequences of the acquisition of an Ownership Interest in the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 9.02(d) of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

          6. The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Certificate, and in connection with any Transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any Person that the Transferee knows is not a Permitted Transferee. In connection with any such Transfer by the Transferee, the Transferee agrees to deliver to the Trustee a certificate substantially in the form set forth as Exhibit K to the Agreement (a "Transferor Certificate") to the effect that such Transferee has no actual knowledge that the Person to which the Transfer is to be made is not a Permitted Transferee.

          7. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Certificate.

          8. The Transferee's taxpayer identification number is ____________.

          9. The Transferee is a U.S. Person as defined in Code Section 7701(a)(30).

          10. The Transferee is aware that the Certificate may be a "noneconomic residual interest" within the meaning of proposed Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

          11. The Transferee is not an employee benefit plan that is subject to ERISA or a plan that is subject to Section 4975 of the Code, nor is it acting on behalf of or investing plan assets of such a plan.

          12. The Transferee has provided financial statements or other financial information requested by the Transferor in connection with the transfer of the Class R Certificates to permit the Transferor to assess the financial capability of the Transferee to pay such taxes.

                                   *   *   *

          IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this ____ day of ____________, 20__.

                                          [NAME OF TRANSFEREE]


                                          By:________________________________
                                             Name:
                                             Title:

[Corporate Seal]

ATTEST:


------------------------------------
[Assistant] Secretary

          Personally appeared before me the above-named ______________, known or proved to me to be the same person who executed the foregoing instrument and to be the of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

         Subscribed and sworn before me this ____ day of _________, 20__.





                                        -------------------------------------
                                             NOTARY PUBLIC

                                             My Commission expires the _____
                                        day of ________, 20__.

                            EXHIBIT 1 to EXHIBIT T


                              Certain Definitions
                              -------------------

          "Ownership Interest" means as to any Certificate or security interest in such Certificate, any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

          "Permitted Transferee" means any Person other than (i) the United States, any State or any political subdivision thereof or any agency or instrumentality of any of the foregoing, (ii) a foreign government, international organization or any agency or instrumentality of either of the foregoing, (iii) an organization which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by section 511 of the Code on unrelated business taxable income) (except certain farmers' cooperatives described in Code section 521) on any excess inclusions (as defined in Section 860E(c)(1)) with respect to any Class R Certificate, (iv) rural electric and telephone cooperatives described in Code section 1381(a)(2)(C), (v) a Person that is not a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia, or an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust, (vi) an "electing large partnership" within the meaning of Section 775 of the Code, and (vii) any other Person so designated by the Trustee based on an Opinion of Counsel to the effect that any transfer to such Person may cause the Trust to fail to qualify as a REMIC at any time the Certificates are outstanding. The terms "United States", "State" and "international organization" shall have the meanings set forth in Code section 7701 or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof if all of its activities are subject to tax and, with the exception of the Freddie Mac, a majority of its board of directors is not selected by such governmental unit.

          "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                            EXHIBIT 2 to EXHIBIT T


                       Section 9.02(d) of the Agreement
                       --------------------------------

     (d) Except with respect to the initial transfer of the Class X and Class R Certificates (together, the "Private Certificates") by the Depositor to the Seller, no transfer, sale, pledge or other disposition of any Private Certificate shall be made unless (x) except to the extent such transfer is made to an entity the equity of which is owned by the Seller or an affiliate of the Seller, and
          (y) such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and laws. In the event of any such transfer, other than the transfer of the Tax Matters Person Residual Interest (i) unless such transfer is made in reliance upon Rule 144A (as evidenced by the investment letter delivered to the Trustee, in substantially the form attached hereto as Exhibit J) under the 1933 Act, the Trustee and the Depositor shall require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor or (ii) the Trustee shall require the transferor to execute a transferor certificate (in substantially the form attached hereto as Exhibit K) and the transferee to execute an investment letter (in substantially the form attached hereto as Exhibit J) acceptable to and in form reasonably satisfactory to the Depositor and the Trustee certifying to the Depositor and the Trustee the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee or the Depositor. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          No transfer of an ERISA-Restricted Certificate shall be made unless the Trustee shall have received either (i) a representation from the transferee of such Certificate, acceptable to and in form satisfactory to the Trustee and the Depositor, (such requirement is satisfied by the Trustee's receipt of a representation letter from the transferee substantially in the form of Exhibit S hereto, as appropriate), to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code, nor a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer or (ii) in the case of an ERISA Restricted Certificate that has been the subject of an ERISA-Qualifying Underwriting, if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60 or (iii) in the case of any such ERISA-Restricted Certificate presented for registration in the name of an employee benefit plan subject to ERISA or a plan or arrangement subject to
Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement or using such plan's or arrangement's assets, an Opinion of Counsel in form and substance satisfactory to the Trustee which Opinion of Counsel shall not be an expense of either the Trustee or the Trust, addressed to the Trustee, to the effect that the purchase or holding of such ERISA-Restricted Certificate will not result in the assets of the Trust being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee to any obligation in addition to those expressly undertaken in this Agreement or to any liability. For purposes of clause (i) and (ii) of the preceding sentence, such representation shall be deemed to have been made to the Trustee by the transferee's acceptance of an ERISA-Restricted Certificate (or the acceptance by a Certificate Owner of the beneficial interest in any such Class of ERISA-Restricted Certificates) in book-entry form unless the Trustee shall have received from the transferee an alternative representation acceptable in form and substance to the Depositor or an Opinion of Counsel described in clause (iii). Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA-Restricted Certificate to or on behalf of an employee benefit plan subject to Section 406 of ERISA or a plan subject to
Section 4975 of the Code without the delivery to the Trustee of an Opinion of Counsel in form and substance satisfactory to the Trustee as described above shall be void and of no effect. The Trustee shall be under no liability to any Person for any registration of transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section 9.02(d) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements. The Trustee shall be entitled, but not obligated, to recover from any Holder of any ERISA-Restricted Certificate that was in fact an employee benefit plan subject to Section 406 of ERISA or a plan subject to
Section 4975 of the Code or a Person acting on behalf of any such plan at the time it became a Holder or, at such subsequent time as it became such a plan or Person acting on behalf of such a plan, all payments made on such ERISA-Restricted Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Holder of such Certificate that is not such a plan or Person acting on behalf of a plan.

          Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably appointed the Depositor or its designee as its attorney-in-fact to negotiate the terms of any mandatory sale under clause (v) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale, and the rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

               (i) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

               (ii) No Person shall acquire an Ownership Interest in a Class R Certificate unless such Ownership Interest is a pro rata undivided interest.

               (iii) In connection with any proposed transfer of any Ownership Interest in a Class R Certificate, the Trustee shall as a condition to registration of the transfer, require delivery to it, in form satisfactory to it, of each of the following:

                    A. an affidavit in the form of Exhibit T hereto from the proposed transferee to the effect that such transferee is a Permitted Transferee and that it is not acquiring its Ownership Interest in the Class R Certificate that is the subject of the proposed transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee; and

                    B. a covenant of the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Class R Certificates.

               (iv) Any attempted or purported transfer of any Ownership Interest in a Class R Certificate in violation of the provisions of this Section shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall, in violation of the provisions of this Section, become a Holder of a Class R Certificate, then the prior Holder of such Class R Certificate that is a Permitted Transferee shall, upon discovery that the registration of transfer of such Class R Certificate was not in fact permitted by this Section, be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Class R Certificate. The Trustee shall be under no liability to any Person for any registration of transfer of a Class R Certificate that is in fact not permitted by this Section or for making any distributions due on such Class R Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Trustee received the documents specified in clause (iii). The Trustee shall be entitled to recover from any Holder of a Class R Certificate that was in fact not a Permitted Transferee at the time such distributions were made all distributions made on such Class R Certificate. Any such distributions so recovered by the Trustee shall be distributed and delivered by the Trustee to the prior Holder of such Class R Certificate that is a Permitted Transferee.

               (v) If any Person other than a Permitted Transferee acquires any Ownership Interest in a Class R Certificate in violation of the restrictions in this Section, then the Trustee shall have the right but not the obligation, without notice to the Holder of such Class R Certificate or any other Person having an Ownership Interest therein, to notify the Depositor to arrange for the sale of such Class R Certificate. The proceeds of such sale, net of commissions (which may include commissions payable to the Depositor or its affiliates in connection with such sale), expenses and taxes due, if any, will be remitted by the Trustee to the previous Holder of such Class R Certificate that is a Permitted Transferee, except that in the event that the Trustee determines that the Holder of such Class R Certificate may be liable for any amount due under this Section or any other provisions of this Agreement, the Trustee may withhold a corresponding amount from such remittance as security for such claim. The terms and conditions of any sale under this clause (v) shall be determined in the sole discretion of the Trustee and it shall not be liable to any Person having an Ownership Interest in a Class R Certificate as a result of its exercise of such discretion.

               (vi) If any Person other than a Permitted Transferee acquires any Ownership Interest in a Class R Certificate in violation of the restrictions in this Section, then the Trustee will provide to the Internal Revenue Service, and to the persons specified in Sections 860E(e)(3) and (6) of the Code, information needed to compute the tax imposed under Section 860E(e)(5) of the Code on transfers of residual interests to disqualified organizations.

The foregoing provisions of this Section shall cease to apply to transfers occurring on or after the date on which there shall have been delivered to the Trustee, in form satisfactory to the Trustee, (i) written notification from each Rating Agency that the removal of the restrictions on transfer set forth in this Section will not cause such Rating Agency to downgrade its rating of the Certificates and (ii) an Opinion of Counsel to the effect that such removal will not cause the Trust to fail to qualify as a REMIC. The Servicer shall be the initial holder of the Tax Matter Person Residual Interest.

                   Exhibit 10.1: Contract Purchase Agreement
                   -----------------------------------------


                                                               EXECUTION COPY






-----------------------------------------------------------------------------




                            LEHMAN ABS CORPORATION,

                                 as Purchaser,


                                      and


                            ORIGEN FINANCIAL, INC.

                                  as Seller,

                                      and

                    BINGHAM FINANCIAL SERVICES CORPORATION




                     -------------------------------------

               MANUFACTURED HOUSING CONTRACT PURCHASE AGREEMENT

                         Dated as of February 1, 2001

                    --------------------------------------











------------------------------------------------------------------------------


                                               Table of Contents
                                                                                                        Page
                                                                                                        ----

                                                  ARTICLE I
                                                 DEFINITIONS

Section 1.1    Definitions.................................................................................2

                                                  ARTICLE II
                                 SALE OF CONTRACTS; PAYMENT OF PURCHASE PRICE

Section 2.1    Sale of Contracts...........................................................................2
Section 2.2    Sale of Subsequent Contracts................................................................3
Section 2.3    Obligations of the Seller Upon Sale.........................................................3
Section 2.4    Payment of Purchase Price for the Contracts.................................................3

                                                 ARTICLE III
                             REPRESENTATIONS AND WARRANTIES; REMEDIES FOR BREACH

Section 3.1    Seller Representations and Warranties.......................................................3
Section 3.2    Representations and Warranties Regarding Each Contract......................................4
Section 3.3    Representations and Warranties Regarding the Contracts in the Aggregate.....................8
Section 3.4    Representations and Warranties Regarding the Contract Files................................10
Section 3.5    Remedies for Breach........................................................................11

                                                  ARTICLE IV
                                              SELLER'S COVENANTS

Section 4.1    Covenants of the Seller....................................................................11

                                                  ARTICLE V
                                                  SERVICING

Section 5.1    Servicing..................................................................................12

                                                  ARTICLE VI
                                               INDEMNIFICATION

Section 6.1    Indemnification............................................................................12

                                                 ARTICLE VII
                                                 TERMINATION

Section 7.1    Termination................................................................................15

                                                 ARTICLE VIII
                                           MISCELLANEOUS PROVISIONS

Section 8.1    Amendment..................................................................................15
Section 8.2    Governing Law..............................................................................15
Section 8.3    Notices....................................................................................15
Section 8.4    Severability of Provisions.................................................................16
Section 8.5    Counterparts...............................................................................16
Section 8.6    Further Agreements.........................................................................16
Section 8.7    Intention of the Parties...................................................................16
Section 8.8    Successors and Assigns: Assignment of Purchase Agreement...................................17
Section 8.9    Survival...................................................................................17


Schedule I  List of Contracts............................................................................I-1


          MANUFACTURED HOUSING CONTRACT PURCHASE AGREEMENT (the "Agreement"), dated as of February 1, 2001 among Origen Financial, Inc. (the "Seller"), Bingham Financial Services Corporation ("Bingham") and Lehman ABS Corporation (the "Purchaser").

                              W I T N E S S E T H

          WHEREAS, the Seller is the owner of the manufactured housing installment sales contracts and installment loan agreements (collectively, the "Contracts") listed on Schedule I attached hereto (the "List of Contracts"); and

          WHEREAS, the parties hereto desire that the Seller sell the Contracts to the Purchaser pursuant to the terms of this Agreement; and

          WHEREAS, pursuant to the terms of a Pooling and Servicing Agreement dated as of February 1, 2001 (the "Pooling and Servicing Agreement") among the Purchaser, as depositor, the Seller, as seller and servicer, Vanderbilt Mortgage and Finance, Inc., as backup servicer (the "Backup Servicer") and LaSalle Bank National Association, as trustee (the "Trustee"), the Purchaser will convey the Contracts to the Trust; and

          WHEREAS, the Purchaser will assign to the Trustee all of the Purchaser's rights against the Seller and Bingham pursuant to this Agreement as described herein; and

          WHEREAS, pursuant to the terms of the Subsequent Transfer Agreement, the Seller will transfer the Subsequent Contracts, if any, to the Trustee, as assignee of the Purchaser under this Agreement.

          NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

          Section 1.1 Definitions. All capitalized terms used but not defined herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement. In addition, the following words and phrases shall have the following meanings:

          "Purchaser Information" The information in the Prospectus and the information in the Prospectus Supplement other than the information contained under the following headings (collectively, the "Seller Information"):
"Summary--The Seller and Servicer," "--The Initial Contracts," the second paragraph under the heading "Risk Factors--Recently originated contracts are more likely to experience early defaults," the fourth sentence under the heading "Some contracts may not be enforceable--Noncompliance with consumer protection laws can make a contract partly unenforceable," the first sentence under the heading "--Bankruptcy proceedings could cause delays or reductions in distributions to holders of certificates," "--Contracts to facilitate," "--Liquidity of Seller," the first paragraph and the first sentence of the second paragraph under the heading "Risk of losses as a result of geographic concentration," "The Seller and Servicer," "The Manufactured Home Loan Program," "The Contract Pool," the first and eighth sentences of the first paragraph under the heading "Yield and Prepayment Considerations," the seventh paragraph under the heading "Yield and Prepayment Considerations," the fourth sentence of the twelfth paragraph under the heading "Yield and Prepayment Considerations," the first sentence of the fourteenth paragraph under the heading "Yield and Prepayment Considerations," "The Pooling and Servicing Agreement--Collection and Other Servicing Procedures on Contracts" and "--Hazard Insurance".

                              ARTICLE II
                 SALE OF CONTRACTS; PAYMENT OF PURCHASE PRICE

          Section 2.1 Sale of Contracts.

          (a) The Seller, concurrently with the execution and delivery of this Agreement, does hereby transfer, sell, assign, set over, and otherwise convey to the Purchaser, without recourse, all of its right, title and interest in, to and under the following, whether now existing or hereafter acquired and wherever located: (i) the Contracts listed on the List of Contracts, as amended from time to time (including the security interests created thereby), including all principal of and interest received on or with respect to such Contracts after the Cut-Off Date, (ii) all of the rights under all Hazard Insurance Policies relating to the Manufactured Homes securing such Contracts for the benefit of the creditors under such Contracts, (iii) all documents contained in the Contract Files and in the Land-and-Home Contract Files with respect to the related Contracts, and (iv) all proceeds of any of the foregoing.

          (b) The parties hereto intend that the transaction set forth herein be a sale by the Seller to the Purchaser of all the Seller's right, title and interest in and to the Contracts and other property described above. In the event the transaction set forth herein is deemed not to be a sale, the Seller hereby grants to the Purchaser a security interest in all of the Seller's right, title and interest in, to and under the Contracts and other property described above, whether now existing or hereafter created, to secure all of the Seller's obligations hereunder; and this Agreement shall constitute a security agreement under applicable law.

          Section 2.2 Sale of Subsequent Contracts. The Seller covenants and agrees to use its best efforts during the Pre-Funding Period to acquire and sell to the Trustee as assignee of the Purchaser, and the Trustee as assignee of the Purchaser will agree in the Pooling and Servicing Agreement to purchase, subject to satisfaction of the conditions set forth therein, the Subsequent Contracts. On the each Subsequent Transfer Date, concurrently with the execution and delivery of the Subsequent Transfer Agreement (the form of which is attached hereto as Exhibit A) and subject to the terms thereof, the Seller will thereby sell, assign, set over, and otherwise convey to the Trustee as assignee of the Purchaser, without recourse, all of its right, title and interest in, to and under the following (the "Subsequent Transfer"), wherever located: (i) the Subsequent Contracts (including the security interests created thereby), including all principal of and interest due on or with respect to such Subsequent Contracts after the Cut-Off Date (other than payments of principal and interest due on such Contracts on or before the Cut-Off Date), (ii) all of the rights under all Hazard Insurance Policies relating to the Manufactured Homes securing such Subsequent Contracts for the benefit of the creditors under such Subsequent Contracts, (iii) all documents contained in the Contract Files and in the Land-and-Home Contract Files with respect to the related Subsequent Contracts, and (iv) all proceeds of any of the foregoing.

          Section 2.3 Obligations of the Seller Upon Sale. In connection with any transfer pursuant to Section 2.1 hereof, the Seller further agrees, at its own expense, on or prior to the Closing Date with respect to each Initial and Additional Contract, and on or prior to the applicable Subsequent Transfer Date with respect to each Subsequent Contract (a) to indicate in its books and records that the Contracts have been sold to the Purchaser or to the Trustee, as assignee of the Purchaser, as applicable, pursuant to this Agreement and
(b) to deliver to the Purchaser a computer file containing a true and complete list of all such Contracts specifying for each such Contract, as of the related Cut-off Date: (i) its account number and (ii) the Cut-off Date Principal Balance and such other information specified in the definition of "List of Contracts" in the Pooling and Servicing Agreement. Such file, which forms a part of Exhibit C to the Pooling and Servicing Agreement, shall also be marked as Schedule I to this Agreement and is hereby incorporated into and made a part of this Agreement.

          In connection with any conveyance by the Seller, on or prior to the Closing Date with respect to each Initial and Additional Contract, and on or prior to the applicable Subsequent Transfer Date with respect to each Subsequent Contract, the Seller will deliver or cause to be delivered to the Trustee the following original documents or instruments (referred to herein as the "File") with respect to each Contract transferred and assigned, other than a Land-and-Home Contract, and the Contract File in computer readable format:

          (a) the fully executed original copy of the Contract and security agreement (if separate), and all modifications thereto, executed by the Obligor evidencing indebtedness in connection with the purchase of a Manufactured Home, assigned in blank by the Seller,

          (b) the assignment of the Contract to the Seller,

          (c) the originals of all assumptions, modifications, consolidation or extension agreements, if any, signed by the Obligor, with evidence of recording thereon, if applicable, or copies thereof with a certification that such copy represents a true and correct copy of the original and that such original has been submitted for recordation, if applicable, in the appropriate governmental recording office of the jurisdiction in which the Manufactured Home is located,

          (d) either (i) the original title document for the related Manufactured Home or (ii) a duplicate certified by the appropriate governmental authority which issued the original thereof or the application for such title document,

          (e) evidence of one or more of the following types of perfection of the security interest in the related Manufactured Home granted by such Contract, as appropriate: (i) notation of such security interest on the title document, (ii) an original or copy of the UCC-1 financing statements, certified as true and correct by the Seller and all necessary UCC-3 continuation statements with evidence of filing thereon or copies thereof certified by the Seller to have been sent for filing, and UCC-3 assignments executed by the Seller in blank, which UCC-3 assignments shall be in form and substance acceptable for filing, or (iii) such other evidence of perfection of a security interest in a manufactured housing unit as is customarily relied upon in the jurisdiction in which the related Manufactured Home is located,

          (f) an original notarized Obligor's power of attorney for each Contract, signed by the Obligor,

          (g) insurance certificates or other evidence of the issuance of insurance,

          (h) the original of any guarantee executed in connection with the promissory note or Contract, if any,

          (i) the loan transfer agreement, if any, and

          (j) evidence of any other collateral security, including with respect to a Land-in-Lieu Contract, the mortgage or deed of trust, if any.

          In connection with any conveyance by the Seller, on or prior to the Closing Date with respect to each Initial and Additional Contract, and on or prior to the applicable Subsequent Transfer Date with respect to each Subsequent Contract, the Seller will deliver or cause to be delivered to the Trustee the following original documents or instruments (referred to herein as the "File") with respect to each Land-and-Home Contract transferred and assigned, and the Contract File in computer readable format:

          (a) the fully executed original copy of the Land-and-Home Contract and security agreement (if separate), and all modifications thereto, executed by the Obligor evidencing indebtedness in connection with the purchase of a Manufactured Home, assigned in blank by the Seller;

          (b) the original related Mortgage with evidence of recording thereon (or, if the original Mortgage has not yet been returned by the applicable recording office, a copy thereof, certified by such recording office, which will be replaced by the original Mortgage when it is so returned) and any title policy, commitment or other title document for the related Manufactured Home;

          (c) the assignment of the Land-and-Home Contract and the related Mortgage from the originator to the Seller;

          (d) an endorsement of such Land-and-Home Contract by the Seller to the Trustee or in blank;

          (e) an assignment of the related Mortgage to the Trustee or in blank; and

          (f) the originals of all assumptions, modifications, consolidation or extension agreements, if any, signed by the Obligor, with evidence of recording thereon, if applicable, or copies thereof with a certification that such copy represents a true and correct copy of the original and that such original has been submitted for recordation in the appropriate governmental recording office of the jurisdiction in which the Manufactured Home is located.

          The Seller further hereby confirms to the Purchaser that, as of the Closing Date with respect to each Initial and Additional Contract, and as of the applicable Subsequent Transfer Date with respect to each Subsequent Contract, it has caused the portions of the Electronic Ledger relating to the Contracts maintained by the Seller to be clearly and unambiguously marked to indicate that the Contracts have been sold to the Purchaser or the Trustee as assignee of the Purchaser, as applicable. The Electronic Ledger shall indicate that the Contracts are held by the Trustee.

          The Seller, at its own expense, shall either (i) cause the Servicer to record the Assignments of Mortgage in favor of the Trustee in the appropriate real property or other records (which may be a blanket assignment if permitted by applicable law) or (ii) deliver to the Trustee an Opinion of Counsel in form and substance acceptable to the Trustee to the effect that recording is not required to protect the Trustee's right, title and interest in and to the related Land-and-Home Contract or, in the event a court should recharacterize the conveyance of the Land-and-Home Contract as a loan or a pledge of security for a loan, to perfect a first priority security interest in favor of the Trustee in the related Land-and-Home Contract. With respect to any Land-and-Home Contract such Assignment of Mortgage shall be submitted for recording within 60 days after the later to occur of the Closing Date or the Subsequent Transfer Date, as applicable, and the date of receipt of the related recording information but in no event later than one year from the Closing Date or related Subsequent Transfer Date, as applicable. The Trustee shall be required to retain a copy of each Assignment of Mortgage submitted for recording. In the event that any such Assignment of Mortgage is lost or returned unrecorded because of a defect therein, the Seller, at its own expense, shall promptly prepare a substitute Assignment of Mortgage or cure such defect, as the case may be, and thereafter the Seller shall be required to submit each such Assignment of Mortgage for recording. Any failure of the Seller to comply with this Section shall result in the obligation of the Seller to purchase or substitute for the related Land-and-Home Contracts pursuant to the provisions of the Pooling and Servicing Agreement.

          The Seller agrees to prepare and execute UCC-1 financing statements with the Secretary of State in the States of Virginia (which shall have been filed within seven days of the Closing Date, with respect to each Initial and Additional Contract, and within seven days of the applicable Subsequent Transfer Date, with respect to each Subsequent Contract) describing the applicable Contract and naming the Seller as debtor and the Purchaser (and indicating that such Contracts have been assigned to the Trustee), as secured party and all necessary continuation statements and any amendments to the UCC-1 financing statements required to reflect a change in the name or corporate structure of the Seller or the filing of any additional UCC-1 financing statements due to the change in the principal office of the Seller, as are necessary to perfect and protect the Trustee's interest in each Contract and the proceeds thereof.

          Section 2.4 Payment of Purchase Price for the Contracts. In consideration of the sale of the Contracts from the Seller to the Purchaser on the Closing Date, the Purchaser agrees to pay to the Seller on the Closing Date by transfer of immediately available funds, an amount equal to $161,860,994 (the "Purchase Price"), net of an expense reimbursement amount of $79,912.50 (the "Expense Reimbursement Amount"), and to transfer to the Seller on the Closing Date the Class X and Class R Certificates. The Expense Reimbursement Amount shall reimburse the Purchaser for the Purchaser's Securities and Exchange Commission registration statement fees and the Purchaser's registration statement administration fees. The Seller shall pay, and be billed directly for, all expenses incurred by the Purchaser in connection with the issuance of the Certificates, including, without limitation, printing fees incurred in connection with the prospectus relating to the Certificates, blue sky registration fees and expenses, fees and expenses of Purchaser's counsel, fees of the rating agencies requested to rate the Certificates, accountant's fees and expenses and the fees and expenses of the Trustee and other out-of-pocket costs, if any. If the Purchaser shall determine that the Expense Reimbursement Amount is not sufficient to reimburse the Purchaser for all expenses incurred by it that are subject to reimbursement by the Seller hereunder as described above, the Seller shall promptly reimburse the Purchaser for such additional amounts upon notice by the Purchaser to the Seller.

                                 ARTICLE III
                        REPRESENTATIONS AND WARRANTIES;
                              REMEDIES FOR BREACH

          Section 3.1 Seller Representations and Warranties. The Seller represents and warrants to the Purchaser as of the Closing Date:

          (a) Organization and Good Standing. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the corporate power to own its assets and to transact the business in which it is currently engaged. The Seller is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or condition (financial or other) of the Seller.

          (b) Authorization; Binding Obligations. The Seller has the power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated under this Agreement, and cause the Trust to make, execute, deliver and perform its obligations under this Agreement and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of the Seller enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies.

          (c) No Consent Required. The Seller is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement.

          (d) No Violations. The execution, delivery and performance of this Agreement by the Seller will not violate any provision of any existing law or regulation or any order or decree of any court or the Articles of Incorporation or Bylaws of the Seller, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Seller is a party or by which the Seller may be bound.

          (e) Litigation. No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Seller threatened, against the Seller or any of its properties or with respect to this Agreement or the Certificates which, if adversely determined, would in the opinion of the Seller have a material adverse effect on the transactions contemplated by this Agreement.

          (f) Licensing. The Seller is duly registered as a finance company in each state in which Contracts were originated, to the extent such registration is required by applicable law.

          (g) Seller's Office. The Seller's chief executive office is in Glen Allen, Virginia.

          Section 3.2 Representations and Warranties Regarding Each Contract.

          The Seller represents and warrants to the Purchaser as of the Closing Date with respect to each Initial and Additional Contract, and as of the applicable Subsequent Transfer Date with respect to each Subsequent
Contract:

          (a) List of Contracts. The information set forth in the applicable List of Contracts is true and correct as of its date.

          (b) Payments. As of the Cut-Off Date, the most recent scheduled payment was made by or on behalf of the Obligor (without any advance from the Seller or any Person acting at the request of the Seller) or was not past due for more than 59 days (in the case of an Initial or Additional Contract) or 30 days (in the case of a Subsequent Contract).

          (c) No Waivers. The terms of the Contract have not been waived, altered or modified in any respect, except by instruments or documents identified in the Contract File or Land-and-Home Contract File, as applicable.

          (d) Binding Obligation. The Contract is the legal, valid and binding obligation of the Obligor thereunder and is enforceable in accordance with its terms, except as such enforceability may be limited by laws affecting the enforcement of creditors' rights generally.

          (e) No Defenses. The Contract is not subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and the operation of any of the terms of the Contract or the exercise of any right thereunder will not render the Contract unenforceable in whole or in part or subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and no such right of rescission, setoff, counterclaim or defense has been asserted with respect thereto.

          (f) Insurance Coverage. The Manufactured Home securing the Contract is covered by a Hazard Insurance Policy in the amount required by Section 5.09 of the Pooling and Servicing Agreement. With respect to any other Contract, the Seller has obtained: (i) a statement from the Obligor's insurance agent that the Manufactured Home was, at the time of origination of the Contract, not in a federally designated special flood hazard area; or (ii) evidence that, at the time of origination, flood insurance was in effect, which coverage is at least equal to that required by Section 5.09 of the Pooling and Servicing Agreement or such lesser coverage as may be available under the federal flood insurance program. All premiums due as of the Closing Date on such insurance have been paid in full.

          (g) Origination. The Contract was originated by a manufactured housing dealer and purchased by the Seller, or originated by the Seller directly, in the regular course of its business.

          (h) Lawful Assignment. The Contract was not originated in and is not subject to the laws of any jurisdiction whose laws would make the transfer of the Contract pursuant to this Agreement or pursuant to transfers of Certificates, or the ownership of the Contract by the Trust, unlawful or render the Contract unenforceable.

          (i) Compliance with Law. At and since the date of origination of the Contract, all requirements of any federal and state laws, rules and regulations applicable to the Contract, including, without limitation, usury, truth in lending and equal credit opportunity laws, have been complied with, and the Seller shall for at least the period of this Agreement, maintain in its possession, available for the Trustee's inspection, and shall deliver to the Trustee upon demand, evidence of compliance with all such requirements. Such compliance is not affected by the Trust's ownership of the Contract.

          (j) Contract in Force. The obligation set forth in the Contract has not been satisfied or subordinated in whole or in part, nor has the Contract been rescinded, and the Manufactured Home securing the Contract has not been released from the lien of the Contract in whole or in part.

          (k) Valid Security Interest. Each Contract (other than the Land-and-Home Contracts) creates a valid and enforceable perfected first priority security interest in favor of the Seller in the Manufactured Home covered thereby as security for payment of the Cut-Off Date Principal Balance of such Contract. The Seller has assigned all of its right, title and interest in such Contract, including the security interest in the Manufactured Home covered thereby, to the Purchaser. The Purchaser has and will have a valid and perfected and enforceable first priority security interest in such Contract and Manufactured Home.

          Each Mortgage is a valid first lien in favor of the Seller on real property securing the amount owed by the Obligor under the related Land-and-Home Contract subject only to (i) the lien of current real property taxes and assessments, (ii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally in the area wherein the property subject to the Mortgage is located or specifically reflected in the appraisal obtained in connection with the origination of the related Land-and-Home Contract obtained by the Seller and (iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage. As of the Closing Date, with respect to each Initial and Additional Contract, and as of the applicable Subsequent Transfer Date, with respect to each Subsequent Contract, the Seller will have assigned all of its right, title and interest in such Land-and-Home Contract and related Mortgage, including the security interest in the Manufactured Home covered thereby, to the Purchaser who will assign it to the Trustee under the Pooling and Servicing Agreement. The Purchaser will have a valid and perfected and enforceable first priority security interest in such the related Mortgaged Property, subject to the exceptions set forth above.

          (l) Capacity of Parties. The signature(s) of the Obligor(s) on the Contract are genuine and all parties to the Contract had full legal capacity to execute the Contract.

          (m) Good Title. In the case of a Contract purchased from a manufactured housing dealer, the Seller purchased the Contract for fair value and took possession thereof in the ordinary course of its business, without knowledge that the Contract was subject to a security interest. Immediately prior to the transfer hereunder, the Seller has good and marketable title thereto free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest and is the sole owner thereof with full right to transfer the Contract to the Purchaser. With respect to any Contract bearing a stamp indicating that such Contract has been sold to another party, such other party's interest in such Contract has been released.

          (n) No Defaults. As of the Cut-Off Date or Subsequent Cut-Off Date, as applicable, there was no default, breach, violation or event permitting acceleration existing under the Contract and no event which, with notice and the expiration of any grace or cure period, would constitute such a default, breach, violation or event permitting acceleration under such Contract (except payment delinquencies permitted by clause (b) above). The Seller has not waived any such default, breach, violation or event permitting acceleration except payment delinquencies permitted by clause (b) above. As of the Closing Date or the Subsequent Transfer Date, as applicable, the related Manufactured Home is, to the best of the Seller's knowledge, free of damage and in good repair. No Manufactured Home has suffered damage that is not covered by a Hazard Insurance Policy, including, but not limited to, hurricanes, earthquakes, floods, tornadoes, straight-line winds, sinkholes, mudslides, volcanic eruptions and other natural disasters.

          (o) No Liens. As of the Closing Date or the Subsequent Transfer Date, as applicable, there are no liens or claims which have been filed for work, labor or materials affecting the Manufactured Home or any related Mortgaged Property securing the Contract which are or may be liens prior to, or equal or coordinate with, the lien of the Contract.

          (p) Equal Installments. Each Contract with a fixed Contract Rate provides for level monthly payments which, if paid on each Due Date, amortize the loan over its term.

          (q) Enforceability. The Contract contains customary and enforceable provisions so as to render the rights and remedies of the holder thereof adequate for the realization against the collateral of the benefits of the security provided thereby.

          (r) One Original. There is only one original executed Contract (other than the original executed copy retained by the Obligor), which Contract has been delivered to the Purchaser or its custodian on or before the Closing Date or the Subsequent Transfer Date, as applicable.

          (s) Loan-to-Value Ratio. At the time of their origination all of the Contracts had Loan-to-Value Ratios not greater than 100%.

          (t) Primary Resident. At the time of origination of the Contract the Obligor was the primary resident of the related Manufactured Home. In the case of the "Buy For" program, the Obligor has purchased the Manufactured Home for the primary resident. The "Buy For" program loans represent 129 Initial Contracts and 4.14% of the Cut-off Date Principal Balance of the Initial Contracts as of the Cut-off Date.

          (u) Not Real Estate. With respect to each Contract other than a Land-and-Home Contract, the related Manufactured Home is not generally considered or classified as part of the real estate on which it is located under the laws of the jurisdiction in which it is located.

          (v) Notation of Security Interest. With respect to each Contract other than a Land-and-Home Contract, if the related Manufactured Home is located in a state in which notation of a security interest on the title document is required or permitted to perfect such security interest, the title document shows, or if a new or replacement title document with respect to such Manufactured Home is being applied for such title document will be issued within 180 days and will show, the Seller or its assignee as the holder of a first priority security interest in such Manufactured Home; if the related Manufactured Home is located in a state in which the filing of a financing statement under the UCC is required to perfect a security interest in manufactured housing, such filings or recordings have been duly made and show the Seller or its assignee as secured party. If the related Manufactured Home secures a Land-and-Home Contract, such Manufactured Home is subject to a Mortgage properly filed in the appropriate public recording office or such Mortgage will be properly filed in the appropriate public recording office within 180 days, naming the Seller as mortgagee. In either case, the Trustee has the same rights as the secured party of record would have (if such secured party were still the owner of the Contract) against all Persons (including the Seller and any trustee in bankruptcy of the Seller) claiming an interest in such Manufactured Home.

          (w) Secondary Mortgage Market Enhancement Act. The related Manufactured Home is a "manufactured home" within the meaning of 42 United States Code, Section 5402(6). Each manufactured housing dealer from whom the Seller purchased such Contract, if any, was then approved by the Seller in accordance with the requirements of the Secretary of Housing and Urban Development set forth in 24 CFR Section 201.27. At the origination of each Contract, the Seller was approved for insurance by the Secretary of Housing and Urban Development pursuant to Section 2 of the National Housing Act.

          (x) Qualified Mortgage. The Contract represents a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code. The Seller represents and warrants that, either as of the date of origination or the Closing Date, the fair market value of the property securing each Contract was not less than 80% of the "adjusted issue price" (within the meaning of the REMIC Provisions) of such Contract.

          (y) Simple Interest and Actuarial Contracts. No more than 97.65% of the Initial Contracts are "simple interest" manufactured housing installment loan agreements or manufactured housing installment sales contracts and the remaining Initial Contracts are actuarial manufactured housing installment loan agreements or manufactured housing installment sales contracts.

          (z) Land-and-Home Contracts: No Contract other than a Land-and-Home Contract is secured, or intended to be secured, in whole or in part by the lien of a mortgage or deed of trust creating a first lien on an estate in fee simple in the real property.

          (aa) Financing of Real Property: No Contract other than a Land-and-Home Contract has financed any amount in respect of real property.

          Section 3.3 Representations and Warranties Regarding the Contracts in the Aggregate.

          The Seller represents and warrants to the Purchaser as of the Closing Date, with respect to the Initial and Additional Contracts, and as of each Subsequent Transfer Date with respect to the related Subsequent Contracts, that:

          (a) Amounts. The aggregate principal amounts payable by Obligors under the Contracts as of the Cut-off Date equal the Cut-off Date Pool Principal Balance. The aggregate principal amounts payable by Obligors under the Initial Contracts as of the Cut-off Date equal $97,660,826.22. The aggregate principal amounts payable by Obligors under the Initial and Additional Contracts as of the Cut-off Date equal $140,144,610.37.

          (b) Characteristics of Initial and Additional Contracts. The Initial and Additional Contracts have the following characteristics as of the Cut-Off
Date:

               (i) the Obligors on not more than 25% of the Initial and Additional Contracts by Cut-off Date Pool Principal Balance are located in any one state, the Obligors on not more than 0.75% of the Contracts by Cut-off Date Pool Principal Balance are located in an area with the same zip code and the Obligors on not more than 0.25% of the Contracts by Cut-off Date Pool Principal Balance are located in California in an area with the same zip code;

               (ii) no Initial or Additional Contract has a remaining maturity of fewer than 24 months or more than 360 months;

               (iii) the final scheduled payment date on the Initial or Additional Contract with the latest maturity is in May 2031;

               (iv) 88.88% of the Initial and Additional Contracts by Cut-off Date Pool Principal Balance is attributable to loans for purchases of new Manufactured Homes and approximately 11.12% is attributable to loans for purchases of used Manufactured Homes;

               (v) 3.84% of the Initial and Additional Contracts by Cut-Off Date Pool Principal Balance are attributable to Land-and-Home Contracts;

               (vi) the Weighted Average Net Contract Rate of the Initial and Additional Contracts as of the Cut-Off Date is at least 11.78% per annum;

               (vii) 71.46% of the Initial and Additional Contracts by Cut-Off Date Pool Principal Balance is attributable to loans for the purchase of multi-section Manufactured Homes;

               (viii) the weighted average (by Cut-Off Date Pool Principal Balance) loan to value ratio of the Initial and Additional Contracts is not more than 87.95%;

               (ix) no Initial or Additional Contract was originated before February 1997; and

               (x) 31.44% of the Initial and Additional Contracts by Cut-Off Date Pool Principal Balance are secured by Manufactured Homes located in a mobile home park.

          (c) Characteristics of All Contracts. The Contracts will have the following characteristics as of the end of the Pre-Funding Period:

               (i) the Weighted Average Net Contract Rate is not less than 11.72%, and not more than 1% of the Cut-Off Date Pool Principal Balance is attributable to Contracts with a Contract Rate of less than 8%;

               (ii) the weighted average (by Cut-Off Date Pool Principal Balance) Loan-to-Value Ratio of the Contracts is not more than 88.25%;

               (iii) not less than 88% of the Cut-Off Date Pool Principal Balance is attributable to loans for purchases of new Manufactured Homes;

               (iv) not more than 29% of the Cut-Off Date Pool Principal Balance is attributable to loans for the purchase of single-section Manufactured Homes, and not less than 71% of the Cut-Off Date Pool Principal Balance is attributable to loans for the purchase of double-section Manufactured Homes;

               (v) not less than 1% of the Cut-Off Date Pool Principal Balance is attributable to Land-and-Home Contracts;

               (vi) not more than 34% of the Cut-Off Date Pool Principal Balance is attributable to loans secured by Manufactured Homes located in parks;

               (vii) the final scheduled payment date on the Contract with the latest maturity will not later than the end of February 2032; (H) the weighted average FICO score of the obligors is not less than 675;

               (viii) the number of refinancings relating to repossessions is not greater than 4%; and

               (ix) no more than 25% of the Contracts will be secured by Manufactured Homes located in the State of Texas.

          (d) Computer Tape. The Computer Tape made available by the Seller was complete and accurate as of its date and includes a description of the same Contracts that are described in the List of Contracts.

          (e) Marking Records. By the Closing Date or Subsequent Transfer Date, as applicable, the Seller has caused the portions of the Electronic Ledger relating to the Contracts to be clearly and unambiguously marked to indicate that such Contracts constitute part of the Trust and are owned by the Trust in accordance with the terms of the trust created hereunder.

          (f) No Adverse Selection. No adverse selection procedures have been employed in selecting the Contracts.

          Section 3.4 Representations and Warranties Regarding the Contract
Files.

          The Seller represents and warrants to the Purchaser, as of the Closing Date with respect to the Initial and Additional Contracts, and as of each Subsequent Transfer Date with respect to the related Subsequent Contracts, that:

          (a) Bulk Transfer Laws. The transfer, assignment and conveyance of the Contracts and the Contract Files and Land-and-Home Contract Files by the Seller pursuant to this Agreement is not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

          With respect to the representations and warranties set forth in this Section that are made to the best of the Seller's knowledge or as to which the Seller has no knowledge, if it is discovered by the Purchaser, the Seller, the Servicer or the Trustee that the substance of any such representation or warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Contract or the interest of the Trust therein, notwithstanding the Seller's lack of knowledge with respect to the substance of such representation and warranty being inaccurate at the time the representation or warranty was made, such inaccuracy shall be deemed a breach of the applicable representation or warranty and the Seller shall cure such breach, repurchase the related Contract at the Purchase Price or substitute an Eligible Substitute Contract therefor pursuant to Section 3.06 of the Pooling and Servicing Agreement.

          Section 3.5 Remedies for Breach. With respect to a breach of any representation or warranty set forth in Sections 3.1, 3.2, 3.3 or 3.4, the Seller hereby agrees to comply with the remedy provisions set forth in Sections 3.06 of the Pooling and Servicing Agreement, as applicable, with respect thereto.

                                  ARTICLE IV
                              SELLER'S COVENANTS

          Section 4.1 Covenants of the Seller.

          (a) The Seller hereby covenants that except for the transfer hereunder, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Contract, or any interest therein; the Seller will notify the Trustee, as assignee of the Purchaser, of the existence of any Lien on any Contract immediately upon discovery thereof; and the Seller will defend the right, title and interest of the Trust, as assignee of the Purchaser, in, to and under the Contracts, against all claims of third parties claiming through or under the Seller.

          (b) So long as the Seller is the Servicer, the Seller shall maintain a blanket insurance policy which provides extended coverage for losses experienced on the Contracts typically covered by standard hazard insurance policies.

          (c) So long as the Seller is the Servicer, the Servicer shall perform any and all acts required to be performed to preserve the rights and remedies of the Trustee in any insurance policies applicable to the Contracts including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of co-insured and joint loss payee rights in favor of the Trustee.

                                   ARTICLE V
                                   SERVICING

          Section 5.1 Servicing. The Seller will be the Servicer of the Contracts pursuant to the terms and conditions of the Pooling and Servicing Agreement.

                                  ARTICLE VI
                                INDEMNIFICATION

          Section 6.1 Indemnification.

          (a) Each of the Seller and Bingham, jointly and severally, agrees to indemnify and hold harmless the Purchaser and Lehman Brothers Inc., each of their respective directors, each of its officers and each person or entity who controls the Purchaser or Lehman Brothers Inc. or any such person, within the meaning of Section 15 of the Securities Act, against any and all losses, claims, damages or liabilities, joint and several, as incurred, to which the Purchaser, Lehman Brothers Inc. or any such person or entity, may become subject, under the Securities Act or otherwise, and will reimburse the Purchaser and Lehman Brothers Inc., each such director and officer and each such controlling person for any legal or other expenses incurred by the Purchaser or such controlling person in connection with investigating or defending any such loss, claims, damages or liabilities, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Prospectus Supplement or any amendment or supplement to the Prospectus Supplement approved in writing by the Seller or Bingham or the omission or the alleged omission to state therein a material fact necessary in order to make the statements in the Prospectus Supplement or any amendment or supplement to the Prospectus Supplement approved in writing by the Seller or Bingham , in the light of the circumstances under which they were made, not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission is in the Seller Information in the Prospectus Supplement or (ii) any untrue statement or alleged untrue statement of any material fact contained in the information on any computer tape furnished to the Purchaser or any affiliate by or on behalf of the Seller containing information regarding the assets of the Trust. This indemnity agreement will be in addition to any liability which the Seller may otherwise have.

          (b) The Purchaser agrees to indemnify and hold harmless the Seller, each of its officers, directors and each person or entity who controls the Seller or any such person, against any and all losses, claims, damages or liabilities, joint and several, to which the Seller, or any such person or entity may become subject, under the Securities Act or otherwise, and will reimburse the Seller for any legal or other expenses incurred by the Seller, each such officer and director and such controlling person in connection with investigating or defending any such losses, claims, damages or liabilities insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Prospectus Supplement or any amendment or supplement to the Prospectus Supplement or the omission or the alleged omission to state therein a material fact necessary in order to make the statements in the Prospectus Supplement or any amendment or supplement to the Prospectus Supplement, in the light of the circumstances under which they were made, not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission relates to the information constituting Purchaser Information. This indemnity agreement will be in addition to any liability which the Purchaser may otherwise have.

          (c) Promptly after receipt by any indemnified party under this
Article VI of notice of any claim or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Article VI, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have under this Article VI except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify any indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this
Article VI.

          If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this
Article VI for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation.

          Any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the employment thereof has been specifically authorized by the indemnifying party in writing; (ii) such indemnified party shall have been advised in writing by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel; or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to local counsel) at any time for all such indemnified parties, which firm shall be designated in writing by the Purchaser or Lehman Brothers Inc., if the indemnified parties under this
Article VI include the Purchaser or Lehman Brothers Inc., or by the Seller, if the indemnified parties under this Article VI include the Seller.

          Each indemnified party, as a condition of the indemnity agreements contained in Section 6.1(a) and (b), shall use its reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall effect any settlement of any pending or threatened proceeding in respect of which an indemnified party is or could have been a party and indemnity is or could have been sought hereunder, without the written consent of such indemnified party, unless settlement includes an unconditional release of such indemnified party from all liability and claims that are the subject matter of such proceeding.

          (d) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in this Article is for any reason held to be unenforceable although applicable in accordance with its terms, the Seller and Bingham, on the one hand, and the Purchaser and Lehman Brothers Inc., on the other, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Seller and Bingham and the Purchaser and Lehman Brothers Inc. in such proportions as shall be appropriate to reflect the relative benefits received by the Seller and Bingham on the one hand and the Purchaser and Lehman Brothers Inc. on the other from the sale of the Contracts such that the Purchaser is responsible for that portion of the loss equal to the amount of the loss multiplied by a fraction whose numerator is the difference between the Purchase Price and the proceeds received by the Purchaser from the sale of the certificates and whose denominator is the Purchase Price, Lehman Brothers Inc. is responsible for that portion of the loss equal to the amount of the loss multiplied by a fraction whose numerator is the Underwriting Discount received by the Lehman Brothers Inc. in connection with its sale of the Certificates and the denominator is public offering price appearing on the cover page of the Prospectus Supplement and the Seller and Bingham shall be responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each officer and director of the Purchaser or Lehman Brothers Inc. and each person, if any, who controls the Purchaser or Lehman Brothers Inc. within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Purchaser or Lehman Brothers Inc., as applicable, and each director of the Seller, each officer of the Seller, and each person, if any, who controls the Seller within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Seller. Notwithstanding anything in this paragraph (d) to the contrary, Lehman Brothers Inc. shall not be required to contribute an amount in excess of the amount of the Underwriting Discount.

          (e) Each of the Seller and Bingham agrees to indemnify and to hold each of the Purchaser harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser may sustain in any way (i) related to the failure of the Seller to perform its duties in compliance with the terms of this Agreement or (ii) arising from a breach by the Seller of its representations and warranties in Article III of this Agreement. The Seller shall immediately notify the Purchaser if a claim is made by a third party with respect to this Agreement, and the Seller shall assume the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Purchaser in respect of such claim.

                                  ARTICLE VII
                                  TERMINATION

          Section 7.1 Termination. The respective obligations and responsibilities of the Seller and the Purchaser created hereby shall terminate, except for the Purchaser's and Seller's indemnity obligations as provided herein, upon the termination of the Trust as provided in Article XII of the Pooling and Servicing Agreement.

                                 ARTICLE VIII
                           MISCELLANEOUS PROVISIONS

          Section 8.1 Amendment. This Agreement may be amended from time to time by the Seller and the Purchaser by written agreement signed by the Seller and the Purchaser.

          Section 8.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

          Section 8.3 Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, addressed as follows:

          (a) if to the Seller:

              Origen Financial, Inc.
              260 E. Brown, Suite 200
              Birmingham, MI 48009
              Attention:  Douglas Buchanan and Ronald A. Klein


or, such other address as may hereafter be furnished to the Purchaser in writing by the Seller.

          (b) if to the Purchaser:

              Lehman ABS Corporation
              3 World Financial Center
              12th Floor
              New York, New York 10285
              Attention:  Samir Tabet

or such other address as may hereafter be furnished to the Seller in writing by the Purchaser.

          Section 8.4 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity of enforceability of the other provisions of this Agreement.

          Section 8.5 Counterparts. This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original and such counterparts, together, shall constitute one and the same agreement.

          Section 8.6 Further Agreements. The Purchaser and the Seller each agree to execute and deliver to the other such additional documents, instruments or agreements as may be necessary or reasonable and appropriate to effectuate the purposes of this Agreement or in connection with the issuance of the Certificates representing interests in the Contracts.

          Without limiting the generality of the foregoing, as a further inducement for the Purchaser to purchase the Contracts from the Seller, the Seller will cooperate with the Purchaser in connection with the sale of any of the securities representing interests in the Contracts. In that connection, the Seller will provide to the Purchaser any and all information and appropriate verification of information, whether through letters of its auditors and counsel or otherwise, as the Purchaser shall reasonably request and will provide to the Purchaser such additional representations and warranties, covenants, opinions of counsel, letters from auditors, and certificates of public officials or officers of the Seller as are reasonably required in connection with such transactions and the offering of securities rated the ratings of the securities being offered by Origen Manufactured Housing Contract Senior/Subordinate Asset-Backed Certificates, Series 2001-A.

          Section 8.7 Intention of the Parties. It is the intention of the parties that the Purchaser is purchasing, and the Seller is selling, the Contracts rather than pledging the Contracts to secure a loan by the Purchaser to the Seller. Accordingly, the parties hereto each intend to treat the transaction for federal income tax purposes and all other purposes as a sale by the Seller, and a purchase by the Purchaser, of the Contracts. The Purchaser will have the right to review the Contracts and the related Contract Files to determine the characteristics of the Contracts which will affect the federal income tax consequences of owning the Contracts and the Seller will cooperate with all reasonable requests made by the Purchaser in the course of such review.

          Section 8.8 Successors and Assigns: Assignment of Purchase Agreement. The Agreement shall bind and inure to the benefit of and be enforceable by the Seller, the Purchaser and the Trustee. The obligations of the Seller under this Agreement cannot be assigned or delegated to a third party without the consent of the Purchaser, which consent shall be at the Purchaser's sole discretion. The parties hereto acknowledge that the Purchaser is acquiring the Contracts for the purpose of contributing them to a trust that will issue the Certificates representing undivided interests in such Contracts. As an inducement to the Purchaser to purchase the Contracts, the Seller acknowledges and consents to the assignment by the Purchaser to the Trustee of all of the Purchaser's rights against the Seller pursuant to this Agreement insofar as such rights relate to Contracts transferred to such Trustee (including the representations and warranties made in Article III hereof) and to the enforcement or exercise of any right or remedy against the Seller pursuant to this Agreement by the Trustee. Such enforcement of a right or remedy by the Trustee shall have the same force and effect as if the right or remedy had been enforced or exercised by the Purchaser directly.

          Section 8.9 Survival. The representations and warranties set forth in Article III and the provisions of Article VI shall survive the purchase of the Contracts hereunder.

          IN WITNESS WHEREOF, the Seller, Bingham and the Purchaser have caused their names to be signed to this Manufactured Housing Contract Purchase Agreement by their respective officers thereunto duly authorized as of the day and year first above written.


                                            LEHMAN ABS CORPORATION,
                                                 as Purchaser


                                            By:______________________________
                                               Name:
                                               Title:


                                            ORIGEN FINANCIAL, INC.,
                                              as Seller


                                            By:_______________________________
                                               Name:
                                               Title:


                                            BINGHAM FINANCIAL SERVICES
                                              CORPORATION,
                                              as Seller


                                            By:_______________________________
                                               Name:
                                               Title:

           [Signature Page to Contract Purchase Agreement Continue]



                                     LEHMAN BROTHERS INC.,




                                     By:____________________________________
                                        Name:
                                        Title:

STATE OF NEW YORK               )
                                )ss.:
COUNTY OF NEW YORK              )


          On the ____th day of ___________, 2001 before me, a Notary Public in and for said State, personally appeared _________________, known to me to be a ____________________ of Lehman ABS Corporation, the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.




____________________________
Notary Public

STATE OF ________               )
                                )ss.:
COUNTY OF ________              )





          On the ___th day of _____________, 2001 before me, a Notary Public in and for said State, personally appeared _________________, known to me to be a _____________________ of Origen Financial, Inc., the association that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.





____________________________
Notary Public

                                                                   Schedule I


                               List of Contracts

                                                                     EXHIBIT A


                     FORM OF SUBSEQUENT TRANSFER AGREEMENT

          SUBSEQUENT TRANSFER AGREEMENT (the "Agreement"), dated as of ________, ____, by and among Origen Financial, Inc. (the "Seller") and Origen Manufactured Housing Contract Trust 2001-A (the "Trust"), pursuant to the Pooling and Servicing Agreement referred to below.

                                  WITNESSETH:

     WHEREAS, pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of __________, ____, between the Seller, as seller and servicer, and LaSalle Bank National Association, as trustee (the "Trustee"), the Seller wishes to convey the Subsequent Contracts (as defined below) to the Trust, and the Trust wishes to acquire the same for the consideration set forth in Section III below; and

          WHEREAS, the Seller has timely delivered to the Trustee an Addition Notice related to such conveyance as required by Section 2.03 of the Pooling and Servicing Agreement;

          NOW, THEREFORE, the Trust and the Seller hereby agree as follows:

     Section I. Capitalized terms used herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement unless otherwise defined herein.

          "Subsequent Contracts" shall mean, for purposes of this Agreement, the Subsequent Contracts listed in the Subsequent Contract Schedule attached hereto as Schedule I.

          "Subsequent Cut-off Date" shall mean, for purposes of the Subsequent Contracts transferred pursuant to this Agreement, __________,____.

          "Subsequent Transfer Date" shall mean, with respect to the Subsequent Contracts transferred hereby, ___________, ____.

     Section II. Subsequent Contract Schedule. The Subsequent Contract Schedule attached hereto as Schedule I is a supplement to the Initial Contract Schedule attached as Exhibit C to the Pooling and Servicing Agreement. The Contracts listed in the Subsequent Contract Schedule constitute the Subsequent Contracts to be transferred pursuant to this Agreement on the Subsequent Transfer Date.

     Section III. Transfer of Subsequent Contract. As of the related Cut-Off Date, subject to and upon the terms and conditions set forth in Sections 2.01,
2.02 and 2.03 of the Pooling and Servicing Agreement and set forth in this Agreement and the Purchase Agreement, the Seller hereby irrevocably sells, transfers, assigns, sets over and otherwise conveys to the Trust without recourse other than as expressly provided herein and in the Pooling and Servicing Agreement, all the right, title and interest of the Seller in and to the (i) the Subsequent Contracts listed on the Schedule I hereto, as amended from time to time (including the security interests created thereby), including all principal of and interest due on or with respect to such Subsequent Contracts after the Cut-Off Date (other than payments of principal and interest due on such Subsequent Contracts on or before the Cut-Off Date),
(ii) all of the rights under all Hazard Insurance Policies relating to the Manufactured Homes securing such Subsequent Contracts for the benefit of the creditors under such Subsequent Contracts, (iii) all documents contained in the Contract Files and in the Land-and-Home Contract Files with respect to the related Subsequent Contracts, and (iv) all proceeds of any of the foregoing..

     Section IV. Representations and Warranties of the Seller. (a) The Seller hereby represents and warrants to the Trust that the representations and warranties of the Seller set forth in Section 3.01 of the Pooling and Servicing Agreement are true and correct as of the Subsequent Transfer Date.

     (b) The Seller hereby affirms, as of the Subsequent Transfer Date, the representations and warranties set forth in the Purchase Agreement that relate to the Seller and the Subsequent Contracts including those representations and warranties that do not relate exclusively to Initial Contracts.

     (c) The Seller hereby represents and warrants that (i) the aggregate of the Principal Balances of the Subsequent Contracts listed on the Subsequent Contract Schedule and conveyed to the Trust pursuant to this Agreement is $[_______], as of the related Cut-Off Date, and (ii) the conditions set forth in
Section 2.03 of the Pooling and Servicing Agreement have been satisfied as of the Subsequent Transfer Date.

     Section V. Ratification of Agreement. As supplemented by this Agreement, the Purchase Agreement is in all respects ratified and confirmed and the Purchase Agreement, as so supplemented by this Agreement, shall be read, taken and construed as one and the same instrument.

     Section VI. Counterparts. This Agreement may be executed in two or more counterparts (and by different parties in separate counterparts), each of which shall be an original but all of which together shall constitute one and the same instrument.

     Section VII. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.


                                   ORIGEN FINANCIAL, INC.,
                                     as Seller


                                   By______________________________________
                                     Name:
                                     Title:



                                   LASALLE BANK NATIONAL ASSOCIATION,
                                     as Trustee


                                   By_______________________________________
                                     Name:
                                     Title:

STATE OF ________        )
                         )ss.:
COUNTY OF ________       )


          On the _____ day of ______________ before me, a Notary Public in and for said State, personally appeared ____________________________, known to me to be a _____________________________ of Origen Financial, Inc., the
corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.




______________________________
Notary Public

STATE OF ________        )
                         )ss.:
COUNTY OF ________       )


          On the _____ day of ______________ before me, a Notary Public in and for said State, personally appeared ______________________________, known to me to be a _____________________________ of LaSalle Bank National Association, the national association that executed the within instrument, and also known to me to be the person who executed it on behalf of said association, and acknowledged to me that such association executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.





______________________________
Notary Public

                                  SCHEDULE I



                             SUBSEQUENT CONTRACTS